  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998
                                                     REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-1
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      L-3 COMMUNICATIONS HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                   3812, 3663, 3679                13-3937434
   (State of Incorporation)     (Primary Standard Industrial       (I.R.S. Employer
                                 Classification Code Number)      Identification No.)


                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            CHRISTOPHER C. CAMBRIA
                      L-3 COMMUNICATIONS HOLDINGS, INC.
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1111
              (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                  COPIES TO:

      VINCENT PAGANO, JR.             KIRK A. DAVENPORT
   SIMPSON THACHER & BARTLETT         LATHAM & WATKINS
      425 LEXINGTON AVENUE            885 THIRD AVENUE
    NEW YORK, NEW YORK 10017      NEW YORK, NEW YORK 10022
         (212) 455-2000                (212) 906-1200

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                       CALCULATION OF REGISTRATION FEE
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                               PROPOSED MAXIMUM
                                   AGGREGATE
    TITLE OF EACH CLASS OF         OFFERING         AMOUNT OF
 SECURITIES TO BE REGISTERED       PRICE(1)      REGISTRATION FEE
-----------------------------  ---------------- ----------------
Common Stock, $.01 par value     $100,000,000        $29,500
-----------------------------  ---------------- ----------------

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTE

   THIS REGISTRATION STATEMENT COVERS THE REGISTRATION OF COMMON STOCK (THE "COMMON STOCK") OF L-3 COMMUNICATIONS HOLDINGS, INC. THIS REGISTRATION STATEMENT ALSO COVERS THE REGISTRATION OF THE COMMON STOCK FOR RESALE BY LEHMAN BROTHERS INC. IN MARKET-MAKING TRANSACTIONS. THE COMPLETE PROSPECTUS RELATING TO THE OFFER (THE "PROSPECTUS") FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING THE PROSPECTUS ARE CERTAIN PAGES OF THE PROSPECTUS RELATING SOLELY TO SUCH MARKET-MAKING TRANSACTIONS (THE "MARKET-MAKING PROSPECTUS"), INCLUDING ALTERNATE FRONT AND BACK COVER PAGES AND ALTERNATE SECTIONS ENTITLED "PROSPECTUS SUMMARY -- THE COMMON STOCK OFFERING", "USE OF PROCEEDS" AND "UNDERWRITING". IN ADDITION, THE MARKET-MAKING PROSPECTUS WILL NOT INCLUDE THE FOLLOWING CAPTIONS (OR THE INFORMATION SET FORTH UNDER SUCH CAPTIONS) IN THE PROSPECTUS: "PROSPECTUS SUMMARY -- CONCURRENT NOTES OFFERING" AND "CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS". ALL OTHER SECTIONS OF THE PROSPECTUS WILL BE INCLUDED IN THE MARKET-MAKING PROSPECTUS.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

              SUBJECT TO COMPLETION, DATED               , 1998

PROSPECTUS

                                         SHARES

                          [L-3 COMMUNICATIONS LOGO]

                      L-3 COMMUNICATIONS HOLDINGS, INC.

                                 COMMON STOCK
                             ---------------------

   All of the shares of Common Stock, par value $.01 per share (the "Common Stock"), of L-3 Communications Holdings, Inc. ("Holdings") offered hereby are
being sold by Holdings. Of the         shares of Common Stock offered hereby,
     shares are initially being offered in the United States and Canada by
the U.S. Underwriters (the "U.S. Offering") and     shares are initially
being offered outside the United States and Canada by the International Managers (the "International Offering" and, together with the U.S. Offering, the "Common Stock Offering"). See "Underwriting". The initial public offering price and underwriting discounts and commissions are identical for both the U.S. Offering and the International Offering. The closing of the International Offering is a condition to the closing of the U.S. Offering. Prior to the Common Stock Offering, there has been no public market for the Common Stock of Holdings. It is currently estimated that the initial public
offering price will be between $      and $      per share. See
"Underwriting" for a discussion of factors to be considered in determining the initial public offering price. Application will be made to have the Common Stock listed on the New York Stock Exchange (the "NYSE") under the symbol "LLL".

   Concurrently with the Common Stock Offering, L-3 Communications Corporation, a wholly-owned subsidiary of Holdings, is publicly offering (the "Notes Offering" and, together with the Common Stock Offering, the
"Offerings") $150.0 million aggregate principal amount of its    % Senior
Subordinated Notes due 2008 (the "Notes"). Prior to the consummation of the Common Stock Offering, affiliates of Lehman Brothers Inc. own 50.1% of the Common Stock of Holdings. See "Ownership of Capital Stock".

   SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN
                                 FACTORS THAT
     SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                  PRICE TO      UNDERWRITING DISCOUNTS      PROCEEDS TO
                   PUBLIC         AND COMMISSIONS(1)        COMPANY(2)
--------------  ------------ --------------------------  ----------------
Per Share .....       $                   $                      $
--------------  ------------ --------------------------  ----------------
Total(3) ......       $                   $                      $
--------------  ------------ --------------------------  ----------------

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(1) The Company has agreed to indemnify the U.S. Underwriters and the International Managers (together, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2)    Before deducting expenses payable by the Company estimated at $       .
(3)    The Company has granted to the U.S. Underwriters a 30-day option to
       purchase up to an additional    shares of Common Stock, solely to cover
       over-allotments, if any. If the U.S. Underwriters exercise the option
       in full, the Price to Public will total $       , the Underwriting
       Discounts and Commissions will total $        and the Proceeds to
       Company will total $       . See "Underwriting".

   The shares of Common Stock offered by this Prospectus are offered by the U.S. Underwriters named herein subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the U.S. Underwriters and to certain other conditions. It is expected that delivery of the certificates for the shares of Common Stock will be made at the offices of Lehman Brothers Inc., New York, New York on or
about           , 1998.

LEHMAN BROTHERS
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY DEAN WITTER
C.E. UNTERBERG, TOWBIN

         , 1998

              [PHOTOGRAPHS OF SELECTED PRODUCTS OF THE COMPANY]

   CERTAIN PERSONS PARTICIPATING IN THE COMMON STOCK OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING BIDS, SYNDICATE COVERING TRANSACTIONS OR THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                              PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context requires otherwise: (i) "Holdings" means L-3 Communications Holdings, Inc., (ii) "L-3" or the "Company" means Holdings, its wholly-owned operating subsidiary, L-3 Communications Corporation, their predecessors, and the businesses acquired in the 1998 Acquisitions (as defined), (iii) "L-3 Communications" means L-3 Communications Corporation, (iv) "L-3 Acquisition" means the purchase of the Company from Lockheed Martin Corporation in April 1997 described under "--History", (v) "1998 Acquisitions" means the recently completed acquisition of STS (as defined) and the pending acquisitions of ILEX (as defined) and Ocean Systems (as defined) described under "--Recent Developments" and (vi) unless otherwise indicated, "pro forma" financial data reflect the L-3 Acquisition, the 1998 Acquisitions and the Offerings as if such transactions had occurred in the beginning of the period indicated.

                                 THE COMPANY

   L-3 is a leading merchant supplier of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, microwave components, avionics and ocean systems, and telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's systems and specialized products are used to connect a variety of airborne, space, ground and sea-based communication systems and are incorporated into the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Company's customers include the U.S. Department of Defense (the "DoD"), selected U.S. government (the "Government") intelligence agencies, major aerospace/defense prime contractors, foreign governments and commercial customers. In 1997, L-3 had pro forma sales of $894.0 million and pro forma EBITDA (as defined) of $95.1 million. The Company's pro forma funded backlog as of December 31, 1997 was $638.1 million. These results reflect internal growth as well as the execution of the Company's strategy of acquiring businesses that complement or extend L-3's product lines.

   The Company's business areas enjoy proprietary technologies and capabilities and have leading positions in their respective primary markets. Management has organized the Company's operations into two primary business areas: Secure Communication Systems and Specialized Communication Products. In 1997, the Secure Communication Systems and Specialized Communication Products business areas generated approximately $456.0 million and $438.0 million of pro forma sales, respectively, and $52.3 million and $42.8 million of pro forma EBITDA, respectively. In addition, the Company is seeking to expand its products and technologies in commercial markets. See "--Emerging Commercial Products" below.

   SECURE COMMUNICATION SYSTEMS. L-3 is the established leader in secure, high data rate communications in support of military and other national agency reconnaissance and surveillance applications. The Company's Secure Communication Systems operations are located in Salt Lake City, Utah, Camden, New Jersey and Shrewsbury, New Jersey. These operations are predominantly cost plus, sole source contractors supporting long-term programs for the U.S. Armed Forces and classified customers. The Company's major secure communication programs and systems include: secure data links for airborne, satellite, ground-and sea-based information collection and transmission; strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information and related support contracts for military and national agency intelligence efforts; as well as secure telephone and network equipment. The Company believes that it has developed virtually every high bandwidth data link used by the military for surveillance and reconnaissance in operation today. L-3 is also a leading supplier of communication software support services to military and related government intelligence markets. In addition to these core Government programs, L-3 is leveraging its technology base by expanding into related commercial communication equipment markets, including applying its high data rate communications and archiving technology to the medical image archiving market and its wireless communication expertise to develop local wireless loop telecommunications equipment.

   SPECIALIZED COMMUNICATION PRODUCTS. This business area includes (i) Microwave Components, (ii) Avionics and Ocean Systems and (iii) Telemetry, Instrumentation and Space Products operations of the Company.

   Microwave Components. L-3 is the preeminent worldwide supplier of commercial off-the-shelf, high performance microwave components and frequency monitoring equipment. L-3's microwave products are sold under the industry-recognized Narda brand name through a standard catalog to wireless, industrial and military communication markets. L-3 also provides state-of-the-art communication components including channel amplifiers and frequency filters for the commercial communications satellite market. Approximately 76% of Microwave Components sales is made to commercial customers, including Loral Space & Communications, Ltd., Motorola, Inc. ("Motorola"), Lucent Technologies Inc. ("Lucent"), AT&T Corp. ("AT&T") and Lockheed Martin Corporation ("Lockheed Martin").

   Avionics and Ocean Systems. Avionics and Ocean Systems include the Company's Aviation Recorders, Display Systems, Antenna Systems and Acoustic Undersea Warfare Systems operations. L-3 is the world's leading manufacturer of commercial cockpit voice and flight data recorders ("black boxes"). These recorders are sold under the Fairchild brand name both on an original equipment manufacturer ("OEM") basis to aircraft manufacturers as well as directly to the world's major airlines for their existing fleets of aircraft. L-3 recorders are also installed on military transport aircraft throughout the world. L-3 provides military and high-end commercial displays for use on a number of DoD programs including the F-14, V-22, F-117 and E-2C. Further, L-3 manufactures high performance surveillance antennas and related equipment for U.S. Air Force, U.S. Army and U.S. Navy aircraft including the F-15, F-16, AWACS, E-2C and B-2, as well as the U.K.'s maritime patrol aircraft. L-3 is also one of the world's leading product suppliers of acoustic undersea warfare systems and airborne dipping sonar systems to the U.S. and over 20 foreign navies.

   Telemetry, Instrumentation and Space Products. The Company's Telemetry, Instrumentation and Space Products operations develop and manufacture commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. These products are used to gather flight parameter data and other critical information and transmit it from air or space to the ground. Telemetry products are also used for range safety and training applications to simulate battlefield situations. L-3 is also a leading global satellite communications systems and services provider offering systems and services used in satellite transmission of voice, video and data.

   EMERGING COMMERCIAL PRODUCTS. Building upon its core technical expertise and capabilities, the Company is seeking to expand into several closely aligned commercial business areas and applications. Emerging Commercial Products currently include the following three niche markets: (i) medical archiving and simulation systems; (ii) local wireless loop telecommunications equipment; and (iii) airport security equipment. These commercial products were developed based on technology used in the Company's military businesses with relatively small incremental financial investments. The Company is applying its technical capabilities in high data rate communications and archiving technology developed in its Secure Communication Systems area to the medical image archiving market through a partnership with the General Electric Company's ("GE") medical systems business ("GE Medical Systems"). Based on secure, high data rate communication technology also developed in its Secure Communication Systems area, the Company has developed local wireless loop telecommunications equipment that is primarily designed for emerging market countries and rural areas where voice and data communication infrastructure is inadequate or non-existent. L-3 made its initial shipment of the local wireless loop telecommunications equipment in January 1998. In addition, the Federal Aviation Administration (the "FAA") has awarded the Company a development contract for next generation airport security equipment for explosive detection. L-3 has shipped two prototype test units and FAA certification testing is expected to commence in the first half of 1998. To date, revenues generated from L-3's Emerging Commercial Products have not been, in the aggregate, material to the Company.

INDUSTRY OVERVIEW

   The defense industry has recently undergone significant changes precipitated by ongoing federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U.S. defense budget has declined in real dollars. In response, the DoD has focused its resources on enhancing its military readiness, joint operations and digital command and control communications by incorporating advanced electronics to improve the performance, reduce operating cost and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow. According to Federal Sources, an independent private consulting group, the defense budget for command, control, communications and intelligence ("C(3)I") is expected to increase from $31.0 billion in the fiscal year ended September 30, 1997 to $42.0 billion in the fiscal year ended September 30, 2002, a compound annual growth rate of 6.3%.

   The industry has also undergone dramatic consolidation resulting in the emergence of three dominant prime system contractors (The Boeing Company ("Boeing"), Lockheed Martin and Raytheon Company ("Raytheon")). One outgrowth of this consolidation among the remaining major prime contractors is their desire to limit purchases of products and sub-systems from one another. However, there are numerous essential products, components and systems that are not economical for the major prime contractors to design, develop or manufacture for their own internal use which creates opportunities for merchant suppliers such as L-3. As the prime contractors continue to evaluate their core competencies and competitive position, focusing their resources on larger programs and platforms, the Company expects the prime contractors to continue to exit non-strategic business areas and procure these needed elements on more favorable terms from independent, commercially oriented merchant suppliers. Recent examples of this trend include divestitures of certain non-core businesses by AlliedSignal Inc. ("AlliedSignal"), Ceridian Corporation ("Ceridian"), Lockheed Martin and Raytheon.

   The prime contractors' focus on cost control is also driving increased use of commercial off-the-shelf products for upgrades of existing systems and in new systems. The Company believes the prime contractors will continue to be under pressure to reduce their costs and will increasingly seek to focus their resources and capabilities on major systems, turning to commercially oriented merchant suppliers to produce sub-systems, components and products. Going forward, successful merchant suppliers will use their resources to complement and support, rather than compete with the prime contractors. L-3 anticipates the relationship between the major prime contractors and their primary suppliers will, as in the automotive and commercial aircraft industry, develop into critical partnerships encompassing increasingly greater outsourcing of non-core products and systems by the prime contractors to their key merchant suppliers and increasing supplier participation in the development of future programs. Early involvement in the upgrading of existing systems and the design and engineering of new systems incorporating these outsourced products will provide mezzanine suppliers, including the Company, with a competitive advantage in securing new business and provide the prime contractors with significant cost reduction opportunities through coordination of the design, development and manufacturing processes.

BUSINESS STRATEGY

   In 1997, management successfully integrated the business units of Lockheed Martin it acquired in the L-3 Acquisition and enhanced the Company's operating efficiency through reduced overhead expenses and facility rationalization. These efforts resulted in improvements in sales, profitability and competitive contract award win rates. Going forward, L-3 intends to leverage its market position, diverse program base and favorable mix of cost plus to fixed price contracts to enhance its profitability and to establish itself as the premier merchant supplier of communication systems and products to the major prime contractors in the aerospace/defense industry as well as the Government. The Company's strategy to continue to achieve its objectives includes:

     o EXPAND MERCHANT SUPPLIER RELATIONSHIPS. Management has developed strong relationships with virtually all of the prime contractors, the DoD and other major government agencies, enabling L-3 to identify business opportunities and anticipate customer needs. As an independent merchant supplier, the Company anticipates its growth will be driven by expanding its share of existing programs and by participating in new programs. Management identifies opportunities where it believes it will be able to use its strong relationships to increase its business presence and allow its customers to reduce their costs. The Company also expects to benefit from increased outsourcing by prime contractors who in the past may have limited their purchases to captive suppliers and who are now expected to view L-3's capabilities on a more favorable basis given its status as an independent company. L-3's independent status positions it to be the desired merchant supplier to multiple bidders on prime contract bids. As an example of the Company's merchant supplier strategy, L-3 equipment is included in all three prime contractor bids for the Airborne Standoff Radar ("ASTOR") program in the United Kingdom and both prime contractor bids for the DoD's Joint Air Surface Standoff Missile ("JASSM") program.

     o SUPPORT CUSTOMER REQUIREMENTS. A significant portion of L-3's sales are derived from high-priority, long-term programs and from programs for which the Company has been the incumbent supplier, and in many cases acted as the sole provider, over many years. Approximately 65% of the Company's total pro forma 1997 sales were generated from sole source contracts. L-3's customer satisfaction and excellent performance record are evidenced by its performance-based award fees exceeding 90% on average over the past two years. Management believes prime contractors will increasingly award long-term, sole source, outsourcing contracts to the merchant supplier they believe is most capable on the basis of quality, responsiveness, design, engineering and program management support as well as cost. Reflecting L-3's strong competitive position, the Company (excluding the 1998 Acquisitions) has experienced a contract award win rate in 1997 in excess of 60% on new competitive contracts for which it competes and in excess of 90% on contracts for which it is the incumbent. The Company intends to continue to align its research and development, manufacturing and new business efforts to complement its customers' requirements and provide state-of-the-art products.

     o ENHANCE OPERATING MARGINS. Since the L-3 Acquisition in April 1997, management has reduced corporate administrative and facilities expenses, increased sales and improved competitive contract award win rates. Enhancement of operating margins was primarily due to efficient management and elimination of significant corporate expense allocations which existed prior to the L-3 Acquisition. Pro forma EBITDA (excluding the 1998 Acquisitions) as a percentage of sales improved from 12.5% in 1996 to 13.4% in 1997. Management intends to continue to enhance its operating performance by reducing overhead expenses, continuing consolidation and increasing productivity.

     o LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. L-3 has developed strong, proprietary technical capabilities that have enabled it to capture a number one or two market position in most of its key business areas, including secure, high data rate communications systems, solid state aviation recorders, telemetry, instrumentation and space products, advanced antenna systems and high performance microwave components. Over the past three years, the Company has invested over $150 million in Company-sponsored independent research and development, including bid and proposal costs, in addition to making substantial investments in its technical and manufacturing resources. Further, the Company has a highly skilled workforce including approximately 2,000 engineers. Management is applying the Company's technical expertise and capabilities into several closely aligned commercial business areas and applications, such as medical imaging archive management, wireless telephony and airport security equipment and will continue to explore other similar commercial opportunities.

     o MAINTAIN DIVERSIFIED BUSINESS MIX. The Company enjoys a diverse business mix with a limited program exposure, a favorable balance of cost plus and fixed price contracts, a significant sole source follow-on business and an attractive customer profile. The Company's largest program, representing 10% of 1997 pro forma sales, is a long-term, sole source, cost plus contract for the U-2 Program. No other program represented more than 5% of pro forma 1997 sales. Further, the Company's pro forma sales mix of contracts in 1997 was 36% cost plus and 64% fixed price, providing the Company with a favorable mix of predictable profitability (cost plus) and higher margin (fixed price) business. L-3 also enjoys an attractive customer mix of defense and commercial business, with DoD related sales accounting for 62% and commercial and federal (non-DoD) sales accounting for 38% of 1997 pro forma sales. The Company intends to leverage this favorable business profile to expand its merchant supplier business base.

     o CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. Recent industry consolidation has essentially eliminated traditional middle-tier aerospace/defense companies. This level of consolidation is now beginning to draw the concern of the DoD and federal anti-trust regulators. In 1997, a number of mezzanine companies were sold: Computing Devices International division of Ceridian to General Dynamics Corp. ("General Dynamics"), Kaman Sciences Corp. ("Kaman Sciences") to ITT Industries, Inc. ("ITT"), BDM International, Inc. ("BDM") to TRW Inc. ("TRW") and TASC Inc., a subsidiary of Primark Corporation, to Litton Industries, Inc. ("Litton"). As a result, the Company anticipates that the consolidation of the smaller participants in the defense industry will create attractive complementary acquisition candidates for L-3 in the future as these companies continue to evaluate their core competencies and competitive position. L-3 intends to vertically enhance its product base through internal research and development efforts as well as selective acquisitions and horizontally add to its product base through acquisitions in areas synergistic with L-3's present technology. The Company seeks to acquire potential targets with the following criteria: (i) significant market position in its business area, (ii) product offerings which complement and/or extend those of L-3 and (iii) positive future growth and earnings prospects.

RECENT DEVELOPMENTS

   Since the formation of the Company in April 1997, the Company has actively pursued its acquisition strategy. The Company recently purchased the assets and liabilities of STS and announced the pending acquisitions of ILEX and Ocean Systems. The total purchase price for these acquisitions is $146.4 million of cash, subject to certain post-closing adjustments, and in one case certain additional consideration based on post-closing performance. The Company intends to finance these acquisitions through the use of its existing cash balances as well as through borrowings under the $375.0 million Senior Credit Facilities (as defined). These three businesses complement and extend L-3's product offerings.

ILEX Systems

   On         , 1998, L-3 Communications purchased the assets of ILEX Systems
("ILEX") for $51.9 million in cash plus additional consideration based on post-closing performance. In 1997, ILEX had sales of $63.5 million. ILEX is a leading supplier of communication software support services to military and related government intelligence markets. ILEX also provides environmental consulting, software and systems engineering services and complementary products to several commercial markets. ILEX complements L-3's Secure Communication Systems business area by adding software expertise in critical C(3)I programs and increasing the number of the Company's skilled workforce by adding approximately 500 software system engineers and scientists.

Ocean Systems

   On        , 1998, L-3 Communications purchased the assets of the Ocean
Systems business ("Ocean Systems") of AlliedSignal for $67.5 million in cash. In 1997, Ocean Systems had sales of $73.0 million. Ocean Systems is one of the world's leading products suppliers of acoustic undersea warfare systems, having designed, manufactured and supported a broad range of compact, lightweight, high performance acoustic systems for navies around the world for over 40 years. Ocean Systems is the leading products supplier of airborne dipping sonar systems in the world with substantial market share of the sector and systems in service with the U.S. and 20 foreign navies. Ocean Systems also produces several sea systems products including towed array sonar, integrated side-looking sonar, acoustic jammers, mine detection and torpedo defense systems and supplies commercial navigation and hydrographic survey systems worldwide. Ocean Systems is further supported by its ELAC Nautik GmbH ("ELAC") operations located in Kiel, Germany. ELAC manufactures a broad range of naval defense products including submarine, torpedo and navigation sonars as well as survey and navigation systems for the commercial nautical products industry. Ocean Systems expands L-3's leading products and capabilities into the undersea and anti-submarine warfare market place.

Satellite Transmission Systems

   On February 5, 1998, L-3 Communications purchased the assets of the Satellite Transmission Systems division ("STS") of California Microwave, Inc. for $27.0 million. For the fiscal year ended June 30, 1997, STS had sales of $68.0 million. STS is a leading global satellite communications systems and services provider. Its customers include foreign post, telephone and telegraph administrations, domestic and international prime communications infrastructure contractors, telecommunications and satellite service providers, broadcasters and media-related companies, government agencies and large corporations. STS expands L-3's ability to apply its products and provides networking capability to L-3's wireless communications products business. STS also opens new opportunities in broader, international markets.

   The Company considers and executes strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. As of the date hereof, the Company has completed, has reached agreement on or is in discussions regarding certain acquisitions, in addition to the 1998 Acquisitions, that are either individually or in the aggregate not material to the financial condition or results of operations of the Company.

HISTORY

   Holdings and L-3 Communications were formed in April 1997 by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral Corporation ("Loral"), Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral (collectively, "Senior Management"), Lehman Brothers Capital Partners III, L.P. and its affiliates (the "Lehman Partnership") and Lockheed Martin to acquire (the "L-3 Acquisition") substantially all of the assets and certain liabilities of (i) nine business units previously purchased by Lockheed Martin as part of its acquisition of Loral in April 1996 (the "Loral Acquired Businesses") and (ii) one business unit, Communication Systems -- East (formerly known as Communication Systems -- Camden), purchased by Lockheed Martin as part of its acquisition of the aerospace business of GE ("GE Aerospace") in April 1993 (collectively, the "Businesses"). L-3 Communications is a wholly-owned subsidiary of Holdings. Prior to the consummation of the Common Stock Offering, Messrs. Lanza and LaPenta and certain other members of management collectively own 15.9%; the Lehman Partnership owns 50.1%; and Lockheed Martin owns 34.0% of the outstanding capital stock of Holdings.

                          THE COMMON STOCK OFFERING

Common Stock offered

  U.S. Offering..............................          shares

  International Offering.....................          shares

     Total...................................          shares

Common Stock outstanding after the Common
 Stock Offering..............................          shares(1)

Use of proceeds .............................   The Company intends to use the net proceeds from the Common
                                                Stock Offering, together with the net proceeds from the
                                                Notes Offering, to repay a substantial portion of its
                                                existing indebtedness under the Senior Credit Facilities and for general corporate purposes, including potential
                                                acquisitions. See "Use of Proceeds".

Proposed NYSE symbol ........................   LLL

Risk factors ................................   Prospective purchasers of the Common Stock offered hereby
                                                should carefully consider the information set forth under
                                                the caption "Risk Factors" and all other information set
                                                forth in this Prospectus before making any investment in the
                                                Common Stock.

------------
(1)    Excludes an aggregate of     shares of Common Stock reserved for
       issuance under the 1997 Stock Option Plan (as defined). See "Management--Executive Compensation" and "--Stock Option Plan".

                          CONCURRENT NOTES OFFERING

 Notes Offering.....  L-3 Communications is concurrently offering to the public
                      $150.0 million aggregate principal amount of its   % Senior
                      Subordinated Notes due 2008.

   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA AND HISTORICAL FINANCIAL DATA

   The summary unaudited pro forma data as of December 31, 1997 and for the year then ended have been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere herein. The unaudited pro forma statement of operations and other data reflect the L-3 Acquisition, the 1998 Acquisitions and the Offerings as if these transactions had occurred on January 1, 1997 for the statement of operations and other data. The balance sheet data reflect the 1998 Acquisitions and the Offerings as if they had occurred on December 31, 1997.

   The summary consolidated (combined) financial data have been derived from the audited financial statements for the respective periods.

   These selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated (Combined) Financial Statements of the Company and the Combined Financial Statements of the Loral Acquired Businesses included elsewhere herein.

                                                                       1997             YEAR ENDED DECEMBER 31,
                                                              ---------------------- ----------------------------
                                                 YEAR ENDED       NINE       THREE
                                                DECEMBER 31,     MONTHS     MONTHS
                                                    1997         ENDED       ENDED
                                                  PRO FORMA    DEC. 31(1)  MARCH 31   1996(2)   1995(3)  1994(3)
                                                -------------- ----------  ------------------  -------- --------
                                                        ($ IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales ........................................     $894.0        $546.5     $158.9     $543.1   $166.8    $218.9
Operating income .............................       58.3          55.9        7.9       43.7      4.7       8.4
Interest expense, net(4) .....................       43.9          28.5        8.4       24.2      4.5       5.5
Provision (benefit) for income taxes(4)  .....        4.2          10.7       (0.2)       7.8      1.2       2.3
Net income (loss) ............................       10.2          16.7       (0.3)      11.7     (1.0)      0.6
Net income (loss) per share ..................
 Basic........................................                   $ 0.84
 Diluted......................................                     0.84
Weighted average number of shares
 Outstanding .................................
 Basic .......................................                     20.0
 Diluted .....................................                     20.0
BALANCE SHEET DATA:
Working capital ..............................     $138.9        $131.8                $ 98.8   $ 21.1    $ 19.3
Total assets .................................      896.0         703.4                 593.3    228.5     233.3
Invested equity ..............................         --            --                 473.6    194.7     199.5
Shareholders' equity .........................      224.7         118.1                    --       --        --
OTHER DATA:
EBITDA(5) ....................................     $ 95.1        $ 78.1      $15.7     $ 71.8   $ 16.3    $ 19.9
Depreciation expense .........................       22.0          13.3        4.5       14.9      5.5       5.4
Amortization expense .........................       14.8           8.9        3.3       13.2      6.1       6.1
Capital expenditures .........................       19.9          11.9        4.3       13.5      5.5       3.7
Ratios of:
 Earnings to fixed charges(6) ................        1.3X
 EBITDA to cash interest expense(7) ..........        2.3X
 Net debt to EBITDA(8) .......................        4.0X

------------
(1)    Reflects the L-3 Acquisition effective April 1, 1997.
(2) Reflects ownership of Loral's Communication Systems -- West and Specialized Communication Products businesses commencing April 1, 1996.
(3) Reflects ownership of Communication Systems -- East by Lockheed Martin effective April 1, 1993.
(4) For periods prior to April 1, 1997, interest expense and income tax (benefit) provision were allocated from Lockheed Martin.
(5) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs). EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.
(6) For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of lease rental expense representative of the interest element.
(7) For purposes of this computation, cash interest expense consists of pro forma interest expense excluding amortization of deferred debt issuance costs.
(8) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.

                                 RISK FACTORS

   Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before deciding to invest in the Common Stock.

SUBSTANTIAL LEVERAGE

   The Company is highly leveraged as a result of substantial indebtedness incurred in connection with the L-3 Acquisition and the 1998 Acquisitions. After giving pro forma effect to the L-3 Acquisition, the 1998 Acquisitions and the Offerings, the Company would have had $433.6 million of indebtedness outstanding, of which $58.6 million would have been Senior Debt (excluding letters of credit), and the Company's ratio of earnings to fixed charges would have been 1.3x for the year ended December 31, 1997. The Company may incur additional indebtedness in the future, subject to limitations imposed by the Senior Credit Facilities and the Indentures (as defined).

   Based upon the current level of operations and anticipated improvements, management believes that the Company's cash flow from operations, together with proceeds from the Offerings and available borrowings under the Revolving Credit Facility, will be adequate to meet its anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, interest payments and scheduled principal payments for the foreseeable future, at least for the next three years. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that currently anticipated improvements will be achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt or obtain additional financing. The Company's ability to make scheduled principal payments of, to pay interest on or to refinance its indebtedness depends on its future performance and financial results, which, to a certain extent, are subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. There can be no assurance that sufficient funds will be available to enable the Company to service its indebtedness or make necessary capital expenditures and program and other discretionary investments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

   The degree to which the Company is leveraged could have important consequences, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes including capital expenditures, research and development expenditures, and program and other discretionary investments; (ii) the Company's ability to obtain additional financing in the future could be limited; (iii) certain of the Company's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; (iv) the Company may be more vulnerable to downturns in its business or in the general economy and may be restricted from making acquisitions, introducing new technologies and products or exploiting business opportunities; and (v) the Senior Credit Facilities and the Indentures contain financial and restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, dispose of assets or pay cash dividends. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. See "Description of Certain Indebtedness".

ACQUISITION STRATEGY

   The Company's strategy includes pursuing additional acquisitions that will complement its business. There can be no assurance, however, that the Company will be able to identify additional acquisition candidates on commercially reasonable terms or at all or that, if consummated, any anticipated benefits will be realized from such future acquisitions. In addition, the availability of additional acquisition financing cannot be assured and, depending on the terms of such additional acquisitions, could be restricted by the terms of the Senior Credit Facilities and/or the Indentures.

   The process of integrating acquired operations, including the 1998 Acquisitions, into the Company's existing operations may result in unforeseen operating difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of the Company's existing operations. Possible future acquisitions by the Company could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could materially adversely affect the Company's financial condition and operating results.

SIGNIFICANT CUSTOMERS

   The Company's sales are predominantly derived from contracts with agencies of, and prime contractors to, the Government. Although DoD procurement spending has declined from the mid-1980s resulting in delays for some new program starts, program stretch-outs and program cancellations, the U.S. defense budget began to stabilize in fiscal 1996. In 1997, the Company performed under approximately 150 contracts with value exceeding $1.0 million for the Government. Pro forma sales in 1997 to the Government, including pro forma sales to the Government through prime contractors, were $651.1 million, representing approximately 73% of the Company's corresponding sales. The Company's largest Government program, a cost plus, sole source contract for support of the U-2 Program of the DoD, contributed 10% of pro forma sales for 1997. No other program represented more than 5% of the Company's pro forma sales in 1997. The loss of all or a substantial portion of sales to the Government would have a material adverse effect on the Company's income and cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Government Contracts".

   Pro forma sales by the Company to Lockheed Martin were $81.6 million in 1997 or 9.1% of the Company's total pro forma sales. The loss of all or a substantial portion of such sales to Lockheed Martin would have a material adverse effect on the Company's income and cash flow.

RISKS INHERENT IN GOVERNMENT CONTRACTS

   The reduction in the U.S. defense budget in the early 1990s has caused most defense-related government contractors to experience declining revenues, increased pressure on operating margins and, in certain cases, net losses. The Company's businesses taken as a whole have experienced a substantial decline in sales during such period. A significant decline in U.S. military expenditures in the future could materially adversely affect the Company's sales and earnings. The loss or significant curtailment of a material program in which the Company participates could also materially adversely affect the Company's future sales and earnings and thus the Company's ability to meet its financial obligations.

   Companies engaged primarily in supplying defense-related equipment and services to government agencies are subject to certain business risks peculiar to the defense industry. These risks include, among other things, the ability of the Government to: (i) suspend unilaterally the Company from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, (ii) terminate existing contracts, (iii) audit the Company's contract-related costs and fees, including allocated indirect costs, and (iv) control and potentially prohibit the export of the Company's products.

   All of the Company's Government contracts are, by their terms, subject to termination by the Government either for its convenience or for default of the contractor. Termination for convenience provisions provide only for the recovery by the Company of costs incurred or committed, settlement expenses and profit on work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the Government in procuring undelivered items from another source. In addition to the right of the Government to terminate, Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a fiscal-year basis even though contract performance may take more than one year. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only if, as and when appropriations are made by Congress for future fiscal years. Foreign defense contracts generally contain comparable provisions relating to termination at the convenience of the government.

   The Company is subject to audit and review by the Government of its costs and performance on, and accounting and general business practices relating to, Government contracts. The Company's contract related costs and fees, including allocated indirect costs, are subject to adjustment based on the results of such audits. In addition, under Government purchasing regulations, certain of the Company's costs, including certain financing costs, goodwill, portions of research and development costs, and certain marketing expenses may not be reimbursable under Government contracts. Further, as a government contractor, the Company is also subject to investigation, legal action and/or liability that would not apply to a commercial company.

   The Company is subject to risks associated with the frequent need to bid on programs in advance of design completion (which may result in unforeseen technological difficulties and/or cost overruns), the substantial time and effort required for relatively unproductive design and development, design complexity and rapid obsolescence, and the constant necessity for design improvement. The Company obtains many of its Government contracts through a process of competitive bidding. There can be no assurance that the Company will continue to be successful in winning competitively awarded contracts or that awarded contracts will generate sufficient sales to result in profitability for the Company. See "Business -- Major Customers" and "--Government Contracts".

   In addition to these Government contract risks, many of the Company's products and systems require licenses from Government agencies for export from the United States, and certain of the Company's products currently are not permitted to be exported. There can be no assurance that the Company will be able to gain any and all licenses required to export its products, and failure to receive the required licenses could materially reduce the Company's ability to sell its products outside the United States.

RISKS ASSOCIATED WITH FIXED PRICE CONTRACTS

   The Company's products and services are provided primarily through fixed price or cost plus contracts. Approximately 64% of the Company's pro forma sales in 1997 were attributable to fixed price contracts. The financial results of long-term fixed price contracts are recognized using the cost-to-cost percentage-of-completion method. As a result, revisions in revenues and profit estimates are reflected in the period in which the conditions that require such revisions become known and are estimable. The risks inherent in long-term fixed price contracts include the difficulty of forecasting costs and schedules, contract revenues that are related to performance in accordance with contract specifications and potential for component obsolescence in connection with long-term procurements. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract may reduce the Company's profitability or cause a loss. Although the Company believes that adequate provisions for losses for its fixed price contracts are reflected in its financial statements, no assurance can be given that these provisions are adequate or that losses on fixed price and time-and-material contracts will not occur in the future.

TECHNOLOGICAL CHANGE; NEW PRODUCT DEVELOPMENT

   The communication equipment industry for defense applications and in general is characterized by changing technology. The Company's ability to compete successfully in this market will depend on its ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. The Company has historically obtained technology from substantial customer-sponsored research and development as well as from internally funded research and development; however, there can be no assurance that the Company will continue to maintain comparable levels of customer-sponsored research and development in the future. See "Business -- Research and Development". Substantial funds have been allocated to capital expenditures and programs and other discretionary investments in the past and will continue to be required in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". There can be no assurance that the Company will successfully identify new opportunities and continue to have financial resources to develop new products in a timely or cost-effective manner, or that products and technologies developed by others will not render the Company's products and systems obsolete or non-competitive.

ENTRY INTO COMMERCIAL BUSINESS

   The Company's revenues historically have been derived principally from business with the DoD and other government agencies. In addition to continuing to pursue this major market area, the Company intends to pursue a strategy that leverages its technical capabilities and expertise into related commercial markets. Certain of the Company's commercial products, such as fixed wireless loop communication equipment, medical image archiving equipment and airport security equipment, have only been recently introduced or are in the early stages of development. As such, these new products are subject to certain risks, including the need to develop and maintain marketing, sales and customer support capabilities, to secure third-party manufacturing and distribution arrangements, to obtain certification, to respond to rapid technological advances and, ultimately, to customer acceptance of these products and product performance. The Company's efforts to expand its presence in the commercial market will require significant resources including capital and management time. There can be no assurance that the Company will be successful in addressing these risks or in developing these commercial business opportunities.

COMPETITION

   The communications equipment industry for defense applications and as a whole is highly competitive. Declining defense budgets and increasing pressures for cost reductions have precipitated a major consolidation in the defense industry. The DoD's increased use of commercial off-the-shelf products and components in military equipment is expected to increase the entrance of new competitors. In addition, consolidation has resulted in delays in contract funding or awards and significant predatory pricing pressures associated with increased competition and reduced funding. The Company expects that the emergence of merchant suppliers will increase competition for OEM business. The Company's ability to compete for defense contracts depends to a large extent on the effectiveness and innovativeness of its research and development programs, its ability to offer better program performance than its competitors at a lower cost to the Government customer and its readiness in facilities, equipment and personnel to undertake the programs for which it competes. In some instances, programs are sole source or work directed by the Government to a single supplier. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the Government should choose to reopen the particular program to competition. Many of the Company's competitors are larger and have substantially greater financial and other resources than the Company. See "Business -- Competition".

LIMITED OPERATING HISTORY

   Prior to the L-3 Acquisition, the Company's operations were conducted as divisions of Lockheed Martin, Loral, Unisys Corp. ("Unisys") and GE Aerospace. Following the L-3 Acquisition in April 1997, the Company has operated independently of Lockheed Martin and has provided many corporate services on a stand-alone basis that were previously provided by Lockheed Martin, including research and development, marketing, and general and administrative services including tax, treasury, management information systems, human resources and legal services. Lockheed Martin currently provides certain management information systems services to certain divisions of the Company. There can be no assurance that the actual corporate services costs incurred in operating the Company will not exceed historical charges or that the Company will be able to obtain similar services on comparable terms.

DEPENDENCE ON KEY PERSONNEL

   The Company's success depends to a significant degree upon the continued contributions of the Company's management, including Messrs. Lanza and LaPenta, and its ability to attract and retain other highly qualified management and technical personnel. Messrs. Lanza and LaPenta invested $15 million to purchase 15% of the initial capital stock of Holdings. Holdings has entered into employment agreements with Messrs. Lanza and LaPenta. See "Management -- Employment Agreements". The Company maintains key man life insurance to cover Messrs. Lanza and LaPenta. The Company also faces competition for management and technical personnel from other companies and organizations. There can be no assurance that the Company will continue to be successful in hiring and retaining key personnel. See "Management -- Directors and Executive Officers".

ENVIRONMENTAL LIABILITIES

   The Company's operations are subject to various federal, state and local environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in its operations. The Company continually assesses its obligations and compliance with respect to these requirements. Management believes that the Company's current operations are in substantial compliance with all applicable environmental laws and permits. The Company does not believe that its environmental compliance expenditures will have a material adverse effect on its financial condition or the results of its operations.

   Pursuant to the L-3 Acquisition Agreement (as defined), the Company has agreed to assume certain on-site and off-site environmental liabilities related to events or activities occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to retain all environmental liabilities for all facilities no longer used by the Businesses and to indemnify fully the Company for such prior site environmental liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years. The Company is aware of environmental contamination at two of the facilities acquired from Lockheed Martin that will require ongoing remediation. In November 1997, the Company sold one such facility located in Sarasota, Florida, while retaining a leasehold interest in a portion of that facility, to Dames & Moore/Brookhill LLC ("DMB") in a transaction in which DMB contractually agreed to assume responsibility for further remediation of the Sarasota site. Management believes that the Company has established adequate reserves for the potential costs associated with the assumed environmental liabilities. However, there can be no assurance that any costs incurred will be reimbursable from the Government or covered by Lockheed Martin under the terms of the L-3 Acquisition Agreement or that the Company's environmental reserves will be sufficient.

BACKLOG

   The Company's backlog represents orders under contracts which are primarily with the Government. The Government enjoys broad rights to modify unilaterally or terminate such contracts. Accordingly, most of the Company's backlog is subject to modification and termination at the Government's will. There can be no assurance that the Company's backlog will become revenues in any particular period or at all. Further, there can be no assurance that the margins on any contract included in backlog that does become revenue will be profitable.

OWNERSHIP OF HOLDINGS AND L-3 COMMUNICATIONS

   After giving effect to the Common Stock Offering, the Lehman Partnership
will own   % of the outstanding voting stock of Holdings (or   % if the
Underwriters' over-allotment option is exercised in full), which owns all of the outstanding common stock of L-3 Communications. By virtue of such ownership, the Lehman Partnership will have the power to influence significantly the business and the affairs of Holdings and L-3 Communications because of its significant voting power with respect to actions requiring stockholder approval. The concentration in ownership of Holdings may preclude Holdings from being acquired in a transaction not supported by Holdings' principal stockholders, may render more difficult or discourage a proposed merger or tender offer, may preclude a successful proxy contest or may otherwise have an adverse effect on the market price of the Common Stock. See "Ownership of Capital Stock".

PENSION PLAN LIABILITIES

   Pursuant to the L-3 Acquisition Agreement, Holdings and L-3 Communications assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which were transferred from Lockheed Martin to Holdings and L-3 Communications. Prior to the consummation of the L-3 Acquisition, Lockheed Martin received a letter from the Pension

Benefit Guaranty Corporation (the "PBGC") which requested information regarding the transfer of such pension plans and indicated that the PBGC believed certain of such pension plans were underfunded using the PBGC's actuarial assumptions (which assumptions resulted in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards Board No. 87, "Accounting for Pension Costs" ("FASB 87")). The PBGC underfunding is related to the Communication Systems -- West, Aviation Recorders and Hycor pension plans (collectively, the "Subject Plans"). As of December 31, 1997, the Company calculated the net funding position of the Subject Plans and believes them to be overfunded by approximately $5.9 million under ERISA (as defined) assumptions, underfunded by approximately $10.2 million under FASB 87 assumptions and, on a termination basis, underfunded by as much as $57.5 million under PBGC assumptions.

   L-3 Communications, Lockheed Martin and the PBGC entered into certain agreements dated as of April 30, 1997 that include Lockheed Martin providing a commitment to the PBGC with regard to the Subject Plans and L-3 Communications providing certain assurances to Lockheed Martin regarding such plans. See "Business -- Pension Plans". The Company expects, based in part upon discussions with its consulting actuaries, that any increase in pension expenses or future funding requirements from those previously anticipated for the Subject Plans would not be material. However, there can be no assurance that the impact of any increased pension expenses or funding requirements under this arrangement would not be material to the Company.

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITIES AND THE INDENTURES

   The Senior Credit Facilities and the Indentures contain a number of significant covenants that, among other things, restrict the ability of L-3 Communications to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, make certain investments or acquisitions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect L-3 Communications' ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of L-3 Communications. In addition, the Senior Credit Facilities also require L-3 Communications to maintain compliance with certain financial ratios, including total EBITDA to total interest expense and total debt to total EBITDA, and limit capital expenditures by L-3 Communications. The ability of L-3 Communications to comply with such ratios and limits may be affected by events beyond L-3 Communications' control. A breach of any of these covenants or the inability of L-3 Communications to comply with the required financial ratios or limits could result in a default under the Senior Credit Facilities. In the event of any such default, the lenders under the Senior Credit Facilities could elect to declare all borrowings outstanding under the Senior Credit Facilities, together with accrued interest and other fees, to be due and payable, to require L-3 Communications to apply all of its available cash to repay such borrowings or to prevent L-3 Communications from making debt service payments under other indebtedness, including the 1997 Notes and the Notes. If L-3 Communications were unable to repay any such borrowings when due, the lenders could proceed against their collateral. In connection with the Senior Credit Facilities, L-3 Communications has granted the lenders thereunder a first priority lien on substantially all of its assets. The lenders under the Senior Credit Facilities will also have a first priority security interest in all of the capital stock of L-3 Communications and its subsidiaries. If the indebtedness under the Senior Credit Facilities, the 1997 Notes or the Notes were to be accelerated, there can be no assurance that the assets of L-3 Communications would be sufficient to repay such indebtedness in full. See "Description of Certain Indebtedness".

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

   Prior to the Common Stock Offering, there has been no public market for the Common Stock. There can be no assurance that an active trading market will develop for the Common Stock after the Common Stock Offering or, if developed, that such market will be sustained. The initial public offering price of the Common Stock will be based on negotiations between the Company and the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the completion of the Common Stock Offering. See "Underwriting" for factors to be considered in determining the initial public offering price. In addition, quarterly operating results of the Company or other similar companies, changes in general conditions in the economy, the financial markets or the defense industry, natural disasters, changes in earnings estimates or recommendations by research analysts, or other developments affecting the Company or its competitors could cause the market price of the Common Stock to fluctuate substantially. In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies.

   The Underwriters have advised the Company that they currently intend to make a market with respect to the Common Stock. However, the Underwriters are not obligated to do so, and any market-making with respect to the Common Stock may be discontinued at any time without notice. Because Lehman Brothers Inc. is an affiliate of the Company, Lehman Brothers Inc. will be required to deliver a current "market-maker" prospectus and otherwise comply with the registration requirements of the Securities Act in connection with any secondary market sale of the Common Stock, which may affect its ability to continue market-making activities. See "Underwriting".

SHARES ELIGIBLE FOR FUTURE SALE

   As of December 31, 1997, the Company had 20,000,000 shares of Common Stock outstanding (excluding shares of Common Stock offered hereby). After the Common Stock Offering, the holders of shares of Common Stock issued prior to the Common Stock Offering will be entitled to certain registration rights described below, at the expense of the Company. Such shares may also be sold under Rule 144 of the Securities Act, depending on the holding period of such securities and subject to restrictions in the case of shares held by persons deemed to be affiliates of the Company. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options), or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Stock.

   All executive officers and directors and the existing shareholders of the Company who, after the Common Stock Offering, will hold in the aggregate approximately 20,000,000 shares of Common Stock, have agreed, pursuant to lock-up agreements, that they will not, without the prior written consent of Lehman Brothers Inc., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or securities exercisable or exchangeable for Common Stock or enter into any derivative transaction with similar effect as a sale of Common Stock for a period of 180 days after the date of this Prospectus. The restrictions described in this paragraph do not apply to (i) the sale of Common Stock to the Underwriters, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus or
(iii) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Common Stock.

   The Company intends to file registration statements under the Securities Act to register all shares of Common Stock issuable pursuant to the Company's Stock Option Plan. Upon the completion of the 180-day period described above, 694,968 shares of Common Stock issued under, or issued or issuable upon the exercise of awards issued under, such plans and after the effective date of such registration statements, generally will be eligible for sale in the public market. See "Management -- Executive Compensation".

   Pursuant to the Stockholders Agreement, certain of the existing stockholders have the right, under certain circumstances and subject to certain conditions, to require the Company to register under the Securities Act shares of Common Stock held by them. Lockheed Martin, the Lehman Partnership and each of the Senior Management has three, four and one demand registration rights, respectively. In addition, the Stockholders Agreement also provides all of the existing stockholders with certain piggyback registration rights. The Stockholders Agreement provides, among other things, that the Company will pay expenses in connection with (i) up to two demand registrations requested by Lockheed Martin, up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by the Senior Management and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement.

POTENTIAL EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS

   Holdings' Certificate of Incorporation and Bylaws contain provisions that may discourage or prevent certain types of transactions involving an actual or potential change in control of Holdings, including transactions in which the stockholders might otherwise receive a premium for their shares over the current market prices, and may limit the ability of the stockholders to approve transactions that they may deem to be in their best interests. In addition, certain provisions of Delaware law applicable to the Company, including Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change of control of Holdings. It is possible that the provisions in Holdings' Certificate of Incorporation and Bylaws, the concentration of ownership in the Lehman Partnership and Lockheed Martin and Section 203 of the Delaware General Corporation Law may have the effect of delaying, deferring or preventing a change of control of Holdings without further action by the stockholders, may discourage bids for Holdings' Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock. See "Description of Capital Stock".

SUBSTANTIAL AND IMMEDIATE DILUTION

   Purchasers of the Common Stock offered hereby will experience immediate and significant dilution in net tangible book value per share of
approximately $        per share of Common Stock (at an assumed initial
public offering price of $   per share). See "Dilution".

FORWARD LOOKING STATEMENTS

   This Prospectus contains forward looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the likelihood of the Company's success in developing and expanding its business and the realization of sales from backlog. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's future results. All such forward looking statements are qualified by reference to matters discussed under this section entitled "Risk Factors".

                               USE OF PROCEEDS

   The net proceeds to the Company from the Common Stock Offering are
estimated to be approximately $        ($        if the over-allotment option
is exercised in full), after deducting underwriting discounts, commissions and estimated offering expenses.

   The Company intends to use the net proceeds of the Common Stock Offering, together with the net proceeds of the Notes Offering, to repay a substantial portion of its existing indebtedness under the Senior Credit Facilities and for general corporate purposes, including potential acquisitions. The borrowings under the Senior Credit Facilities had been used by the Company to fund in part the L-3 Acquisition and the 1998 Acquisitions. The weighted average interest rate under the Term Loan Facilities was 7.99% at February 24, 1998. Amounts repaid under the Revolving Credit Facility will be available to be reborrowed by the Company from time to time for, among other reasons, general corporate purposes or to finance future acquisitions. See "Description of Certain Indebtedness -- Senior Credit Facilities".

SOURCES AND USES OF FUNDS
($ in millions)

 SOURCES OF FUNDS       AMOUNT  USES OF FUNDS                               AMOUNT
---------------------  -------- -----------------------------------------  --------
Notes Offering .......  $150.0  Cash on hand .............................  $ 50.0
Common Stock
 Offering.............   100.0  Repayment of Term Loan Facilities  .......   115.0
                                Repayment of Revolving Credit Facility(1).    71.5
                                Expenses of the Offerings(2)..............    13.5
                       --------                                            --------
Total Sources.........  $250.0  Total Uses ...............................  $250.0
                       ========                                            ========

------------
(1) Availability under the Revolving Credit Facility at any given time is $200.0 million, less the amount of outstanding borrowings and outstanding letters of credit. Upon consummation of the Offerings, the Company will have available under its Revolving Credit Facility $200.0 million less amounts outstanding for letters of credit.
(2) Expenses are estimated and include the underwriting discounts and commissions of the Offerings.

                                   DILUTION

   As of December 31, 1997, the Company's net tangible deficit defined as total stockholders' equity plus common stock subject to repurchase agreement (which will convert to Common Stock after the Common Stock Offering), less intangibles, was $(8.24) per share. After giving effect to the Common Stock Offering (assuming that the Underwriters' over-allotment option is not exercised) and after deducting the Underwriters' discounts and commissions and estimated expenses of the Common Stock Offering, the pro forma net
tangible book value at December 31, 1997 was $    per share. This amount
represents an immediate dilution in pro forma net tangible book value of $ per share of Common Stock to new public investors. The following table illustrates this dilution:


 Initial public offering price per share ..........................                  $
Consolidated net tangible deficit per share before the Common
 Stock Offering(1)................................................    $(8.24)
Increase in consolidated net tangible deficit
 per share attributable to the Common
 Stock Offering(2) ...............................................
Pro forma consolidated net tangible book value per share after the Common Stock Offering .......................................
Dilution per share to new public investors........................

------------
(1) Determined by dividing the Company's consolidated net tangible deficit at December 31, 1997 by 20,000,000, the number of shares of Common Stock outstanding at December 31, 1997.
(2) Determined as the difference between (i) the consolidated net tangible deficit per share of Common Stock after the Common Stock Offering and
       (ii) consolidated net tangible book value per share of Common Stock before the Common Stock Offering.

   The following table summarizes, on a pro forma basis giving effect to the Common Stock Offering, the number of shares of Common Stock to be sold by Holdings in the Common Stock Offering and the net tangible book value of the average contribution per share based on total contributions.

                               COMMON STOCK           TOTAL CONSIDERATION
                        --------------------------- ------------------------  AVERAGE PRICE
                            NUMBER      PERCENTAGE        $         PERCENT     PER SHARE
                        ------------- ------------  ------------- ---------  --------------
                        (IN MILLIONS)               (IN MILLIONS)
Existing shareholders        20.0              %        $125.0            %       $6.25
New public investors  .
                        ------------- ------------  ------------- ---------
Total .................                   100.0%        $            100.0%
                        ============= ============  ============= =========

                               DIVIDEND POLICY

   Holdings currently intends to retain its earnings to finance future growth and, therefore, does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Any determination as to the payment of dividends will depend upon the future results of operations, capital requirements and financial condition of Holdings and its subsidiaries and such other facts as the Board of Directors of Holdings may consider, including any contractual or statutory restrictions on the Holdings' ability to pay dividends. Moreover, Holdings is a holding company and its ability to pay dividends is dependent upon receipt of dividends, distributions, advances, loans or other cash transfers from L-3 Communications. The Senior Credit Facilities and the Indentures each limit L-3 Communications' ability to pay dividends or other distributions on its common stock or to make advances, loans or other cash transfers to Holdings. See "Description of Certain Indebtedness".

                                CAPITALIZATION

   The following table sets forth the capitalization of the Company at December 31, 1997 and as adjusted to give pro forma effect to the 1998 Acquisitions, the Offerings and the application of the net proceeds therefrom as if these transactions had occurred on December 31, 1997. See "Use of Proceeds" and "Unaudited Pro Forma Condensed Consolidated Financial Information".

                                                          DECEMBER 31, 1997
                                               ----------------------------------------
                                                             PRO FORMA
                                                ACTUAL   1998 ACQUISITIONS  PRO FORMA
                                               -------- -----------------  -----------
                                                           ($ IN MILLIONS)
Cash and cash equivalents.....................  $ 77.5            --          $ 50.0
                                               ======== =================  ===========
Current portion of long-term debt.............     5.0        $  5.3             2.1
Revolving Credit Facility(1) .................      --          71.5              --
Term Loan Facilities .........................   167.0         167.0            55.2
10 3/8% Senior Subordinated Notes due 2007  ..   225.0         225.0           225.0
  % Senior Subordinated Notes due 2008  ......      --            --           150.0
Industrial development bond ..................      --           1.3             1.3
                                               -------- -----------------  -----------
  Total debt .................................  $397.0        $470.1          $433.6
                                               -------- -----------------  -----------
Common Stock subject to repurchase agreement    $ 14.6        $ 14.6              --
                                               -------- -----------------  -----------
Shareholders' equity
 Common Stock ................................   110.4         110.4          $217.0
 Retained earnings............................    16.7          16.7            16.7
 Deemed distribution..........................    (9.0)         (9.0)           (9.0)
                                               -------- -----------------  -----------
  Total shareholders' equity..................   118.1         118.1           224.7
                                               -------- -----------------  -----------
  Total capitalization........................  $529.7        $602.8          $658.3
                                               ======== =================  ===========

------------
(1) Availability under the Revolving Credit Facility at any given time is $200.0 million, less the amount of outstanding borrowings and outstanding letters of credit. Upon consummation of the Offerings, the Company will have available under its Revolving Credit Facility $200.0 million less amounts outstanding for letters of credit.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   The following unaudited pro forma financial information gives effect to the L-3 Acquisition, the 1998 Acquisitions and the Offerings (collectively, the "Transactions"). The unaudited pro forma condensed consolidated statement of operations gives effect to the Transactions as if they had occurred as of January 1, 1997. The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions as if they had occurred as of December 31, 1997. The pro forma financial information is based on (i) the consolidated financial statements of the Company for the nine-month period ended December 31, 1997, (ii) the Combined Statement of Operations of the Predecessor Company for the three-month period ended March 31, 1997 and (iii) the financial statements of the 1998 Acquisitions for the year ended December 31, 1997, using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

   The pro forma adjustments are based upon preliminary estimates. Actual adjustments will be based on final appraisals and other analyses of fair values and adjustment of the final purchase price. Changes between preliminary and final allocations for the valuation of contracts-in-process, inventories, fixed assets, pension liabilities and deferred taxes could be material. The pro forma statement of operations does not reflect any cost savings that management of the Company believes would have resulted had the Transactions occurred on January 1, 1997. The pro forma financial information should be read in conjunction with (i) the audited Consolidated (Combined) Financial Statements of the Company and the Predecessor Company as of December 31, 1997 and for the nine months ended December 31, 1997 and the three months ended March 31, 1997, (ii) the audited financial statements of STS for the year ended June 30, 1997, (iii) the unaudited condensed financial statements of STS as of December 31, 1997 and for the six months ended December 31, 1997 and 1996, (iv) the audited consolidated financial statements of ILEX as of December 31, 1997 and for the year ended December 31, 1997 and (v) the audited combined financial statements of Ocean Systems as of December 31, 1997 and for the year ended December 31, 1997, all of which are included elsewhere herein. The unaudited pro forma condensed financial information may not be indicative of the financial position and results of operations of the Company that actually would have occurred had the Transactions been in effect on the dates indicated or the financial position and results of operations that may be obtained in the future.

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER
                                     DATA
                         YEAR ENDED DECEMBER 31, 1997

                                          PREDECESSOR
                               COMPANY      COMPANY
                             NINE MONTHS  THREE MONTHS     PRO FORMA
                                ENDED        ENDED        ADJUSTMENTS
                            DECEMBER 31,   MARCH 31,          L-3
                                1997        1997(1)     ACQUISITION(1)
                             ------------ ------------  ----------------
                               ($ IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Sales......................    $546.5        $158.9          $(1.8)
Costs and expenses.........     490.6         151.0           (3.2)
                            ------------ ------------  ----------------
  Operating income
   (loss)..................      55.9           7.9            1.4
Interest and investment
 income (expense)..........       1.4            --             --
Interest expense...........      29.9           8.4            1.5
                            ------------ ------------  ----------------
  Income (loss) before
   income taxes............      27.4          (0.5)          (0.1)
Income tax expense
 (benefit).................      10.7          (0.2)            --
                            ------------ ------------  ----------------
  Net income (loss)........    $ 16.7        $ (0.3)         $(0.1)
                            ============ ============  ================
EARNINGS PER COMMON
 SHARE(7):
  Basic....................    $ 0.84
                            ------------
  Diluted..................    $ 0.84
                            ------------
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING(7):
  Basic....................  20,000,000
                            ------------
  Diluted..................  20,011,611
                            ------------
OTHER DATA:
EBITDA(7)..................    $ 78.1
Depreciation expense.......      13.3
Amortization expense  .....       8.9
Capital expenditures  .....      11.9
Ratio of earnings to fixed
 charges(9)................       1.8x
Ratio of EBITDA(8) to cash
 interest expense(10)......       2.8x
Ratio of net debt to
 EBITDA(8).................

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                  PRO FORMA
                                                                 ADJUSTMENTS   PRO FORMA
                                PRO FORMA                       -------------   COMPANY
                                   L-3               1998            1998     BEFORE THE     THE
                               ACQUISITION     ACQUISITIONS(3)   ACQUISITIONS  OFFERINGS  OFFERINGS PRO FORMA
                             ----------------- ----------------- ------------  ---------- ---------  ---------

STATEMENT OF OPERATIONS
DATA:
Sales......................    $     703.6          $190.4          $  --     $     894.0   $  --     $894.0
Costs and expenses.........          638.4           196.3            1.0 (4)       835.7      --      835.7
                            ----------------- ----------------- ------------  ---------- ---------  ---------
  Operating income
   (loss)..................           65.2            (5.9)          (1.0)           58.3      --       58.3
Interest and investment
 income (expense)..........            1.4            (0.1)          (1.4)(5)        (0.1)     --       (0.1)
Interest expense...........           39.8             0.5            5.2 (5)        45.5    (1.7)(5)   43.8
                            ----------------- ----------------- ------------  ---------- ---------  ---------
  Income (loss) before
   income taxes............           26.8            (6.5)          (7.6)           12.7     1.7       14.4
Income tax expense
 (benefit).................           10.5            (4.0)          (3.0)(6)         3.5     0.7 (6)    4.2
                            ----------------- ----------------- ------------  ---------- ---------  ---------
  Net income (loss)........    $      16.3          $ (2.5)         $(4.6)            9.2   $ 1.0     $ 10.2
                            ================= ================= ============  ========== =========  =========
EARNINGS PER COMMON
 SHARE(7):
  Basic....................    $      0.82                                    $      0.46             $
                            -----------------                                                       ---------
  Diluted..................           0.81                                           0.46             $
                            -----------------                                                       ---------
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING(7):
  Basic....................     20,000,000                                     20,000,000
                            -----------------                                                       ---------
  Diluted..................     20,011,611                                     20,011,611
                            -----------------                                                       ---------
OTHER DATA:
EBITDA(7)..................                                                   $      95.1             $ 95.1
Depreciation expense.......                                                          22.0               22.0
Amortization expense  .....                                                          14.8               14.8
Capital expenditures  .....                                                          19.9               19.9
Ratio of earnings to fixed
 charges(9)................                                                           1.3x               1.3x
Ratio of EBITDA(8) to cash
 interest expense(10)......                                                           2.2x               2.3x
Ratio of net debt to
 EBITDA(8).................                                                           4.9x               4.0x

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AT DECEMBER 31, 1997


                                                                    PRO FORMA
                                                                    ADJUSTMENTS    PRO FORMA
                                                                   --------------   COMPANY
                                                       1998            1998        BEFORE THE       THE
                                        COMPANY   ACQUISITIONS(3)  ACQUISITIONS    OFFERINGS   OFFERINGS(5)   PRO FORMA
                                       --------- ---------------   -------------- ------------  ------------ -----------
                                                                        ($ IN MILLIONS)
ASSETS
Current assets:
 Cash and cash equivalents............   $ 77.5       $  4.9          $(82.4)(4)         --       $  50.0      $ 50.0
 Contracts in process.................    167.2         85.2            (2.5)(4)     $249.9            --       249.9
 Other current assets.................     22.7          2.0              --           24.9            --        24.7
                                       --------- ---------------  -------------- ------------  ------------ -----------
   Total current assets...............    267.4         92.1           (84.9)         274.6          50.0       324.6
                                       --------- ---------------  -------------- ------------  ------------ -----------
Property, plant and equipment, net ...     83.0         24.9            (3.4)(4)      104.5            --       104.5
Intangibles, primarily cost in excess
 of net assets acquired, net of
 amortization.........................    297.5          2.2            91.7 (4)      391.4            --       391.4
Other assets..........................     55.5          2.5            12.0 (6)       70.0           5.5        75.5
                                       --------- ---------------  -------------- ------------  ------------ -----------
   Total assets.......................   $703.4       $121.7          $ 15.4         $840.5       $  55.5      $896.0
                                       ========= ===============  ============== ============  ============ ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term  debt ..   $  5.0       $  0.3              --         $  5.3       $  (3.2)     $  2.1
 Accounts payable and accrued
  expenses............................     68.6         30.6              --           99.2            --        99.2
 Customer advances and amounts  in
 excess of costs incurred.............     34.5         16.2              --           50.7            --        50.7
 Other current liabilities............     27.5          6.2              --           33.7            --        33.7
                                       --------- ---------------  -------------- ------------  ------------ -----------
   Total current liabilities..........    135.6         53.3              --          188.9          (3.2)      185.7
                                       --------- ---------------  -------------- ------------  ------------ -----------
Pension, postretirement benefits and
 other liabilities....................     43.1         11.0              --           54.1            --        54.1
Revolving credit facility.............       --           --          $ 71.5 (2)       71.5         (71.5)         --
Term loan facilities..................    167.0           --              --          167.0        (111.8)       55.2
Senior subordinated notes.............    225.0           --              --          225.0         150.0       375.0
Industrial development bond...........       --          1.3              --            1.3                       1.3
Common stock subject to repurchase
 agreement............................     14.6           --              --           14.6         (14.6)         --
Shareholders' equity..................    118.1         56.1           (56.1)         118.1         106.6       224.7
                                       --------- ---------------  -------------- ------------  ------------ -----------
   Total liabilities and
    shareholders' equity..............   $703.4       $121.7          $ 15.4         $840.5       $  55.5      $896.0
                                       ========= ===============  ============== ============  ============ ===========

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following facts and assumptions were used in determining the pro forma effect of the Transactions.

1. The Company's historical financial statements reflect the results of operations of the Company since the effective date of the L-3 Acquisition, April 1, 1997, and the Predecessor Company historical financial statements reflect the results of operations of the Predecessor Company for the three months ended March 31, 1997. The adjustments made to the pro forma statement of operations for the three months ended March 31, 1997, relating to the Predecessor Company are: (a) the elimination of $1.8 million of sales and $1.8 million of costs and expenses related to the Hycor business, (b) a reduction to costs and expenses of $0.8 million to record amortization expenses on the excess of the L-3 Acquisition purchase price over net assets acquired of $303.2 million over 40 years, net of the reversal of amortization expenses of intangibles included in the Predecessor Company historical financial statements, (c) a reduction to costs and expenses of $0.6 million to record estimated pension cost on a separate company basis net of the reversal of the allocated pension cost included in the Predecessor Company historical financial statements and
   (d) a net increase to interest expense of $1.5 million, comprised of a $0.2 million reduction related to the Hycor business which was acquired as part of the L-3 Acquisition and which has been accounted for as "net assets of acquired business held for sale", and a net $1.7 million increase related to the Company's assumed cost of borrowing rate of 10.15% and borrowings of $400.0 million compared to an assumed cost of borrowing rate of 7.10% and borrowings of $473.6 million reflected in the historical financial statements of the Predecessor Company. A statutory (federal, state and foreign) tax rate of 39.0% was assumed on these pro forma adjustments.

2. On February 5, 1998, L-3 Communications purchased the assets of STS for $27.0 million of cash. On February 10, 1998, L-3 Communications entered into a definitive agreement to purchase substantially all the assets of ILEX for $51.9 million of cash plus additional consideration contingent upon post-acquisition performance of ILEX. On December 22, 1997, L-3 Communications entered into a definitive agreement to purchase the assets of Ocean Systems for $67.5 million of cash. The ILEX and Ocean Systems acquisitions are expected to close in the first quarter of 1998.

   All of the aforementioned purchase prices are subject to adjustment based upon the actual closing net assets or working capital as defined. For purposes of the pro forma financial information, the aggregate purchase prices (including estimated expenses of $2.6 million) for the 1998 Acquisitions of $149.0 million were assumed to be financed using cash on hand of $77.5 million and initially using $71.5 million of borrowings under the Revolving Credit Facility. See Note 5 for the pro forma effects of the Offerings on interest expense and long-term debt including the Revolving Credit Facility.

3. The pro forma statement of operations and the pro forma balance sheet include the following historical financial data for the 1998 Acquisitions. Such data have been derived from each entity's historical financial statements included elsewhere herein.

   The pro forma statement of operations includes the following:

                                                 YEAR ENDED DECEMBER 31, 1997
                                          -------------------------------------------
                                                              OCEAN         1998
                                           STS(A)    ILEX    SYSTEMS    ACQUISITIONS
                                          -------- -------  --------- --------------
                                                        ($ IN MILLIONS)
Sales....................................   $53.9    $63.5    $73.0        $190.4
Costs and expenses.......................    61.7     55.9     78.7         196.3
                                          -------- -------  --------- --------------
  Operating (loss) income................    (7.8)     7.6     (5.7)         (5.9)
Interest and investment income
 (expense)...............................      --     (0.2)     0.1          (0.1)
Interest expense.........................      --       --      0.5           0.5
                                          -------- -------  --------- --------------
  Income (loss) before income taxes .....    (7.8)     7.4     (6.1)         (6.5)
Income tax (benefit) provision ..........    (2.1)     0.5     (2.4)         (4.0)
                                          -------- -------  --------- --------------
  Net (loss) income......................   $(5.7)   $ 6.9    $(3.7)       $ (2.5)
                                          ======== =======  ========= ==============

------------
(a) Represents fiscal year ended June 30, 1997 plus the six month period ended December 31, 1997 minus the six month period ended December 31, 1996.

   For the 1998 Acquisitions, the pro forma balance sheet includes the following historical financial data:

                                                                                     OCEAN         1998
                                                                    STS     ILEX    SYSTEMS    ACQUISITIONS
                                                                  ------- -------  --------- --------------
                                                                               ($ IN MILLIONS)
ASSETS
Current assets:
 Cash and cash equivalents.......................................     --    $ 4.9       --        $  4.9
 Contracts in process............................................  $32.6     13.2    $39.4          85.2
 Other current assets............................................     --      0.3      1.7           2.0
                                                                  ------- -------  --------- --------------
  Total current assets...........................................   32.6     18.4     41.1          92.1
                                                                  ------- -------  --------- --------------
Property, plant and equipment, net...............................    7.2      0.9     16.8          24.9
Intangibles, primarily cost in excess of net assets acquired,
 net of amortization.............................................     --      0.4      1.8           2.2
Other assets.....................................................     --      0.1      2.4           2.5
                                                                  ------- -------  --------- --------------
  Total assets...................................................  $39.8    $19.8    $62.1        $121.7
                                                                  ======= =======  ========= ==============
LIABILITIES AND NET ASSETS
Current liabilities:
 Current portion of long-term debt...............................  $ 0.2    $ 0.1       --        $  0.3
 Accounts payable and accrued expenses...........................    6.5      5.4    $18.7          30.6
 Customer advances and amounts in excess of costs incurred ......     --       --     16.2          16.2
 Other current liabilities.......................................    3.7      2.5       --           6.2
                                                                  ------- -------  --------- --------------
  Total current liabilities......................................   10.4      8.0     34.9          53.3
                                                                  ------- -------  --------- --------------
Pension, postretirement benefits and other liabilities ..........     --       --     11.0          11.0
Industrial development bond......................................    1.3       --       --           1.3
Net assets.......................................................   28.1     11.8     16.2          56.1
                                                                  ------- -------  --------- --------------
  Total liabilities and net assets...............................  $39.8    $19.8    $62.1        $121.7
                                                                  ======= =======  ========= ==============

4. The aggregate estimated excess of purchase price over fair value of net assets acquired of the 1998 Acquisitions of $93.9 million relates to Ocean Systems ($51.8 million) and ILEX ($42.1 million) and is being amortized over 40 years resulting in a pro forma charge of $2.3 million per annum. The pro forma balance sheet includes an incremental increase to costs in excess of net assets acquired of $91.7 million after considering acquired cost in excess of net assets acquired of $2.2 million included in the 1998 Acquisitions historical financial statements.

   Other adjustments to the pro forma balance sheet include reductions to cash of $82.4 million representing the use of $77.5 million of the Company's historical cash assumed to have been used to fund partially the 1998 Acquisitions and the elimination of $4.9 million of cash included in the 1998 Acquisitions historical financial statements but not acquired by the Company. Contracts-in-process pro forma adjustments include a net reduction of $2.5 million to reflect $1.0 million of accounts receivable not acquired relating to ILEX, an inventory write-up to fair value of $3.5 million primarily related to finished goods at Ocean Systems and a reduction of $5.0 million relating to the valuation of acquired contracts-in-process at contract price, less the estimated cost to complete and an allowance for normal profit margin on the Company's effort to complete such contracts. The pro forma balance sheet includes a reduction to fixed assets of $3.4 million to eliminate net book value of the Ocean Systems Sylmar facility which will not be acquired by L-3 Communications. The fair value of other fixed assets is not expected to differ materially from their historical carrying amounts. The pro forma statement of operations does not reflect any adjustments related to the inventory write-up and the valuation of acquired contracts-in-process since such adjustments are neither recurring nor material.

   A net increase of $1.0 million was made to the costs and expenses data in the pro forma statement of operations relating to the 1998 Acquisitions, comprised of the following:

                                                                                ($ IN MILLIONS)
 (a)   Amortization expense of estimated purchase cost in excess of net assets       $ 2.3
 (b)   Elimination of goodwill amortization expense included in the historical
        financial statements for the 1998 Acquisitions.........................       (2.1)
 (c)   Estimated annual rent expense on the Sylmar facility of Ocean Systems
        which will not be acquired by L-3 Communications.......................        1.1
 (d)   Elimination of depreciation expense on buildings and improvements on the  Sylmar facility of Ocean Systems which will not be acquired by L-3
        Communications.........................................................       (0.3)
                                                                               ---------------
         Total increase to costs and expenses..................................      $ 1.0
                                                                               ===============

5. The pro forma adjustments for the 1998 Acquisitions include (a) the elimination of $1.4 million of interest income included in the historical financial statements of the Company to reflect the use of cash on hand to fund partially the purchase price for the 1998 Acquisitions and (b) an increase to interest expense of $5.2 million on debt incurred to fund the remaining purchase prices for the 1998 Acquisitions. Pro forma adjustments for the Offerings reflect a decrease to interest expense of $1.7 million to reflect the reduction in debt from the use of proceeds. The details of interest expense, after such pro forma adjustments follow:

                                                                            YEAR ENDED
                                                                         DECEMBER 31, 1997
                                                                -----------------------------------
                                                                L-3 ACQUISITION AND
                                                                 1998 ACQUISITIONS    TRANSACTIONS
                                                                ------------------- --------------
                                                                          ($ IN MILLIONS)
Interest on Revolving Credit Facility (7.625% on $71.5
 million)......................................................        $ 5.5                --
Interest on the 1997 Notes (10.375% on $225.0 million) ........         23.3             $23.3
Interest on the Notes (assumed 8.25% on $150.0 million) .......           --              12.4
Interest on borrowings under Term Loan Facilities (8.0% on
 $172.0 million and $57.0 million, respectively)...............         14.0               4.5
Interest on industrial development bond (4.0% on $1.3
 million)......................................................          0.1               0.1
Commitment fee of 0.5% on unused Revolving Credit Facility ....          0.6               1.0
Amortization of deferred debt issuance costs...................          2.0               2.5
                                                                ------------------- --------------
  Total pro forma interest expense ............................        $45.5             $43.8
                                                                =================== ==============

   In accordance with SEC regulations, no interest income was assumed on the $50.0 million cash balance in the Pro Forma or reflected in the pro forma statement of operations.

   The Offerings include the sale of     million shares of Common Stock for
   $100.0 million and $150.0 million of Notes. The net proceeds from the Offerings of $236.5 million, comprised of $150.0 million from the Notes Offering less estimated debt issue costs of $5.5 million, and $100.0 million from the Common Stock Offering less estimated issuance expenses of $8.0 million, have been assumed to reduce borrowings under the Revolving Credit Facility and Term Loan Facilities by $186.5 million and increase cash and cash equivalents by $50.0 million. The pro forma balance sheet includes the following adjustments:

                                                                               INCREASE
                                                                              (DECREASE)
                                                                          -----------------
                                                                           ($ IN MILLIONS)
Cash and cash equivalents ...............................................      $  50.0
                                                                          =================
Senior subordinated notes (proceeds from the Notes)......................        150.0
                                                                          =================
Other assets (deferred debt issuance costs)..............................      $   5.5
                                                                          =================
The net proceeds from the Offerings will be used to reduce borrowings and were recorded as follows:
 Current portion of long-term debt.......................................      $  (3.2)
 Revolving Credit Facility...............................................        (71.5)
 Term Loan Facilities....................................................       (111.8)
                                                                          -----------------
                                                                               $(186.5)
                                                                          =================

Shareholders' equity:
Proceeds of sale of Common Stock, less expenses..........................      $  92.0
Conversion of Class B Common Stock subject to repurchase agreement to
Class A Common Stock.....................................................         14.6
                                                                          -----------------
                                                                               $ 106.6
                                                                          =================

6. The pro forma adjustments were tax-effected, as appropriate, using a statutory (federal, state and foreign) tax rate of 39.0%. The pro forma balance sheet includes an estimated $12.0 million of deferred tax assets related principally to differences between book and tax bases of assumed liabilities related to the 1998 Acquisitions.

7. Pro forma basic earnings per common share are computed based upon the weighted-average number of shares of Common Stock outstanding, giving effect to the Common Stock Offering. Pro forma diluted earnings per Common Stock are computed based upon: (a) the weighted average number of shares of Common Stock and potential Common Stock outstanding, to the extent the potential common stock is not anti-dilutive, giving effect to the Common Stock Offering; and (b) an assumed average market price of Common Stock
   for the year ended December 31, 1997 of $       per share consistent with
   the assumed initial public offering price of the Common Stock used to estimate the additional shares pursuant to the Common Stock Offering. For purposes of these earnings per share computations, Class B Common Stock of Holdings subject to repurchase agreement has been included in the weighted average number of shares of Common Stock outstanding because the Class B Common Stock converts to Class A Common Stock upon the completion of the Common Stock Offering.

8. EBITDA is defined as operating income plus depreciation expenses and amortization expenses (excluding the amortization of debt issuance costs). EBITDA is not a substitute for operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.
   Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.

9. For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of lease rental expense representative of the interest element.

10. For purposes of this computation, cash interest expense consists of pro forma interest expense excluding amortization of deferred debt issuance costs.

                        SELECTED FINANCIAL INFORMATION

   The selected unaudited pro forma data as of December 31, 1997 and for the year then ended have been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere herein. The unaudited pro forma statement of operations and other data reflect the L-3 Acquisition, the 1998 Acquisitions and the Offerings as if these transactions had occurred on January 1, 1997 for the statement of operations and other data. The balance sheet data reflect the 1998 Acquisitions and the Offerings as if they had occurred on December 31, 1997.

   The selected consolidated (combined) financial data as of December 31, 1997, 1996, 1995 and 1994, and for the nine months ended December 31, 1997, the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995 have been derived from the audited financial statements for the respective periods.

   The selected consolidated (combined) financial data as of December 31, 1993 and March 31, 1993, the nine months ended December 31, 1993 and the three months ended March 31, 1993 have been derived from the unaudited financial statements of Communication Systems -- East. In the opinion of the Businesses' management, such unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and results of operations of Communication Systems -- East, also referred to as Lockheed Martin Communication Systems Division in the Company's Consolidated (Combined) Financial Statements.

   These selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated (Combined) Financial Statements of the Company and the Loral Acquired Businesses included elsewhere herein.

                                                    1997            YEAR ENDED DECEMBER 31,             1993
                                           ---------------------- ---------------------------- -----------------------
                              YEAR ENDED      NINE       THREE                                    NINE        THREE
                             DECEMBER 31,    MONTHS      MONTHS                                  MONTHS      MONTHS
                                 1997         ENDED      ENDED                                    ENDED       ENDED
                              PRO FORMA    DEC. 31(1)   MARCH 31   1996(2)  1995(3)   1994(3)  DEC. 31(3)  MARCH 31(4)
                           --------------  ---------- ----------  -------- --------   --------  ---------- -----------
                                                       (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Sales .....................     $894.0       $546.5      $158.9    $543.1    $166.8    $218.9    $200.0       $67.8
Operating income  .........       58.3         55.9        7.9       43.7       4.7       8.4      12.4         5.1
Interest expense, net(4)  .       43.9         28.5        8.4       24.2       4.5       5.5       4.1          --
Provision (benefit) for
 income taxes(4) ..........        4.2         10.7       (0.2)       7.8       1.2       2.3       3.8         2.0
Net income (loss) .........       10.2         16.7       (0.3)      11.7      (1.0)      0.6       4.5         3.1
Net income (loss) per
 share ....................
 Basic ....................                  $ 0.84
 Diluted ..................                    0.84
Weighted average number of
 shares outstanding .......
 Basic ....................                    20.0
 Diluted ..................                    20.0
BALANCE SHEET DATA:
Working capital  ..........     $138.9       $131.8                $ 98.8    $ 21.1    $ 19.3    $ 24.7       $22.8
Total assets  .............      896.0        703.4                 593.3     228.5     233.3     241.7        93.5
Invested equity  ..........         --           --                 473.6     194.7     199.5     202.0        59.9
Shareholders' equity ......      224.7        118.1                    --        --        --
OTHER DATA:
EBITDA(5)  ................     $ 95.1       $ 78.1      $15.7     $ 71.8    $ 16.2    $ 19.9    $ 23.4       $ 7.0
Depreciation expense  .....       22.0         13.3        4.5       14.9       5.5       5.4       6.1         1.8
Amortization expense  .....       14.8          8.9        3.3       13.2       6.1       6.1       4.9         0.1
Capital expenditures  .....       19.9         11.9        4.3       13.5       5.5       3.7       2.6         0.8
Ratios of:
 Earnings to fixed
  charges(6) ..............        1.3x
 EBITDA to cash interest
  expense(7) ..............        2.3x
 Net debt to EBITDA(8) ....        4.0x

------------
(1)    Reflects the L-3 Acquisition effective April 1, 1997.
(2) Reflects ownership of Loral's Communication Systems -- West and Specialized Communication Products businesses commencing April 1, 1996.
(3) Reflects ownership of Communication Systems -- East by Lockheed Martin effective April 1, 1993.
(4) For periods prior to April 1, 1997, interest expense and income tax (benefit) provision were allocated from Lockheed Martin.
(5) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs). EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements.
(6) For purposes of this computation, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of lease rental expense representative of the interest element.
(7) For purposes of this computation, cash interest expense consists of pro forma interest expense excluding amortization of deferred debt issuance costs.
(8) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The matters discussed herein may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which could result in operating performance that is materially different from management's projections. The section of this Prospectus entitled "Risk Factors" should be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

GENERAL

   The Company is a leading merchant supplier of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, microwave components, avionics and ocean systems, telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's systems and specialized products are used to connect a variety of airborne, space, ground and sea-based communication systems and are incorporated into the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Company's customers include the DoD, selected Government intelligence agencies, major aerospace/defense prime contractors, foreign governments and commercial customers. The Company operates primarily in one industry segment, electronic components and systems.

   All domestic government contracts and subcontracts of the Company are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the Government. Multi-year Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.

   The defense industry has recently undergone significant changes precipitated by ongoing federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U. S. defense budget has declined in real dollars. In response, the DoD has focused its resources on enhancing its military readiness, joint operations and digital command and control communications by incorporating advanced electronics to improve the performance, reduce operating cost and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow. According to Federal Sources, an independent private consulting group, the defense budget for C(3)I is expected to increase from $31.0 billion in the fiscal year ended September 30, 1997 to $42.0 billion in the fiscal year ended September 30, 2002, a compound annual growth rate of 6.3%.

 ACQUISITION HISTORY

   The Company was formed to acquire substantially all of the assets of (i) nine business units previously purchased by Lockheed Martin as part of its acquisition of Loral in April 1996 (the "Loral Acquired Businesses") which include eight business units of Loral ("Specialized Communications products") and one business unit purchased by Loral as part of its acquisition of the Defense Systems business of Unisys Corporation in May 1995 ("Communications System --West"), and (ii) one business unit purchased by Lockheed Martin as part of its acquisition of the aerospace business of General Electric Company in April 1993 ("Communication Systems -- East"). Collectively, the Loral Acquired Businesses and Communications Systems -- East comprise the "Predecessor Company" or "Businesses".

RESULTS OF OPERATIONS

   The following information should be read in conjunction with Consolidated (Combined) Financial Statements and the notes thereto.

   The Company's financial statements reflect operations since the effective date of the L-3 Acquisition, April 1, 1997; and the Predecessor Company's results of operations for the three months ended March 31, 1997 and the year ended December 31, 1996 which include the results of operations of the Loral Acquired Businesses beginning on April 1, 1996, the effective date of that acquisition by Lockheed Martin. Therefore, the results of operations for the year ended December 31, 1996 reflect the results of operations of the Loral Acquired Businesses for the nine months from April 1, 1996 to December 31, 1996. Accordingly, changes between periods for the year ended December 31, 1997 to the year ended December 31, 1996 of the Predecessor Company are significantly affected by the timing of the L-3 Acquisition and Loral Acquired Businesses acquisitions. See Note 4 to the Consolidated (Combined) Financial Statements. The results of operations for the year ended December 31, 1995 and the period from January 1 to March 31, 1996 represent the results of the Predecessor Company, which only comprise the results of operations of Communications Systems -- East. Operating income of the Company and the Predecessor Company are not directly comparable between periods as a result of the effects of valuation of assets and liabilities recorded in accordance with Accounting Principles Board Opinion No. 16 ("APB 16") by the Company and the Predecessor Company, in the purchase accounting for the L-3 Acquisition and Loral Acquired Businesses acquisitions. Interest expense and income taxes expense for the periods are not comparable and the impact of interest expense and income taxes expense on the Company is discussed below.

   As indicated in Note 6 to the Consolidated (Combined) Financial Statements, effective April 1, 1997 the Company has accounted for the sale of its Hycor business in accordance with FASB Emerging Issues Task Force Issue No. 87-11 "Allocation of Purchase Price to Assets to Be Sold". Accordingly, the results of operations of the Hycor business are not included in the results of operations of the Company for the nine months ended December 31, 1997. Hycor is a business unit of the Loral Acquired Businesses, and, accordingly, Hycor is only included in the results of operations of the Predecessor Company beginning on April 1, 1996, the effective date of the Loral Acquired Businesses acquisition by Lockheed Martin. On January 29, 1998, the Company sold the Hycor business, excluding land and buildings, for $3.5 million in cash subject to adjustment based on final closing net assets.

   The results of operations presented below exclude the results of operations of the 1998 Acquisitions for the year ended December 31, 1997.

   The results of operations of the Predecessor Company for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, include certain costs and expenses allocated by Lockheed Martin for corporate office expenses based primarily on the allocation methodology prescribed by government regulations pertaining to government contractors. Interest expense was allocated based on Lockheed Martin's actual weighted average consolidated interest rate applied to the portion of the beginning of the year invested equity deemed to be financed by consolidated debt based on Lockheed Martin's debt to equity ratio on such date. The provision (benefit) for income taxes was allocated to the Predecessor Company as if it were a separate taxpayer, calculated by applying statutory rates to reported pre-tax income after considering items that do not enter into the determination of taxable income and tax credits related to the Predecessor Company. Also, pension and post-employment benefit costs were allocated based on employee headcount. Accordingly, the results of operations and financial position hereinafter of the Predecessor Company may not be the same as would have occurred had the Predecessor Company been an independent entity.

   The following table sets forth selected statement of operations data for the Company and the Predecessor Company for the periods indicated.

                                        COMPANY                            PREDECESSOR COMPANY
                                    -------------- ------------------------------------------------------------------
                                                                                                         YEAR
                                     NINE MONTHS     NINE MONTHS     THREE MONTHS    THREE MONTHS        ENDED
                                        ENDED           ENDED           ENDED           ENDED          DECEMBER 31,
                                     DECEMBER 31,    DECEMBER 31,      MARCH 31,       MARCH 31,    ------------------
                                         1997            1996            1997            1996        1996      1995
                                     -------------- --------------  --------------- -------------- -------- --------
                                                                  ($ IN MILLIONS)
Sales..............................     $546.5          $501.9          $158.9          $41.2       $543.1    $166.8
Costs and expenses ................      490.6           459.9           151.0           39.5        499.4     162.1
Operating income ..................       55.9            42.0             7.9            1.7         43.7       4.7
Net interest expense ..............       28.5            22.2             8.4            2.0         24.2       4.5
Income (loss) before income taxes         27.4            19.8            (0.5)          (0.3)        19.5        .2
Income tax provision (benefit)  ...       10.7             7.6            (0.2)           0.2          7.8       1.2
Net income (loss)..................       16.7            12.2            (0.3)          (0.5)        11.7      (1.0)


 YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

   Sales for the nine months ended December 31, 1997 as compared to the corresponding period in 1996 increased by $44.6 million, of which $30.5 million is attributable to the Loral Acquired Businesses and $14.1 million to Communication Systems -- East. The increase in sales is attributable to increased volume in sales of microwave components, CHBDLST, UAV programs, F-14 display system contract, power supplies and P3-C Repair Depot. Operating income for the nine months ended December 31, 1997 as compared to the corresponding period in 1996 increased by $13.9 million, of which $5.8 million is attributable to the Loral Acquired Businesses and $8.1 million to Communication Systems -- East. The increase in operating income for the nine months ended December 31, 1997 is attributable to increased sales, improved operating performance on sales of aviation recorders, passive microwave components and display systems, the GEMnet product-line and P3-C Repair Depot sales, partially offset by $3.3 million of cost of sales related to ongoing certification efforts for the Company's Explosive Detection System ("EDS") contract and lower sales volume on the U-2 Program.

   Sales and operating income for the three months ended March 31, 1997 increased by $117.7 million and $6.2 million, respectively, as compared to the corresponding period in 1996. The increases are attributable to the acquisition of the Loral Acquired Businesses, offset by losses incurred on three programs by Communication Systems -- East.

   Sales and operating income of the Hycor business included in the Predecessor Company's results of operations for the three months ended March 31, 1997 and the year ended December 31, 1996 were $1.8 million and nil, and $7.5 million and $0.3 million, respectively.

   Net interest expense for the nine months ended December 31, 1997 was $28.5 million representing interest expense on the Company's Senior Credit Facilities, the 1997 Notes, and amortization of debt issuance costs, less interest income of $1.4 million and interest expense of $0.6 million allocated to the Hycor business net assets held for sale. Interest expense for the three months ended March 31, 1997 and the prior period was $8.4 million and $24.2 million, respectively, and was allocated to the Predecessor Company by applying Lockheed Martin's weighted average consolidated interest rate to the portion of the Predecessor Company's invested equity account deemed to be financed by Lockheed Martin's consolidated debt. The increase in interest expense reflects higher interest rates on the third party debt, as compared to the interest rate utilized to calculate interest expense by the Predecessor Company.

   The income tax provision for the nine months ended December 31, 1997 reflects the Company's effective income tax rate of 39%. For the three months ended March 31, 1997 and in the prior period, income taxes were allocated to the Predecessor Company by Lockheed Martin and the effective income tax rate was significantly impacted by amortization of costs in excess of net assets acquired, which were not deductible for income tax purposes. See Note 11 to Consolidated (Combined) Financial Statements.

SUPPLEMENTAL ANALYSIS OF ANNUAL RESULTS OF OPERATIONS OF THE COMPANY AND THE PREDECESSOR COMPANY

   As noted above, the Company's financial statements reflect operations since the effective date of the L-3 Acquisition, April 1, 1997, and the results of operations for the year ended December 31, 1996 represent the results of operations of the Predecessor Company, and include the results of operations of the Loral Acquired Businesses beginning on April 1, 1996, the effective date of that acquisition. Accordingly, changes between periods for the year ended December 31, 1997 to the year ended December 31, 1996 of the Predecessor Company are significantly affected by the timing of these acquisitions. To enable investors to better assess the trends in the results of operations and to facilitate comparisons, the following presentation of results of operations for the year ended December 31, 1997 were obtained by aggregating, without adjustment, the historical results of operations of the Predecessor Company for the period from January 1, 1997 through March 31, 1997 with the historical results of operations of the Company for the nine months period from April 1, 1997 through December 31, 1997 (the "1997 period"), and the results of operations for the year ended December 31, 1996 were obtained by aggregating, without adjustments, the historical results of operations of the Predecessor Company for the year ended December 31, 1996 with the historical results of operations of the Loral Acquired Businesses for the period from January 1, 1996 through March 31, 1996 (the "1996 period"). All the historical results were derived from the audited financial statements for respective periods included herein.

   The following table sets forth historical selected statement of operations data for the Company, Predecessor Company and the Loral Acquired Businesses for the periods indicated and the related calendar year results of operation data derived therefrom.

                                     PREDECESSOR              PREDECESSOR   LORAL ACQUIRED
                        COMPANY        COMPANY                  COMPANY       BUSINESSES
                    -------------- --------------           --------------  --------------
                      NINE MONTHS    THREE MONTHS                 YEAR       THREE MONTHS
                         ENDED          ENDED                    ENDED           ENDED
                     DECEMBER 31,     MARCH 31,      1997     DECEMBER 31,     MARCH 31,      1996
                         1997            1997       PERIOD        1996           1996        PERIOD
                    -------------- --------------  -------- --------------   -------------- --------
                                                    ($ IN MILLIONS)
Sales..............     $546.5          $158.9      $705.4       $543.1         $132.2       $675.3
Costs and
 expenses..........      490.6           151.0       641.6        499.4          124.4        623.8
                    -------------- --------------  -------- --------------  -------------- --------
Operating income ..     $ 55.9          $  7.9      $ 63.8       $ 43.7         $  7.8       $ 51.5
                    ============== ==============  ======== ==============  ============== ========
EBITDA ............     $ 78.1          $ 15.7      $ 93.8       $ 71.8         $ 12.8       $ 84.6
                    ============== ==============  ======== ==============  ============== ========

   Sales for the 1997 period increased to $705.4 million from $675.3 million for the 1996 period. Operating income increased to $63.8 million in the 1997 period from $51.5 million in the 1996 period. Operating income is not directly comparable between the periods as a result of the effects of valuation of assets and liabilities in accordance with Accounting Principles Opinion No. 16.

   The sales increase in the 1997 period was primarily attributable to sales of the Loral Acquired Businesses which increased by $18.1 million to $531.4 million in the 1997 period as compared to $513.3 million in the 1996 period. This sales increase was primarily attributable to increased sales volume on E2-C antenna program, the E2-C and F-14 display systems and passive microwave components, additional production and shipments on CHBDL and UAV programs, and partially offset by lower sales volume on the U-2 Program. Additionally, sales of Communication Systems --East increased by $12.0 million to $174.0 million in the current period from $162.0 million in the 1996 period, and were primarily attributable to increased sales of power supplies, the GEMnet product line and the P3-C Repair Depot.

   Operating income increased by 23.9% to $63.8 million in the 1997 period from $51.5 million in the 1996 period. Operating income as a percentage of sales increased to 9.0% in the 1997 period as compared to 7.6% in the 1996 period. The increase in operating income was largely attributable to cost reductions, increased sales volume of the Loral Acquired Businesses and operating improvements at Communications Systems -- East. Operating income for the 1997 period also reflected fourth quarter cost of sales of

$3.3 million related to on-going certification efforts for the Company's EDS contract. Excluding these EDS costs, operating income would have been $67.1 million for the 1997 period and operating income as a percentage of sales would have been 9.5%.

   EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of debt issuance costs). EBITDA is not a substitute for operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles as a measure of profitability or liquidity. EBITDA is presented as additional information because management believes it to be a useful indicator of the Company's ability to meet debt service and capital expenditure requirements. EBITDA for the 1997 period increased by $9.2 million to $93.8 million from $84.6 million from the 1996 period. EBITDA margin, defined as EBITDA as a percentage of sales, increased to 13.3% for the 1997 period from 12.5% for the 1996 period. The increases in EBITDA and EBITDA margin were attributable to the items affecting the trends in operating income between the 1997 period and 1996 period discussed above.

 YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

   The results of operations of the Loral Acquired Businesses are reflected in the results of operations of the Predecessor Company beginning on April 1, 1996, the effective date of that acquisition by Lockheed Martin. During 1996, sales increased to $543.1 million from $166.8 million in 1995. Operating income increased to $43.7 million compared with $4.7 million in 1995. Net income increased to $11.7 million as compared to a net loss of $1.0 million in 1995. The Loral Acquired Businesses contributed $13.6 million to net income for the year ended December 31, 1996.

   The sales increase in 1996 was attributable to the sales of the Loral Acquired Businesses which contributed $381.1 million of the increase. Sales of Communication Systems -East decreased in 1996 by $4.8 million as compared to 1995 primarily due to lower volume on Aegis power supplies and SIGINT system production, partially offset by Local Management Device/Key Processor ("LMD/KP") production startup.

   The increase in 1996 operating income was largely attributable to the Loral Acquired Businesses, which contributed $36.9 million of the increase. Communication Systems -East operating income in 1996 increased $2.2 million primarily due to improved operating performance on the Shipboard Telephone Communications ("STC-2") program partially offset by increased costs on the Space Station contract. As a percentage of sales, operating income increased to 8.0% from 2.8%. This increase is attributable to the improvement in Communication Systems -- East noted above, higher contract margins and operating improvements in the Loral Acquired Businesses.

   Allocated interest expense increased to $24.2 million in 1996 from $4.5 million in 1995 due primarily to the acquisition of the Loral Acquired Businesses, which was assumed to be fully financed by debt, coupled with a higher debt-to-equity ratio used in the allocation for Communication Systems -- East. See Note 9 to Consolidated (Combined) Financial Statements.

   The effective income tax rate declined to 40% in 1996 as compared to 681% in 1995. The 1995 effective rate was significantly impacted by non-deductible amortization of costs in excess of net assets acquired. As a percentage of income subject to tax, such amortization declined significantly in 1996.

LIQUIDITY AND CAPITAL RESOURCES

 THE L-3 ACQUISITION

   Effective April 1, 1997, the Company purchased the Businesses from Lockheed Martin for $503.8 million, after a purchase price adjustment of $21.2 million and acquisition costs of $8.0 million. On November 5, 1997 the L-3 Acquisition Agreement was amended to finalize the purchase price adjustment which amounted to $21.2 million of which $15.9 million was received on April 30, 1997 and $5.3 million was received on November 7, 1997, plus interest thereon. The amendment also included the assumption by the Company of Lockheed Martin's rights and obligations under a contract for the U.S. Army's Command and Control Vehicle ("C(2)V") Mission Module Systems ("MMS"), for which the Company received a cash payment of $12.2 million from Lockheed Martin.

 FINANCING

   The L-3 Acquisition was funded by a combination of debt and equity. The equity was provided by the Lehman Partnership, the Senior Management and $45 million by Lockheed Martin, which Lockheed Martin received as partial consideration for the L-3 Acquisition. The debt consisted of $175 million of term loans facility under the Senior Credit Facilities and $225 million of the 1997 Notes. The required principal payments under the Term Loans Facilities are: $5.0 million in 1998, $11.0 million in 1999, $19.0 million in 2000, $25.0 million in 2001, $33.2 million in 2002, $20.0 million in 2003, and $25.2 million in 2004, $24.9 million 2005, and $8.7 million in 2006. Interest payments on the Term Loan Facilities vary in accordance with the type of borrowings and are made at a minimum every three months. At December 31, 1997, the Senior Credit Facilities also included a $100.0 million Revolving Credit Facility. In February 1998, the Senior Credit Facilities were amended to, among other things, increase the amount available under the revolving credit facility to $200.0 million, waive certain excess cash flow prepayments, as defined, otherwise required, and permit the incurrence of up to an additional $150.0 million of subordinated debt. Other than upon a change of control or the occurrence of certain asset sales, L-3 Communications will not be required to repurchase the 1997 Notes until maturity on May 1, 2007. L-3 Communications is required to make semi-annual interest payments with respect to the 1997 Notes.

   The Company has a substantial amount of indebtedness. Based upon the current level of operations, management believes that the Company's cash flow from operations, together with available borrowings under the Revolving Credit Facility, will be adequate to meet its anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, interest payments and scheduled principal payments for the foreseeable future including at least the next three years. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels or that currently anticipated improvements will be achieved. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing debt or obtain additional financing. The Company's ability to make scheduled principal payments, to pay interest on or to refinance its indebtedness depends on its future performance and financial results, which, to a certain extent, are subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. There can be no assurance that sufficient funds will be available to enable the Company to service its indebtedness, including the 1997 Notes and the Notes, or make necessary capital expenditures and program and discretionary investments.

   On November 5, 1997, L-3 Communications completed its exchange offer relating to the 1997 Notes and the holders of the 1997 Notes received registered securities. The 1997 Notes are redeemable at the option of L-3 Communications, in whole or in part, at any time on or after May 1, 2002, at various redemption prices plus accrued and unpaid interest to the applicable redemption date. In addition, prior to May 1, 2000, L-3 Communications may redeem up to 35% of the aggregate principal amount of the 1997 Notes at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date with the net cash proceeds of one or more equity offerings by Holdings that are contributed to L-3 Communications as common equity capital. See "Risk Factors -- Substantial Leverage".

   The Senior Credit Facilities and the 1997 Notes contain financial covenants, which remain in effect so long as any amount is owed thereunder by L-3 Communications. The financial covenants under the Senior Credit Facilities require that (i) L-3 Communications' debt ratio, as defined, be less than or equal to 5.50 for the quarter ended December 31, 1997, and that the maximum allowable debt ratio, as defined, thereafter be further reduced to less than or equal to 3.1 for the quarters ending after June 30, 2002, and
(ii) L-3 Communications' interest coverage ratio, as defined, be at least
1.85 for the quarter ended December 31, 1997, and thereafter increasing the interest coverage ratio, as defined, to at least 3.10 for any fiscal quarters ending after June 30, 2002. At December 31, 1997, L-3 Communications was and has been in compliance with these covenants at all times.

   To mitigate risks associated with changing interest rates on certain of its debt, the Company entered into the interest rate cap and floor contracts (the "interest rate agreements"). The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to perform fully under the terms of such agreements. Cash payments to (from) the Company and the counterparties are made at the end of the quarter to the extent due under the terms of the interest rate agreements. Such payments are recorded as adjustments to interest expense. The initial costs of the interest rate agreements are capitalized as debt issue costs and amortized into interest expense. See Note 8 to the Consolidated (Combined) Financial Statements.

CASH FLOWS

   The following table sets forth selected cash flow statement data for the Company and the Predecessor Company for the periods indicated:

                                          PREDECESSOR      PREDECESSOR
                             COMPANY        COMPANY          COMPANY
                         -------------- --------------  ------------------
                                                             YEAR
                          NINE MONTHS    THREE MONTHS        ENDED
                              ENDED          ENDED         DECEMBER 31,
                          DECEMBER 31,     MARCH 31,    ------------------
                              1997            1997         1996     1995
                         -------------- --------------  --------- -------
                                             ($ IN MILLIONS)
Net cash from (used in)
 operating activities ..     $  73.9         $(16.3)     $  30.7    $ 9.3
Net cash used in
 investing activities ..      (457.8)          (4.3)      (298.0)    (5.5)
Net cash from financing
 activities.............       461.4           20.6        267.3     (3.8)

   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES: Cash provided by operating activities of the Company for the nine months ended December 31, 1997 was $73.9 million. Cash provided by operations benefited from improved operating results, effective management of contracts in process and increases in accrued employment costs. Contracts in process declined by $18.2 million to $167.2 million from April 1, 1997 to December 31, 1997, and was primarily attributable to collections of and reductions in the levels of commercial and affiliate receivables.

   Net cash used in operating activities of the Predecessor Company was $16.3 million for the quarter ended March 31, 1997, resulting primarily from the increase in contracts in process and decrease in current liabilities. Cash flows used by the Loral Acquired Businesses was 10.2 million. Cash used for operating activities by Communication Systems -- East amounted to $6.1 million.

   Cash provided by operating activities of the Predecessor Company was $30.7 million in 1996 and $9.3 million in 1995. The increase of $21.4 million in 1996 was due primarily to the impact of the Loral Acquired Businesses which were acquired by Lockheed Martin effective April 1, 1996. Earnings after adjustment for non-cash items provided $36.7 million, offset by changes in other operating assets and liabilities. Without the Loral Acquired Businesses, cash provided by operating activities for Communication Systems--East increased to $13.7 million in 1996, 46% over 1995.

   The Company's current ratio at December 31, 1997 remained constant at 2.0:
1 as compared to the Predecessor Company's current ratio at December 31, 1996.

   NET CASH USED IN INVESTING ACTIVITIES: Cash used in investing activities for the nine months ended December 31, 1997 consisted primarily of $466.3 million paid by the Company for the L-3 Acquisition (See Note 1 to Consolidated (Combined) Financial Statements); offset by proceeds from the sale of the Company's Sarasota, Florida property of approximately $9.5 million and cash received in connection with the assumption of obligations under the C(2)V MMS contract from Lockheed Martin of $12.2 million. During the year ended December 31, 1996, $287.8 million was paid by the Predecessor Company for the acquisition of the Loral Acquired Businesses. See Note 4 to the Consolidated (Combined) Financial Statements. In addition, for the nine months ended December 31, 1997 and the three months ended March 31, 1997, $11.9 million and $4.3 million, respectively, was used for capital expenditures, and

$5.1 million and nil, respectively, for purchase of investments. The Company typically makes capital expenditures related primarily to improvement of manufacturing facilities and equipment. The Company expects that its capital expenditures for 1998 will be approximately $27.0 million.

   All transactions between the Businesses and Lockheed Martin have been accounted as settled in cash at the time such transactions were recorded by the Businesses. Accordingly, in 1996, cash flows reflect the purchase of the Loral Acquired Businesses.

   NET CASH PROVIDED BY FINANCING ACTIVITIES: Cash from financing activities of the Company was $461.4 million for the nine months ended December 31, 1997, and was due to the debt incurred and proceeds from the issuance of common stock which were issued to finance the L-3 Acquisition. See "--Financing" above. Net cash from financing activities also reflects the payment of debt issue costs of $15.6 million and $3.0 million of scheduled debt payments of the Term Loan Facilities.

   Prior to the L-3 Acquisition, the Businesses participated in the Lockheed Martin cash management system, under which all cash was received and all payments were made by Lockheed Martin. For purposes of the statements of cash flows, all transactions with Lockheed Martin were deemed to have been settled in cash at the time they were recorded by the Predecessor Company. Net cash from (used in) financing activities of the Predecessor Company for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, were approximately $20.6 million, $267.3 million and ($3.8) million, respectively, and represent advances from (repayments to) Lockheed Martin, the Predecessor Company's parent company.

 1998 ACQUISITIONS

   On February 5, 1998, the Company purchased the assets of STS for $27.0 million in cash, subject to adjustment based upon closing net assets. The Company used its cash on hand to fund the purchase price.

   On February 11, 1998, the Company entered into a definitive agreement to purchase the assets of ILEX for $51.9 million of cash and additional consideration based on post-acquisition performance of ILEX.

   On December 22, 1997, the Company entered into a definitive agreement to purchase the assets of Ocean Systems for $67.5 million of cash.

   The acquisitions of ILEX and Ocean Systems are expected to close during the first quarter of 1998. The Company intends to finance the purchase prices using its cash on hand and available borrowings under its Revolving Credit Facility.

   The Company considers and executes strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. As of the date hereof, the Company has completed, has reached agreement on or is in discussions regarding certain acquisitions, in addition to the 1998 Acquisitions, that are either individually or in the aggregate not material to the financial condition of results of operations of the Company.

BACKLOG

   The Company's funded backlog at December 31, 1997 totaled $516.9 million, as compared with the Predecessor Company's funded backlog at December 31, 1996 of $542.5 million. Funded orders, on a pro forma basis, for the Company for 1997 were $711.5 million. The Predecessor Company's funded orders for 1996 were $619.5 million. It is expected that 86.0% of the backlog at December 31, 1997 will be recorded as sales during 1998. However, there can be no assurance that the Company's backlog will become revenues in any particular period, if at all. See "Risk Factors -- Backlog". Approximately 81% of the total backlog at December 31, 1997 was directly or indirectly for defense contracts for end use by the Government. Approximately $434.0 million of total backlog was directly or indirectly for U.S. and foreign government defense contracts, and approximately $19.5 million of total backlog was directly or indirectly for U.S. and foreign government non-defense contracts. Foreign customers account for approximately $34.6 million of the total backlog.

RESEARCH AND DEVELOPMENT

   Research and development, including bid and proposal, costs ("R&D costs") sponsored by the Company was $28.9 million for the nine months ended December 31, 1997. R&D costs sponsored by the Predecessor Company were $12.0 million, $36.5 million and $9.8 million for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively. The Loral Acquired Businesses sponsored R&D costs of $5.6 million for the three months ended March 31, 1996 and $21.4 million for the year ended December 31, 1995. Accordingly, the Company, Predecessor Company and the Loral Acquired Businesses, in the aggregate, sponsored R&D costs of $40.9 million, $42.1 million and $31.2 million, respectively, for the years ended December 31, 1997, 1996 and 1995. Customer-funded research and development was $117.1 million in 1997, as compared with $153.5 million for 1996. The decrease in customer-funded research and development in 1997 is due primarily to research and development programs existing in 1996 which moved into the production phase during 1997.

CONTINGENCIES

   See Note 13 to the Consolidated (Combined) Financial Statements.

RECENT ACCOUNTING PRONOUNCEMENTS

   In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set general purpose financial statements. SFAS No. 131 establishes accounting standards for the way that public business enterprises report information about operating segments and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 132 revises employers' disclosures about pension and other postretirement benefits plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87 "Employers' Accounting for Pensions", SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" and SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" were issued. SFAS 132 suggests combined formats for presentation of pension and other postretirement benefits disclosures. The Company is currently evaluating the impact, if any, of SFAS No. 130, SFAS No. 131 and SFAS No. 132.

INFLATION

   The effect of inflation on the Company's sales and earnings has not been significant. Although a majority of the Company's sales are made under long-term contracts, the selling prices of such contracts, established for deliveries in the future, generally reflect estimated costs to be incurred in these future periods. In addition, some contracts provide for price adjustments through escalation clauses.

OTHER

   The Company has assessed its financial and operational systems and is developing plans to modify and/or replace those systems impacted by the year 2000 issue. A program is currently underway to address all affected systems with a completion date prior to the year 2000. The Company currently estimates that the total cost of this program will not in the aggregate be material to the Company.

                                   BUSINESS

COMPANY OVERVIEW

   L-3 is a leading merchant supplier of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, microwave components, avionics and ocean systems, and telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's systems and specialized products are used to connect a variety of airborne, space, ground and sea-based communication systems and are incorporated into the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Company's customers include the DoD, selected Government intelligence agencies, major aerospace/defense prime contractors, foreign governments and commercial customers. In 1997, L-3 had pro forma sales of $894.0 million and pro forma EBITDA of $95.1 million. The Company's pro forma funded backlog as of December 31, 1997 was $638.1 million. These results reflect internal growth as well as the execution of the Company's strategy of acquiring businesses that complement or extend L-3's product lines.

   The Company's business areas enjoy proprietary technologies and capabilities and have leading positions in their respective primary markets. Management has organized the Company's operations into two primary business areas: Secure Communication Systems and Specialized Communication Products. In 1997, the Secure Communication Systems and Specialized Communication Products business areas generated approximately $456.0 million and $438.0 million of pro forma sales, respectively, and $52.3 million and $42.8 million of pro forma EBITDA, respectively. In addition, the Company is seeking to expand its products and technologies in commercial markets. See "--Emerging Commercial Products" below.

   SECURE COMMUNICATION SYSTEMS. L-3 is the established leader in secure, high data rate communications in support of military and other national agency reconnaissance and surveillance applications. The Company's Secure Communication Systems operations are located in Salt Lake City, Utah, Camden, New Jersey and Shrewsbury, New Jersey. These operations are predominantly cost plus, sole source contractors supporting long-term programs for the U.S. Armed Forces and classified customers. The Company's major secure communication programs and systems include: secure data links for airborne, satellite, ground-and sea-based information collection and transmission; strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information and related support contracts for military and national agency intelligence efforts; as well as secure telephone and network equipment. The Company believes that it has developed virtually every high bandwidth data link used by the military for surveillance and reconnaissance in operation today. L-3 is also a leading supplier of communication software support services to military and related government intelligence markets. In addition to these core Government programs, L-3 is leveraging its technology base by expanding into related commercial communication equipment markets, including applying its high data rate communications and archiving technology to the medical image archiving market and wireless communication expertise to develop local wireless loop telecommunications equipment.

   SPECIALIZED COMMUNICATION PRODUCTS. This business area includes (i) Microwave Components, (ii) Avionics and Ocean Systems and (iii) Telemetry, Instrumentation and Space Products operations of the Company.

   Microwave Components. L-3 is the preeminent worldwide supplier of commercial off-the-shelf, high performance microwave components and frequency monitoring equipment. L-3's microwave products are sold under the industry-recognized Narda brand name through a standard catalog to wireless, industrial and military communication markets. L-3 also provides state-of-the-art communication components including channel amplifiers and frequency filters for the commercial communication satellite market. Approximately 76% of Microwave Components sales is made to commercial customers, including Loral Space & Communications, Ltd., Motorola, Lucent, AT&T and Lockheed Martin.

   Avionics and Ocean Systems. Avionics and Ocean Systems include the Company's Aviation Recorders, Display Systems, Antenna Systems and Acoustic Undersea Warfare Systems operations. L-3 is the world's leading manufacturer of commercial cockpit voice and flight data recorders ("black boxes"). These recorders are sold under the Fairchild brand name both on an original equipment manufacturer ("OEM") basis to aircraft manufacturers as well as directly to the world's major airlines for their existing fleets of aircraft. L-3 recorders are also installed on military transport aircraft throughout the world. L-3 provides military and high-end commercial displays for use on a number of DoD programs including the F-14, V-22, F-117 and E-2C. Further, L-3 manufactures high performance surveillance antennas and related equipment for U.S. Air Force, U.S. Army and U.S. Navy aircraft including the F-15, F-16, AWACS, E-2C and B-2, as well as the U.K.'s maritime patrol aircraft. L-3 is also one of the world's leading product suppliers of acoustic undersea warfare systems and airborne dipping sonar systems to the U.S. and over 20 foreign navies.

   Telemetry, Instrumentation and Space Products. The Company's Telemetry, Instrumentation and Space Products operations develop and manufacture commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. These products are used to gather flight parameter data and other critical information and transmit it from air or space to the ground. Telemetry products are also used for range safety and training applications to simulate battlefield situations. L-3 is also a leading global satellite communications systems and services provider offering systems and services used in satellite transmission of voice, video and data.

   EMERGING COMMERCIAL PRODUCTS. Building upon its core technical expertise and capabilities, the Company is seeking to expand into several closely aligned commercial business areas and applications. Emerging Commercial Products currently include the following three niche markets: (i) medical archiving and simulation systems; (ii) local wireless loop telecommunications equipment; and (iii) airport security equipment. These commercial products were developed based on technology used in the Company's military businesses with relatively small incremental financial investments. The Company is applying its technical capabilities in high data rate communications and archiving technology developed in its Secure Communication Systems area to the medical image archiving market through a partnership with GE Medical Systems. Based on secure, high data rate communications technology also developed in its Secure Communication Systems area, the Company has developed local wireless loop telecommunications equipment that is primarily designed for emerging market countries and rural areas where voice and data communication infrastructure is inadequate or non-existent. L-3 has completed the development phase for the local wireless loop telecommunications equipment and made its initial shipment in January 1998. In addition, the FAA has awarded the Company a development contract for next generation airport security equipment for explosive detection. L-3 has shipped two prototype test units and FAA certification testing is expected to commence in the first half of 1998. To date, revenues generated from L-3's Emerging Commercial Products have not been, in the aggregate, material to the Company.

   The Company's systems and products are summarized in the following tables:

     SECURE COMMUNICATION SYSTEMS (1997 PRO FORMA SALES: $456.0 MILLION)

                SYSTEMS                          SELECTED APPLICATIONS                  SELECTED PLATFORMS/END USES
-------------------------------------   ---------------------------------------  ----------------------------------------

SECURE HIGH DATA RATE COMMUNICATIONS

o Wideband data links                   o High performance, secure               o Used on aircraft and naval ships and
                                          communication links for interoperable    unmanned aerial vehicles with military
                                          tactical communication and               and commercial satellites
                                          reconnaissance

SATELLITE COMMUNICATION TERMINALS

o Ground-based satellite                o Interoperable, transportable ground    o Provide remote personnel with
  communication terminals                 terminals for remote data links to       communication links to distant forces
                                          distant segments via commercial or
                                          military satellites

SPACE COMMUNICATION AND SATELLITE CONTROL

o Satellite communication and           o On-board satellite external            o International Space Station; Earth
  tracking systems                        communications, video systems, solid     Observing Satellite; Landsat-7; Space
                                          state recorders and ground support       Shuttle; and National Oceanic and
                                          equipment                                Atmospheric Administration weather
                                                                                   satellites

o Satellite command and control         o Software integration, test and         o Air Force satellite control network
  sustainment and support                 maintenance support for Air Force        and Titan IV launch system
                                          satellite control network;
                                          engineering support for satellite
                                          launch systems

MILITARY COMMUNICATIONS

o Shipboard communication systems       o Shipboard and ship-to-ship             o Shipboard voice communications systems
                                          communications                           for Aegis cruisers and destroyers and
                                                                                   fully automated Integrated Radio Room
                                                                                   (IRR) for ship-to-ship communications
                                                                                   on Trident submarines

o Digital battlefield communications    o Communications on the move for         o Communication systems for U.S. Army
                                          tactical battlefield                     C(2)V

o Communication software support        o Value added, critical software         o ASAS, JSTARS, and GUARDRAIL
  services                                support for C(3)I systems

INFORMATION SECURITY SYSTEMS

o Secure Telephone Unit (STU            o Secure and non-secure voice, data and  o Office and battlefield secure and
  III)/Secure Terminal Equipment          video communication utilizing ISDN       non-secure communication for armed
  (STE)                                   and ATM commercial network               services, intelligence and security
                                          technologies                             agencies

o Local management device/key           o Provides electronic key material       o User authorization and recognition and
  processor (LMD/KP)                      accounting, system management and        message encryption for secure
                                          audit support functions for secure       communication
                                          data communication

o Information processing systems        o Custom designed strategic and          o Classified military and national
                                          tactical signal intelligence systems     agency intelligence efforts
                                          that detect, collect, identify,
                                          analyze and disseminate information
                                          and related support contracts

-------------------------------------   ---------------------------------------  ----------------------------------------

  SPECIALIZED COMMUNICATION PRODUCTS (1997 PRO FORMA SALES: $438.0 MILLION)

                 PRODUCTS                           SELECTED APPLICATIONS                  SELECTED PLATFORMS/END USES
----------------------------------------   ---------------------------------------  ----------------------------------------

MICROWAVE COMPONENTS

o Passive components, mechanical           o Radio transmission, switching and      o Broad-band and narrow-band commercial
  switches and wireless assemblies           conditioning; antenna and base           applications (PCS, cellular, SMR, and
                                             station testing and monitoring           paging infrastructure) sold under the
                                                                                      Narda brand name; and broad-
                                                                                      band military applications

o Safety products                          o Radio frequency (RF) monitoring and    o Monitor cellular base station and
                                             measurement                              industrial RF emissions frequency
                                                                                      monitoring

o Semiconductors (diodes, capacitors)      o Radio frequency switches, limiters,    o Various industrial and military end
                                             voltage control, oscillators,            uses, including commercial satellites,
                                             harmonic generators                      avionics and specialty communication
                                                                                      products

o Satellite and wireless components        o Satellite transponder control,         o China Sat, Pan Am Sat, Telstar,
  (channel amplifiers, transceivers,         channel and frequency separation         Sirius, Tempo, Tiros, Milstar, GPS and
  converters, filters and multiplexers)                                               LandSat

AVIONICS AND OCEAN SYSTEMS

Aviation Recorders

o Solid state cockpit voice and flight     o Voice recorders continuously record    o Installed on business and commercial
  data recorders                             most recent 30-120 minutes of voice      aircraft and certain military
                                             and sounds from cockpit and aircraft     transport aircraft; sold to both
                                             inter-communications. Flight data        aircraft OEMs and airlines under the
                                             recorders record the last 25 hours of    Fairchild brand name
                                             flight parameters

Antenna Systems

o Ultra-wide frequency and advanced        o Surveillance; radar detection          o F-15, F-16, F-18, E-2C, P-3, C-130,
  radar antenna systems and rotary                                                    B-2, AWACS, Apache, Cobra, Mirage
  joints                                                                              (France), Maritime Patrol (U.K.) and
                                                                                      Tornado (U.K.)

Display Systems

o Cockpit and mission display systems      o High performance, ruggedized flat      o E-2C, V-22, F-14, F-117, E-6B, C-130,
                                             panel and cathode ray tube displays      AWACS and JSTARS

Ocean Systems

o Airborne dipping sonar systems           o Submarine detection and localization   o SH-60, SH-2/3, AB-212, EH-101 and Lynx
                                                                                      Helicopters

o Submarine and surface ship towed         o Submarine and surface ship detection   o SSN, SSBN, DDG-963, and FFG-7
  arrays                                     and localization

o Torpedo defense systems                  o Torpedo detection and jamming          o SSN, SSBN and DDG-963

o Mine countermeasure systems              o Coastal and route survey               o MCDV (Canada)

TELEMETRY, INSTRUMENTATION AND SPACE PRODUCTS

Airborne, Ground and Space Telemetry

o Aircraft, missile and satellite          o Real time data acquisition,            o JSF, F-15, F-18, F-22, Comanche,
  telemetry systems                          measurement, processing, simulation,     Nimrod (U.K.), Tactical Hellfire,
                                             distribution, display and storage for    Titan, EELV, A2100 and ATHENA
                                             flight testing

o Training range telemetry systems         o Battlefield simulation                 o Combat simulation

Space Products

o Global satellite communications          o Satellite transmission of voice,       o Rural telephony or private networks,
  systems supplier                           video and data                           direct to home uplinks, satellite news
                                                                                      gathering and wideband applications

----------------------------------------   ---------------------------------------  ----------------------------------------

INDUSTRY OVERVIEW

   The defense industry has recently undergone significant changes precipitated by ongoing federal budget pressures and new roles and missions to reflect changing strategic and tactical threats. Since the mid-1980's, the overall U.S. defense budget has declined in real dollars. In response, the DoD has focused its resources on enhancing its military readiness, joint operations and digital command and control communications by incorporating advanced electronics to improve the performance, reduce operating cost and extend the life expectancy of its existing and future platforms. The emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow. According to Federal Sources, an independent private consulting group, the defense budget for C(3)I is expected to increase from $31.0 billion in the fiscal year ended September 30, 1997 to $42.0 billion in the fiscal year ended September 30, 2002, a compound annual growth rate of 6.3%.

   The industry has also undergone dramatic consolidation resulting in the emergence of three dominant prime system contractors (Boeing, Lockheed Martin and Raytheon). One outgrowth of this consolidation among the remaining major prime contractors is their desire to limit purchases of products and sub-systems from one another. However, there are numerous essential products, components and systems that are not economical for the major prime contractors to design, develop or manufacture for their own internal use which creates opportunities for merchant suppliers such as L-3. As the prime contractors continue to evaluate their core competencies and competitive position, focusing their resources on larger programs and platforms, the Company expects the prime contractors to continue to exit non-strategic business areas and procure these needed elements on more favorable terms from independent, commercially oriented merchant suppliers. Recent examples of this trend include divestitures of certain non-core businesses by AlliedSignal, Ceridian, Lockheed Martin and Raytheon.

   The prime contractors' focus on cost control is also driving increased use of commercial off-the-shelf products for upgrades of existing systems and in new systems. The Company believes the prime contractors will continue to be under pressure to reduce their costs and will increasingly seek to focus their resources and capabilities on major systems, turning to commercially oriented merchant suppliers to produce sub-systems, components and products. Going forward, successful merchant suppliers will use their resources to complement and support, rather than compete with the prime contractors. L-3 anticipates the relationship between the major prime contractors and their primary suppliers will, as in the automotive and commercial aircraft industry, develop into critical partnerships encompassing increasingly greater outsourcing of non-core products and systems by the prime contractors to their key merchant suppliers and increasing supplier participation in the development of future programs. Early involvement in the upgrading of existing systems and the design and engineering of new systems incorporating these outsourced products will provide mezzanine suppliers, including the Company, with a competitive advantage in securing new business and provide the prime contractors with significant cost reduction opportunities through coordination of the design, development and manufacturing processes.

BUSINESS STRATEGY

   In 1997, management successfully integrated the business units of Lockheed Martin it acquired in the L-3 Acquisition and enhanced the Company's operating efficiency through reduced overhead expenses and facility rationalization. These efforts resulted in improvements in sales, profitability and competitive contract award win rates. Going forward, L-3 intends to leverage its market position, diverse program base and favorable mix of cost plus to fixed price contracts to enhance its profitability and to establish itself as the premier merchant supplier of communication systems and products to the major prime contractors in the aerospace/defense industry as well as the Government. The Company's strategy to continue to achieve its objectives includes:

     o EXPAND MERCHANT SUPPLIER RELATIONSHIPS. Management has developed strong relationships with virtually all of the prime contractors, the DoD and other major government agencies, enabling L-3 to identify business opportunities and anticipate customer needs. As an independent merchant supplier, the Company anticipates its growth will be driven by expanding its share of existing programs and by participating in new programs. Management identifies opportunities where it believes it will be able to use its strong relationships to increase its business presence and allow its customers to reduce their costs. The Company also expects to benefit from increased outsourcing by prime contractors who in the past may have limited their purchases to captive suppliers and who are now expected to view L-3's capabilities on a more favorable basis given its status as an independent company. L-3's independent status positions it to be the desired merchant supplier to multiple bidders on prime contract bids. As an example of the Company's merchant supplier strategy, L-3 equipment is included in all three prime contractor bids for the ASTOR program in the United Kingdom and both prime contractor bids for the DoD's JASSM program.

     o SUPPORT CUSTOMER REQUIREMENTS. A significant portion of L-3's sales are derived from high-priority, long-term programs and from programs for which the Company has been the incumbent supplier, and in many cases acted as the sole provider, over many years. Approximately 65% of the Company's total pro forma 1997 sales were generated from sole source contracts. L-3's customer satisfaction and excellent performance record are evidenced by its performance-based award fees exceeding 90% on average over the past two years. Management believes prime contractors will increasingly award long-term, sole source, outsourcing contracts to the merchant supplier they believe is most capable on the basis of quality, responsiveness, design, engineering and program management support as well as cost. Reflecting L-3's strong competitive position, the Company (excluding the 1998 Acquisitions) has experienced a contract award win rate in 1997 in excess of 60% on new competitive contracts for which it competes and in excess of 90% on contracts for which it is the incumbent. The Company intends to continue to align its research and development, manufacturing and new business efforts to complement its customers' requirements and provide state-of-the-art products.

     o ENHANCE OPERATING MARGINS. Since the L-3 Acquisition in April 1997, management has reduced corporate administrative and facilities expenses, increased sales and improved competitive contract award win rates. Enhancement of operating margins was primarily due to efficient management and elimination of significant corporate expense allocations which existed prior to the L-3 Acquisition. Pro forma EBITDA (excluding the 1998 Acquisitions) as a percentage of sales improved from 12.5% in 1996 to 13.4% in 1997. Management intends to continue to enhance its operating performance by reducing overhead expenses, continuing consolidation and increasing productivity.

     o LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. L-3 has developed strong, proprietary technical capabilities that have enabled it to capture a number one or two market position in most of its key business areas, including secure, high data rate communications systems, solid state aviation recorders, telemetry, instrumentation and space products, advanced antenna systems and high performance microwave components. Over the past three years, the Company has invested over $150 million in Company-sponsored independent research and development, including bid and proposal costs, in addition to making substantial investments in its technical and manufacturing resources. Further, the Company has a highly skilled workforce including approximately 2,000 engineers. Management is applying the Company's technical expertise and capabilities into several closely aligned commercial business areas and applications, such as medical imaging archive management, wireless telephony and airport security equipment and will continue to explore other similar commercial opportunities.

     o MAINTAIN DIVERSIFIED BUSINESS MIX. The Company enjoys a diverse business mix with a limited program exposure, a favorable balance of cost plus and fixed price contracts, a significant sole source follow-on business and an attractive customer profile. The Company's largest program, representing 10% of 1997 pro forma sales, is a long-term, sole source, cost plus contract for the U-2 Program. No other program represented more than 5% of pro forma 1997 sales. Further, the Company's pro forma sales mix of contracts in 1997 was 36% cost plus and 64% fixed price, providing the Company with a favorable mix of predictable profitability (cost plus) and higher margin (fixed price) business. L-3 also enjoys an attractive customer mix of defense and commercial business, with DoD related sales accounting for 62% and commercial and federal (non-DoD) sales accounting for 38% of 1997 pro forma sales. The Company intends to leverage this favorable business profile to expand its merchant supplier business base.

     o CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. Recent industry consolidation has essentially eliminated traditional middle-tier aerospace/defense companies. This level of consolidation is now beginning to draw the concern of the DoD and federal anti-trust regulators. In 1997, a number of mezzanine companies were sold: Computing Devices International division of Ceridian to General Dynamics, Kaman Sciences to ITT, BDM to TRW and TASC Inc., a subsidiary of Primark Corporation, to Litton. As a result, the Company anticipates that the consolidation of the smaller participants in the defense industry will create attractive complementary acquisition candidates for L-3 in the future as these companies continue to evaluate their core competencies and competitive position. L-3 intends to vertically enhance its product base through internal research and development efforts as well as selective acquisitions and horizontally add to its product base through acquisitions in areas synergistic with L-3's present technology. The Company seeks to acquire potential targets with the following criteria: (i) significant market position in its business area, (ii) product offerings which complement and/or extend those of L-3 and (iii) positive future growth and earnings prospects.

RECENT DEVELOPMENTS

   Since the formation of the Company in April 1997, the Company has actively pursued its acquisition strategy. The Company recently purchased the assets and liabilities of STS and announced the pending acquisitions of ILEX and Ocean Systems. The total purchase price for these acquisitions is $146.4 million of cash, subject to certain post-closing adjustments, and in one case certain additional consideration based on post-closing performance. The Company intends to finance these acquisitions through the use of its existing cash balances as well as through borrowings under the $375.0 million Senior Credit Facilities. These three businesses complement and extend L-3's product offerings.

 ILEX Systems

   On         , 1998, L-3 Communications purchased the assets of ILEX for
$51.9 million in cash plus additional consideration based on post-closing performance which could include up to 540,000 shares of Common Stock over the next three years. In 1997, ILEX had sales of $63.5 million. ILEX is a leading supplier of communication software support services to military and related government intelligence markets. ILEX also provides environmental consulting, software and systems engineering services and complementary products to several commercial markets. ILEX complements L-3's Secure Communication Systems business area by adding software expertise in critical C(3)I programs and increasing the number of the Company's skilled workforce by adding approximately 500 software system engineers and scientists.

 Ocean Systems

   On         , 1998, L-3 Communications purchased the assets of Ocean
Systems for $67.5 million in cash. In 1997, Ocean Systems had sales of $73.0 million. Ocean Systems is one of the world's leading products suppliers of acoustic undersea warfare systems, having designed, manufactured and supported a broad range of compact, lightweight, high performance acoustic systems for navies around the world for over 40 years. Ocean Systems is the leading products supplier of airborne dipping sonar systems in the world with substantial market share of the sector and systems in service with the U.S. and 20 foreign navies. Ocean Systems also produces several sea systems products including towed array sonar, integrated side-looking sonar, acoustic jammers, mine detection and torpedo defense systems and supplies commercial navigation and hydrographic survey systems worldwide. Ocean Systems is further supported by ELAC located in Kiel, Germany. ELAC manufactures a broad range of naval defense products including submarine, torpedo and navigation sonars as well as survey and navigation systems for the commercial nautical products industry. Ocean Systems expands L-3's leading products and capabilities into the undersea and anti-submarine warfare market place.

 Satellite Transmission Systems

   On February 5, 1998, L-3 Communications purchased the assets of STS of California Microwave, Inc. for $27.0 million. For the fiscal year ended June 30, 1997, STS had sales of $68.0 million. STS is a leading global satellite communications systems and services provider. Its customers include foreign post, telephone and telegraph administrations, domestic and international prime communications infrastructure contractors, telecommunications and satellite service providers, broadcasters and media-related companies, government agencies and large corporations. STS expands L-3's ability to apply its products and provides networking capability to L-3's wireless communications products business. STS also opens new opportunities in broader, international markets.

   The Company considers and executes strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. As of the date hereof, the Company has completed, has reached agreement on or is in discussions regarding certain acquisitions, in addition to the 1998 Acquisitions, that are either individually or in the aggregate not material to the financial condition or results of operations of the Company.

HISTORY

   Holdings and L-3 Communications were formed in April 1997 by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral, Mr. Robert
V. LaPenta, the former Senior Vice President and Controller of Loral (collectively, "Senior Management"), Lehman Brothers Capital Partners III, L.P. and its affiliates (the "Lehman Partnership") and Lockheed Martin to acquire (the "L-3 Acquisition") substantially all of the assets and certain liabilities of (i) nine business units previously purchased by Lockheed Martin as part of its acquisition of Loral in April 1996 (the "Loral Acquired Businesses") and (ii) one business unit, Communication Systems -- East, purchased by Lockheed Martin as part of its acquisition of GE Aerospace in April 1993 (collectively, the "Businesses"). L-3 Communications is a wholly-owned subsidiary of Holdings. Prior to the consummation of the Common Stock Offering, Messrs. Lanza and LaPenta and certain other members of management collectively own 15.9%; the Lehman Partnership owns 50.1%; and Lockheed Martin owns 34.0% of the outstanding capital stock of Holdings.

   The Company's executive offices are located at 600 Third Avenue, New York, New York, 10016, and the telephone number at that address is 212-697-1111.

PRODUCTS AND SERVICES

SECURE COMMUNICATION SYSTEMS

   L-3 is a leader in communication systems for high performance intelligence collection, imagery processing and ground, air, sea and satellite communications for the DoD and other government agencies. The Salt Lake City operation provides secure, high data rate, real-time communication systems for surveillance, reconnaissance and other intelligence collection systems. The Camden operation designs, develops, produces and integrates communication systems and support equipment for space, ground and naval applications. The Shrewsbury operation provides communication software support services to military and related government intelligence markets. Product lines of the Secure Communication Systems business include high data rate communications links, satellite communications ("SATCOM") terminals, Navy vessel communication systems, space communications and satellite control systems, signal intelligence information processing systems, information security systems, tactical battlefield sensor systems and commercial communication systems.

O HIGH DATA RATE COMMUNICATIONS

   The Company is a technology leader in high data rate, covert, jam-resistant microwave communications in support of military and other national agency reconnaissance and surveillance applications. L-3's product line covers a full range of tactical and strategic secure point-to-point and relay data transmission systems, products and support services that conform to military and intelligence specifications. The Company's systems and products are capable of providing battlefield commanders with real time, secure surveillance and targeting information and were used extensively by U.S. armed forces in the Persian Gulf war.

   During the 1980s, largely based on its prior experience with command and control guidance systems for remotely-piloted vehicles, L-3 developed its current family of strategic and tactical data links, including its Modular Interoperable Data Link ("MIDL") systems and Modular Interoperable Surface

Terminals ("MIST"). MIDL and MIST technologies are considered virtual DoD standards in terms of data link hardware. The Company's primary focus is spread spectrum communication (based on CDMA technology), which involves transmitting a data signal with a high rate noise signal so as to make it difficult to detect by others, and then re-capturing the signal and removing the noise. The Company's data links are capable of providing information at over 200 Mb/s.

   L-3 provides these secure high band width products to the U.S. Air Force, Navy, Army and various Government agencies, many through long-term sole source programs. The scope of these programs include air-to-ground, air-to-air, ground-to-air and satellite communications. Government programs include: U-2 Support Program, Common High-Band Width Data Link Surface Terminal ("CHBDLST"), Battle Group Passive Horizon Extension System ("BGPHES"), Light Airborne Multi-Purpose System (LAMPS), TriBand SATCOM Subsystem ("TSS"), major unmanned aerial vehicle ("UAV") programs and Direct Air-Satellite Relay ("DASR").

O SATELLITE COMMUNICATION TERMINALS

   L-3 provides ground-to-satellite, high availability, real-time global communications capability through a family of transportable field terminals to communicate with commercial, military and international satellites. These terminals provide remote personnel with anywhere, anytime effective communication capability and provide communications links to distant forces. The Company's TriBand SATCOM Subsystem ("TSS") employs a 6.25 meter tactical dish with a single point feed that provides C, Ku and X band communication to support the U.S. Army. The Company also offers an 11.3 meter dish which is transportable on two C-130 aircraft. The SHF Portable Terminal System ("PTS") is a lightweight (28 lbs.), manportable terminal, which communicates through DSCS, NATO or SKYNET satellites and brings unprecedented connectivity to small military tactical units and mobile command posts. L-3 delivered 14 of these terminals for use by NATO forces in Bosnia.

O SPACE COMMUNICATIONS AND SATELLITE CONTROL

   Continuing L-3's tradition of providing communications for every manned U.S. space flight since Mercury, the Company is currently designing and testing three communication subsystems for the International Space Station ("ISS"). These systems will control all ISS radio frequency ("RF") communications and external video activities. The Company also provides solid-state recorders and memory units for data capture, storage, transfer and retrieval for space applications. The standard NASA tape recorder, which was developed and produced by the Company, has completed over four million hours of service without a mission failure. Current programs include recorders for the National Oceanic & Atmospheric Administration ("NOAA") weather satellites, the Earth Observing Satellite ("EOS"), AM spacecraft and Landsat-7 Earth-monitoring spacecraft. The Company also provides space and satellite system simulation, satellite operations and computer system training, depot support, network engineering, resource scheduling, launch system engineering, support, software integration and test through cost-plus contracts with the U.S. Air Force.

O MILITARY COMMUNICATIONS

   The Company provides integrated, computer controlled switching systems for the interior and exterior voice and data needs of today's Navy military vessels. The Company's products include Integrated Voice Communication Systems ("IVCS") for Aegis cruisers and destroyers and the Integrated Radio Room ("IRR") for Trident class submarines, the first computer controlled communications center in a submarine. These products integrate the intercom, tactical and administrative communications network into one system accessing various types of communication terminals throughout the ship. The Company's MarCom 2000 secure digital switching system is in development for the Los Angeles class attack submarine and provides an integrated approach to the specialized voice and data communications needs of a shipboard environment for internal and external communications, command and control and air traffic control. The Company also offers on-board, high data rate communications systems which provide a data link for carrier battle groups which are interoperable with the U.S. Air Force's surveillance/ reconnaissance terminal platforms. The Company provides the US Army's Command and Control

Vehicle ("C(2)V") Mission Module Systems ("MMS"). MMS provides the "communications on the move" capability needed for the digital battlefield by packaging advanced communications into a modified Bradley Fighting Vehicle. The Company is a proven supplier of superior technological expertise to the DoD, including its contractors and related government intelligence agencies.

O INFORMATION SECURITY SYSTEMS

   The Company has produced more than 100,000 secure telephone units ("STU III") which are in use today by the U.S. Armed Forces to provide secure telephone capabilities for classified confidential communication over public commercial telephone networks. The Company has begun producing the next-generation digital, ISDN-compatible STE. STE provides clearer voice and thirteen-times faster data/fax transmission capability than the STU III. STE also supports secure conference calls and secure video teleconferencing. STE uses a CryptoCard security system which consists of a small, portable, cryptographic module mounted on a PCMCIA card holding the algorithms, keys and personalized credentials to identify its user for secure communications access. The Company also provides LMD/KP which is the workstation component of the Government's Electronic Key Management System ("EKMS"), the next generation of information security systems. EKMS is the Government system to replace current "paper" secret keys used to secure government communications with "electronic" secret keys. LMD/KP is the component of the EKMS which produces and distributes the electronic keys. L-3 also develops specialized strategic and tactical SIGINT to detect, acquire, collect, and process information derived from electronic sources. These systems are used by classified customers for intelligence gathering and require high speed digital signal processing and high density custom hardware designs.

O TACTICAL SECURITY SYSTEMS

   The Company manufactures the IREMBASS, an unattended ground sensor system which uses sensors placed along likely avenues of enemy approach or intrusion in a battlefield environment. The sensors respond to seismic and acoustic disturbances, infrared energy and magnetic field changes and thus detect enemy activities. IREMBASS is currently in use by U.S. Special Operations Forces, the U.S. Army's Light Divisions and several foreign governments. The Company also provides the Intrusion Detection Early Warning System ("IDEWS"), a sensor system designed for platoon-level physical security applications. Weighing less than two pounds, this sensor system is ideal for covert perimeter intrusion detection, border protection and airfield or military installation security.

SPECIALIZED COMMUNICATION PRODUCTS

MICROWAVE COMPONENTS

   L-3 is the preeminent worldwide supplier of commercial off-the-shelf, high performance radio frequency ("RF") microwave components, assemblies and instruments supplying the wireless communications, industrial and military markets. The Company is also a leading provider of state-of-the-art space-qualified commercial satellite and strategic military RF products. L-3 sells many of these components under the well-recognized Narda brand name and through the world's most comprehensive catalog of standard, stocked hardware. L-3 also sells its products through a direct sales force and an extensive network of premier market representatives. Specific catalog offerings include wireless products, electro-mechanical switches, power dividers and hybrids, couplers/detectors, attenuators, terminations and phase shifters, isolators and circulators, adapters, control products, sources, mixers, waveguide components, RF safety products, power meters/monitors and custom passive products. The Company operates from two sites, Hauppauge, New York ("Narda East"), and Sacramento, California ("Narda West").

   Narda East represents approximately 65% of L-3's microwave sales volume, offering high performance microwave components, networks and instruments to the wireless, industrial and military communications markets. Narda East's products can be divided into three major categories: passive components, higher level wireless assemblies/monitoring systems and safety instruments.

   Passive components are generally purchased in narrow frequency configurations by wireless OEM equipment manufacturers and service providers. Similar components are purchased in wide frequency configurations by first tier military equipment suppliers. Commercial applications for Narda components are primarily in cellular or PCS base stations. Narda also manufactures higher level assemblies for wireless base stations and the paging industry. These products include communication antenna test sets, devices that monitor reflected power to determine if a cellular base station antenna is working and whether the base station radios are operating at peak power levels. Military applications include general procurement for test equipment or electronic surveillance and countermeasure systems. RF safety products are instruments which are used to measure the level of non-ionizing radiation in a given area, i.e., from an antenna, test set or other emitting source, and determine whether human exposure limits are within federal standards.

   Narda West designs and manufactures state-of-the-art space-qualified and wireless components. Space qualified components include channel amplifiers for satellite transponder control and diplexers/ multiplexers, which are used to separate various signals and direct them to the appropriate other sections of the payload. Narda West's primary areas of focus are communications satellite payload products. Channel amplifiers constitute Narda West's main satellite product. These components amplify the weak signals received from earth stations by a factor of 1 million, and then drive the power amplifier tubes that broadcast the signal back to earth. These products are sold to satellite manufacturers and offer lower cost, lower weight and improved performance versus in-house alternatives. On a typical satellite, for which there are 20 to 50 channel amps, Narda West's channel amps offer cost savings of up to 60% (up to $1 million per satellite) and decrease launch weight by up to 25 kilograms.

   Narda West products include wireless microwave components for cellular and PCS base station applications. These products include filters used to transmit and receive channel separation as well as ferrite components, which isolate certain microwave functions, thereby preventing undesired signal interaction. Other products include a wide variety of high-reliability power splitters, combiners and filters for spacecraft and launch vehicles, such as LLV, Tiros, THAAD, Mars Surveyor, Peacekeeper, Galileo, Skynet, Cassini, Milstar, Space Shuttle, LandSat, FltSatCom, GPS, GPS Block IIR, IUS, ACE, SMEX and certain classified programs. The balance of the operation's business is of an historical nature and involves wideband filters used for electronic warfare applications.

AVIONICS AND OCEAN SYSTEMS

O AVIATION RECORDERS

   L-3 manufactures commercial solid-state crash-protected aviation recorders ("black boxes") under the Fairchild brand name, and has delivered over 40,000 flight recorders to airplane manufacturers and airlines around the world. Recorders are mandated and regulated by various worldwide agencies for commercial airlines and a large portion of business aviation aircraft. Management anticipates growth opportunities in Aviation Recorders as a result of the current high level of orders for new commercial aircraft. Expansion into the military market shows continued growth opportunities. L-3 Recorders were recently selected for installation on the fleet of the Royal Australian Air Force and Royal Australian Army transport aircraft and are currently being installed on the U.S. Navy C-9 aircraft. There are two types of recorders: (i) the Cockpit Voice Recorder ("CVR") which records the last 30 to 120 minutes of crew conversation and ambient sounds from the cockpit and
(ii) the Flight Data Recorder ("FDR") which records the last 25 hours of aircraft flight parameters such as speed, altitude, acceleration, thrust from each engine and direction of the flight in its final moments. Recorders are highly ruggedized instruments, designed to absorb the shock equivalent to that of an object traveling at 268 knots stopping in 18 inches, fire resistant to 1,100 degrees centigrade and pressure resistant to 20,000 feet undersea for 30 days. Management believes that the Company has the leading worldwide market position for CVR's and FDR's.

O ANTENNA SYSTEMS

   Under the Randtron brand name, L-3 produces high performance antennas designed for surveillance, high-resolution, ultra-wide frequency bands, detection of low radar cross section ("LRCS") targets, LRCS installations, severe environmental applications and polarization diversity. L-3's main antenna product is a sophisticated 24-foot diameter antenna operational on all E-2C aircraft. This airborne antenna consists of a 24-foot rotating aerodynamic radome containing a UHF surveillance radar antenna, IFF antenna and forward and aft auxiliary antennas. Production of this antenna began in the early 1980s, and production is planned beyond 2000 for the E-2C, P-3 and C-130 AEW aircraft. The replacement for this antenna is a very adaptive radar currently under development for introduction early in the next decade. L-3 also produces broad-band antennas for a variety of tactical aircraft and rotary joints for the AWAC's and E-2C's antenna. Randtron has delivered over 2,000 aircraft sets of antennas and has a current backlog through 1999.

O DISPLAY SYSTEMS

   L-3 specializes in the design, development and manufacture of ruggedized display system solutions for military and high-end commercial applications. L-3's current product lines include cathode ray tubes ("CRTs"), the Actiview family of active matrix liquid crystal displays ("AMLCD"), and a family of high performance Display Processing systems. L-3 manufactures flat-panel displays that are used on platforms such as E-2C, F-117, and the LCAC (Landing Craft Air Cushion) vehicle. Recent new contracts for flat-panel displays include the SH-60J helicopter and the C-130 Senior Scout. L-3 also manufactures CRT displays for the E-2C Hawkeye, V-22 Osprey, and F-14 Tomcat and electronics used in aircraft anti-lock braking systems.

O OCEAN SYSTEMS

   The Company is one of the world's leading suppliers of acoustic undersea warfare systems, having designed, manufactured and supported a broad range of compact, lightweight, high performance acoustic systems for navies around the world for over forty years. This experience spans a wide range of platforms, including helicopters, submarines and surface ships, that employ the Company's sonar systems and countermeasures.

TELEMETRY, INSTRUMENTATION AND SPACE

   The Company is a leader in component products and systems used in telemetry and instrumentation for airborne applications such as satellites, aircraft, UAVs, launch vehicles, guided missiles, projectiles and targets. Telemetry involves the collection of data from these platforms, its transmission to ground stations for analysis, and its further dissemination or transportation to another platform. A principal use of this telemetry data is to measure as many as 1,000 different parameters of the platform's operation (in much the same way as a flight data recorder on an airplane measures various flight parameters) and transmit this data to the ground.

   Additionally, for satellite platforms, the equipment also acquires the command uplink that controls the satellite and transmits the necessary data for ground processing. In these applications, high reliability of components is crucial because of the high cost of satellite repair and the length of uninterrupted service required. Telemetry also provides the data to terminate the flight of missiles and rockets under errant conditions and/or at the end of a mission. Telemetry and command/control products are currently provided on missile programs such as AMRAAM, ASRAAM, AIM-9X, JASSM, JDAM, FOTT, ATACMS and PAC-3, as well as satellite programs such as GPS BLK IIF, GLOBALSTAR, EARTHWATCH, SBIRS, LUNAR PROSPECTOR and MTSAT.

O AIRBORNE, GROUND AND SPACE TELEMETRY

   The Company provides airborne equipment and data link systems to gather critical information and to process, format and transmit it to the ground through communication data links from a communications satellite, spacecraft, aircraft and/or missile. These products are available in both COTS and custom configurations. Major customers are the major defense contractors who manufacture aircraft, missiles, warheads, launch vehicles, munitions and bombs. Ground instrumentation activity occurs at the ground station where the serial stream of combined data is received and decoded in real-time, as it is received from the airborne platform. Data can be encrypted and decrypted during this process, an additional expertise that the Company offers. The Company recently introduced the NeTstar satellite ground station, which collapses racks of satellite RF receivers, demodulators and related units into a PC.

O SPACE PRODUCTS

   L-3 offers value-added solutions that require complex product integration, rich software content and comprehensive support to its customers. The Company focuses on the following niches within the satellite ground segment equipment market: telephony, video broadcasting and multimedia. The Company's customers include foreign PTT's, domestic and international prime communications infrastructure contractors, telecommunications or satellite service providers, broadcasters and media-related companies.

EMERGING COMMERCIAL PRODUCTS

O MEDICAL ARCHIVING AND SIMULATION SYSTEMS

   The Company and GE Medical Systems have jointly developed GEMnet(Trademark), a cardiac image management and archive system. GEMnet(Trademark) eliminates the use of cinefilm in a cardiac catheterization laboratory by providing a direct digital connection to the laboratory. The system provides for acquisition, display, analysis and short-and long-term archive of cardiac patient studies, providing significant cost savings and process improvements to the hospital. EchoNet(Trademark) is a digital archive management and review system designed specifically for the echocardiology profession. Echonet(Trademark) is the result of an exclusive strategic partnership with Heartlab, Inc. The system accepts digital echocardiology studies from a variety of currently available ultrasound systems, manages the studies, making them available on a network, and allows the physicians and technicians to become more productive. DICOMView(Trademark) is a multimodal, low-cost viewing station designed for use with standard IBM-compatible personal computer platforms. It makes full motion, full fidelity diagnostic images accessible for the cardiologist, surgeon and referring physician. EchoNet(Trademark) and DICOMView(Trademark) are trademarks of Heartlab, Inc. GEMnet(Trademark) is a trademark of GE.

   The Company has approximately a one-third equity ownership interest in Medical Education Technologies, Inc. ("METI"). METI is a medical technology company engaged in the development, manufacture and sale of Human Patient Simulators ("HPS"). The HPS is a computerized system with a life-like mannequin that reacts to medical treatments and interventions similar to a human being. Originally oriented to the anesthesiology training and education domain, METI has successfully expanded into cardiology, critical care, trauma care, allied health care, military medicine and continuing medical education. METI's target customers for its HPS include medical schools throughout the world, colleges with registered nursing programs, community colleges and state, local and volunteer emergency medical service organizations.

O WIRELESS LOOP TELECOMMUNICATION EQUIPMENT

   The Company is applying its wireless communication expertise to introduce local wireless loop equipment using a synchronous Code Division Multiple Access technology ("CDMA") supporting terrestrial and space based, fixed and mobile communication services. The system's principal targeted customer base is emerging market countries and rural areas where existing telecommunications infrastructure is inadequate or non-existent. The Company's system will have the potential to interface with low earth orbit ("LEO") PCS systems such as Globalstar, Iridium and/or any local public telephone network. The Company expects to manufacture for sale certain of the infrastructure equipment. The Company intends to pursue joint ventures with third parties for service and distribution capabilities. The Company has entered into product distribution agreements with Granger Telecom Ltd. for distribution in parts of Africa, the Middle East and the United Kingdom, and with Unisys for distribution in parts of Mexico and South America. This same technology is also being introduced into the Ellipso "big LEO" program to provide the key communications capability in the ground and user segments. In this program, the Company will provide the CDMA processing equipment in the Ground Control Segment and the Ellipso user terminals, both fixed and mobile.

O AIRPORT SECURITY EQUIPMENT

   The FAA has awarded the Company a development contract for next generation airport security equipment for explosive detection. L-3 has teamed with Analogic Corporation and GE to design and produce an explosive detection system ("EDS") utilizing a dual energy computer tomography ("CT") X-ray system. L-3's EDS system, the eXaminer 3DX(Trademark) 6000, will analyze the contents of checked baggage at airports for a wide-range of explosive material as specified by the FAA. The eXaminer 3DX(Trademark) 6000 will inspect baggage at an average of 675 bags per hour, which will allow screening of passenger-checked baggage for a large body aircraft, such as a Boeing 747, in approximately 40 minutes. It can be installed as a stand-alone unit in a conveyor system or in a mobile van. L-3 has shipped two prototype test units and FAA certification testing is expected to commence in the first half of 1998.

MAJOR CUSTOMERS

   The Company's sales are predominantly derived from contracts with agencies of, and prime contractors to, the Government. Various Government customers exercise independent purchasing decisions. Sales to the Government generally are not regarded as constituting sales to one customer. Instead, each contracting entity is considered to be a separate customer. In 1997, the Company performed under approximately 150 contracts with value exceeding $1 million for the Government. Pro forma 1997 sales to the Government, including sales through prime contractors, were $651.1 million. Pro forma sales to Lockheed Martin were $81.6 million in 1997. The Company's largest program, representing 10% of 1997 pro forma sales, is a long-term, sole source cost plus support contract for the U-2 Program. No other program represented more than 5% of pro forma 1997 sales.

RESEARCH AND DEVELOPMENT

   The Company employs scientific, engineering and other personnel to improve its existing product lines and to develop new products and technologies in the same or related fields. As of December 31, 1997, the Company employed approximately 2,000 engineers (of whom over 20% hold advanced degrees). The pro forma amounts of research and development performed under customer-funded contracts and Company-sponsored research projects, including bid and proposal costs, for 1997 were $150.2 million and $46.2 million, respectively.

COMPETITION

   The Company's ability to compete for defense contracts depends to a large extent on the effectiveness and innovativeness of its research and development programs, its ability to offer better program performance than its competitors at a lower cost to the Government customer, and its readiness in facilities, equipment and personnel to undertake the programs for which it competes. In some instances, programs are sole source or work directed by the Government to a single supplier. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the Government should choose to reopen the particular program to competition. Approximately 65% of the Company's 1997 pro forma sales related to sole source contracts.

   The Company experiences competition from industrial firms and U.S. government agencies, some of which have substantially greater resources. These competitors include: AlliedSignal, AMP, Inc., Aydin Corporation, Cubic Corporation, GTE Corporation, Harris Corporation, Hughes, Motorola, Raytheon and Titan Corporation. A majority of the sales of the Company is derived from contracts with the Government and its prime contractors, and such contracts are awarded on the basis of negotiations or competitive bids. Management does not believe any one competitor or a small number of competitors is dominant in any of the business areas of the Company. Management believes the Company will continue to be able to compete successfully based upon the quality and cost competitiveness of its products and services.

PATENTS AND LICENSES

   Although the Company owns some patents and has filed applications for additional patents, it does not believe that its operations depend upon its patents. In addition, the Company's Government contracts generally license it to use patents owned by others. Similar provisions in the Government contracts awarded to other companies make it impossible for the Company to prevent the use by other companies of its patents in most domestic work.

BACKLOG

   As of December 31, 1997, the Company's pro forma funded backlog was approximately $638.1 million. This backlog provides management with a useful tool to project sales and plan its business on an on-going basis; however, no assurance can be given that the Company's backlog will become revenues in any particular period or at all. Funded backlog does not include the total contract value of multi-year, cost-plus reimbursable contracts, which are funded as costs are incurred by the Company. Funded backlog also does not include unexercised contract options which represent the amount of revenue which would be recognized from the performance of contract options that may be exercised by customers under existing contracts and from purchase orders to be issued under indefinite quantity contracts or basic ordering agreements. Backlog is a more relevant predictor of future sales in the Secure Communication Systems business area. Current funded backlog in Secure Communication Systems as of December 31, 1997 was $306.0 million, of which approximately 93% is expected to be shipped in 1998. The Company believes backlog is a less relevant factor in the Specialized Communication Products business area given the nature of its catalog and commercial oriented business. Overall, approximately 85% of the Company's December 31, 1997 funded backlog is expected to be shipped in 1998.

                                         PRO FORMA
                                    FUNDED BACKLOG AS OF
                                      DECEMBER 31, 1997
                                    --------------------
                                       ($ IN MILLIONS)

Secure Communication Systems  .....        $306.0
Specialized Communication
 Products..........................         332.1
                                    --------------------
                                           $638.1
                                    ====================


GOVERNMENT CONTRACTS

   Approximately 73% of the Company's 1997 pro forma sales were made to agencies of the Government or to prime contractors or subcontractors of the Government.

   Approximately 64% of the Company's pro forma 1997 sales mix of contracts were firm fixed price contracts under which the Company agrees to perform for a predetermined price. Although the Company's fixed price contracts generally permit the Company to keep profits if costs are less than projected, the Company does bear the risk that increased or unexpected costs may reduce profit or cause the Company to sustain losses on the contract. Generally, firm fixed price contracts offer higher margin than cost plus type contracts. All domestic defense contracts and subcontracts to which the Company is a party are subject to audit, various profit and cost controls and standard provisions for termination at the convenience of the Government. Upon termination, other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and to an allowance for profit. Foreign defense contracts generally contain comparable provisions relating to termination at the convenience of the government. To date, no significant fixed price contract of the Company has been terminated.

   Companies supplying defense-related equipment to the Government are subject to certain additional business risks peculiar to that industry. Among these risks are the ability of the Government to unilaterally suspend the Company from new contracts pending resolution of alleged violations of procurement laws or regulations. Other risks include a dependence on appropriations by the Government, changes in the Government's procurement policies (such as greater emphasis on competitive procurements) and the need to bid on programs in advance of design completion. A reduction in expenditures by the Government for products of the type manufactured by the Company, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to the Company or substantial cost overruns would have an adverse effect on the Company's cash flow.

PROPERTIES

   The table below sets forth certain information with respect to manufacturing facilities and properties of the Company, excluding non-operating properties held for sale.

              LOCATION                   OWNED        LEASED
-----------------------------------  ------------  ------------
                                     (THOUSANDS OF SQUARE FEET)
L-3 Headquarters, NY ...............        --           58.7
SECURE COMMUNICATION SYSTEMS:
 Camden, NJ.........................        --          588.7
 Salt Lake City, UT.................        --          457.6
 Sierra Vista, AZ...................        --           18.8
 Camarillo, CA......................        --            2.4
 El Segundo, CA ....................        --            1.4
 Milpitas, CA.......................        --           21.4
 Oakland, CA........................        --            5.2
 Santa Ana, CA......................        --            5.0
 Santa Clara, CA ...................        --            6.2
 Santa Maria, CA ...................        --            9.8
 Colorado Springs, CO ..............        --            5.8
 Hartford, CT.......................        --            1.8
 Chicago, IL........................        --            7.3
 Boston, MA.........................        --           25.6
 Annapolis Junction, MD ............        --            6.6
 Wheaton, MD........................        --            0.5
 Moorestown, NJ.....................        --            2.8
 Shrewsbury, NJ.....................        --           22.5
 New York, NY.......................        --            5.9
 Cleveland, OH......................        --            1.4
 Fairfax, VA........................        --            1.6
 Warrentown, VA ....................        --            0.8
SPECIALIZED COMMUNICATION PRODUCTS:
 Folsom, CA ........................        --           57.5
 Lancaster, CA .....................        --            5.4
 Menlo Park, CA ....................        --           98.3
 San Diego, CA .....................     196.0           68.9
 San Mateo, CA .....................        --           14.8
 Santa Clara, CA ...................        --            2.0
 Sylmar, CA.........................        --          240.0
 Sarasota, FL.......................        --          143.7
 Merritt Island, FL ................        --            1.2
 Atlanta, GA .......................        --           52.1
 Alpharetta, GA ....................      40.0             --
 Norcross, GA ......................        --            4.8
 Lowell, MA.........................        --           47.0
 Hauppauge, NY .....................     240.0             --
 Warminster, PA ....................      44.7             --
 Hampshire (U.K.)...................        --            1.2
 Kiel, Germany......................        --          143.0
                                     ------------  ------------
Total...............................     520.7        2,137.7
                                     ============  ============

LEGAL PROCEEDINGS

   From time to time the Company is involved in legal proceedings arising in the ordinary course of its business. Management believes it is adequately reserved for these liabilities and that there is no litigation pending that could have a material adverse effect on the Company or its operations.

ENVIRONMENTAL MATTERS

   The Company's operations are subject to various federal, state and local environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in its operations. The Company continually assesses its obligations and compliance with respect to these requirements. Management believes that the Company's current operations are in substantial compliance with all applicable environmental laws and permits. The Company does not believe that its environmental compliance expenditures will have a material adverse effect on its financial condition or the results of its operations.

   Pursuant to the L-3 Acquisition Agreement, the Company has agreed to assume certain on-site and off-site environmental liabilities related to events or activities occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to retain all environmental liabilities for all facilities no longer used by the Businesses and to indemnify fully the Company for such prior site environmental liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years. The Company is aware of environmental contamination at two of the facilities acquired from Lockheed Martin that will require ongoing remediation. In November 1997, the Company sold one such facility located in Sarasota, Florida, while retaining a leasehold interest in a portion of that facility, to DMB in a transaction in which DMB contractually agreed to assume responsibility for further remediation of the Sarasota site. Management believes that the Company has established adequate reserves for the potential costs associated with the assumed environmental liabilities. However, there can be no assurance that any costs incurred will be reimbursable from the Government or covered by Lockheed Martin under the terms of the L-3 Acquisition Agreement or that the Company's environmental reserves will be sufficient.

   In connection with the acquisition of Ocean Systems, the Company has acquired the stock of ELAC. The premises currently leased by ELAC have environmental contamination consisting of chlorinated solvents in the groundwater beneath and adjoining the site. However, Honeywell Inc. ("Honeywell"), the previous owner of ELAC and the current owner of the property, has retained the liability for remediating the ELAC site and has contractually agreed to indemnify AlliedSignal and ELAC. Management believes that any necessary remediation will be covered by the Honeywell indemnification.

PENSION PLANS

   Pursuant to the L-3 Acquisition Agreement, Holdings and L-3 Communications assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which were transferred from Lockheed Martin to Holdings and L-3 Communications. Prior to the consummation of the L-3 Acquisition, Lockheed Martin received a letter from the PBGC which requested information regarding the transfer of such pension plans and indicated that the PBGC believed certain of such pension plans were underfunded using the PBGC's actuarial assumptions (which assumptions result in a larger liability for accrued benefits than the assumptions used for financial reporting under FASB 87.) The PBGC underfunding is related to the Subject Plans. As of December 31, 1997, the Company calculated the net funding position of the Subject Plans and believes them to be overfunded by approximately $5.9 million under ERISA assumptions, underfunded by approximately $10.2 million under FASB 87 assumptions and, on a termination basis, underfunded by as much as $57.5 million under PBGC assumptions.

   With respect to the Subject Plans, Lockheed Martin entered into an agreement (the "Lockheed Martin Commitment Agreement") among Lockheed Martin, L-3 and the PBGC dated as of April 30, 1997. The material terms and conditions of the Lockheed Martin Commitment Agreement include a commitment by Lockheed Martin to, under certain circumstances, assume sponsorship of the Subject Plans or provide another form of financial support for the Subject Plans. The Lockheed Martin Commitment Agreement will continue with respect to any Subject Plan until such time as such Subject Plan is no longer underfunded on a PBGC basis for two consecutive years or, at any time after May 31,

2002, the Company achieves investment grade credit ratings. Pursuant to the Lockheed Martin Commitment Agreement, the PBGC agreed that it would take no further action in connection with the L-3 Acquisition.

   In return for the Lockheed Martin Commitment, the Company entered into an agreement with Lockheed Martin, dated as of April 30, 1997, pursuant to which the Company provided certain assurances to Lockheed Martin including, but not necessarily limited to, (i) continuing to fund the Subject Plans consistent with prior practices and to the extent deductible for tax purposes and, where appropriate, recoverable under Government contracts, (ii) agreeing to not increase benefits under the Subject Plans without the consent of Lockheed Martin, (iii) restricting the Company from a sale of any businesses employing individuals covered by the Subject Plans if such sale would not result in reduction or elimination of the Lockheed Martin Commitment with regard to the specific plan and (iv) if the Subject Plans were returned to Lockheed Martin, granting Lockheed Martin the right to seek recovery from the Company of those amounts actually paid, if any, by Lockheed Martin with regard to the Subject Plans after their return. In addition, upon the occurrence of certain events, Lockheed Martin, at its option, will have the right to decide whether to assume sponsorship of any or all of the Subject Plans, even if the PBGC has not sought to terminate the Subject Plans. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.

   The Company believes, based in part upon discussions with its consulting actuaries, that any increase in pension expenses and future funding requirements from those currently anticipated for the Subject Plans would not be material.

EMPLOYEES

   As of December 31, 1997, the Company employed approximately 6,100 full-time and part-time employees. The Company believes that its relations with its employees are good.

   Approximately 540 of the Company's employees at its Communication Systems--East operation in Camden, New Jersey are represented by four unions, the Association of Scientists and Professional Engineering Personnel, the International Federation of Professional and Technical Engineers, the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers and an affiliate of the International Brotherhood of Teamsters. Three of the four collective bargaining agreements expire in mid-1998. While the Company has not yet initiated discussions with representatives of these unions, management believes it will be able to negotiate, without material disruption to its business, satisfactory new collective bargaining agreements with these employees. However, there can be no assurance that a satisfactory agreement will be reached with the covered employees or that a material disruption to the Company's Camden operations will not occur.

   Approximately 200 employees of Ocean Systems are represented by the United Auto Workers. The collective bargaining agreement expires in mid-1999. Approximately 140 of the employees at Ocean Systems' ELAC subsidiary in Kiel, Germany are represented by the Metal Trade Industrial Workers of the Hamburg Region and ELAC is represented by the Association of Metal Industry Employers for Schleswig-Holstein. The labor contract expires in mid-1998. While the Company has not yet initiated discussions with representatives of these unions, management believes it will be able to negotiate, without material disruption to its business, a satisfactory new labor contract with these employees. However, there can be no assurance that a satisfactory agreement will be reached with the covered employees or that a material disruption to operations of ELAC or Ocean Systems will not occur.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Under the L-3 Acquisition Agreement, Lockheed Martin has agreed to indemnify L-3, subject to certain limitations, for Lockheed Martin's breach of representations and warranties and L-3 has assumed certain obligations relating to environmental matters and benefits plans. These obligations include certain on-site and off-site environmental liabilities related to events or activities of the Businesses occurring prior to the L-3 Acquisition. Lockheed Martin has agreed to indemnify Holdings, subject to certain limitations, for its breach of (i) non-environmental representations and warranties up to $50 million (subject to a $5 million threshold) and (ii) for the first eight years following April 1997, to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at April 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years (subject to a $6 million threshold).

   Lockheed Martin provides to certain divisions of the Company certain management information systems services at Lockheed Martin's fully-burdened cost but without profit. Holdings, L-3 Communications and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

   In addition, Holdings and Lockheed Martin have entered into a Limited Noncompetition Agreement (the "Noncompetition Agreement") which, for up to three years from April 1997, in certain circumstances, precludes Lockheed Martin from engaging in the sale of any products that compete with the products of the Company that are set forth in the Noncompetition Agreement for specifically identified application of the products. Under the Noncompetition Agreement, Lockheed Martin is prohibited, with certain exceptions, from acquiring any business engaged in the sale of the specified products referred to in the preceding sentence, although Lockheed Martin may acquire such a business under circumstances where the exceptions do not apply provided that it offers to sell such business to L-3 within 90 days of its acquisition. The Noncompetition Agreement does not, among other exceptions,
(i) apply to businesses operated and managed by Lockheed Martin on behalf of the Government, (ii) prohibit Lockheed Martin from engaging in any existing businesses and planned businesses as of the closing of the L-3 Acquisition or businesses that are reasonably related to existing or planned businesses or
(iii) apply to selling competing products where such products are part of a larger system sold by Lockheed Martin.

   In the ordinary course of business L-3 sells products to Lockheed Martin and its affiliates. Pro forma and aggregated sales to Lockheed Martin were $81.6 million, $70.7 million and $25.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. See Note 19 to the Consolidated (Combined) Financial Statements.

   Sales of products to Lockheed Martin, excluding those under existing intercompany work transfer agreements, are made on terms no less favorable than those which would be available from non-affiliated third party customers. A significant portion of L-3's sales to Lockheed Martin are either based on competitive bidding or catalog prices.

STOCKHOLDERS AGREEMENT

   Holdings, Lockheed Martin, the Lehman Partnership and Messrs. Lanza and LaPenta entered into a stockholders agreement (the "Stockholders Agreement") which, except for the terms relating to (i) the registration rights, (ii) provision of services by Lehman Brothers Inc. and (iii) the standstill agreement by Lockheed Martin, terminates upon the consummation of the Common Stock Offering. Prior to the consummation of the Common Stock Offering, the Lehman Partnership is entitled to designate a majority of the members of the Board of Directors provided that it holds at least 35% of the capital stock of Holdings and remains the single largest shareholder.

   Pursuant to the Stockholders Agreement, certain of the existing stockholders have the right, from time to time on or after the 180-day period following the completion of the initial public offering and subject to certain conditions, to require the Company to register under the Securities Act shares of Common Stock held by them. Lockheed Martin, the Lehman Partnership and each of the Senior Management has three, four and one demand registration rights, respectively. In addition, the Stockholders

Agreement also provides certain existing stockholders with certain piggyback registration rights. The Stockholders Agreement provides, among other things, that the Company will pay expenses in connection with (i) up to two demand registrations requested by Lockheed Martin, up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by the Senior Management and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement.

   The Stockholders Agreement also provides that Lehman Brothers Inc. has the exclusive right to provide investment banking services to Holdings for the five-year period after the closing of the L-3 Acquisition (except that the exclusivity period is three years as to cash acquisitions undertaken by L-3). In the event that Lehman Brothers Inc. agrees to provide any investment banking services to L-3, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

   Under the Stockholders Agreement Lockheed Martin is subject to a standstill arrangement which generally prohibits any increase in its share ownership percentage over 34.9%.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   The following table provides information concerning the directors and executive officers of Holdings. All directors hold office until the next annual meeting of the stockholders. All officers serve at the discretion of the Board of Directors.

 NAME                     AGE                      POSITION
-----------------------  ----- -----------------------------------------------
Frank C. Lanza .........   66  Chairman, Chief Executive Officer and Director
Robert V. LaPenta ......   52  President, Chief Financial Officer and Director
Michael T. Strianese  ..   41  Vice President--Finance and Controller
Christopher C. Cambria     39  Vice President--General Counsel and Secretary
Robert F. Mehmel .......   35  Vice President--Planning and Assistant
                                 Secretary
Lawrence H. Schwartz  ..   60  Vice President--Business Development
Jimmie V. Adams ........   61  Vice President--Washington D.C. Operations
Robert RisCassi ........   62  Vice President--Washington D.C. Operations
David J. Brand .........   36  Director
Alberto M. Finali ......   43  Director
Eliot M. Fried .........   65  Director
Robert B. Millard ......   47  Director
Alan H. Washkowitz  ....   57  Director
Thomas A. Corcoran  ....   53  Director
Frank H. Menaker, Jr.  .   57  Director
John E. Montague .......   44  Director

   Frank C. Lanza, Chairman and CEO. Mr. Lanza was Executive Vice President of Lockheed Martin and a member of Lockheed Martin's Executive Council and Board of Directors. Mr. Lanza was formerly President and COO of Lockheed Martin's C(3)I and Systems Integration Sector, which comprised many of the businesses acquired by Lockheed Martin from Loral in 1996. At the time of the Loral acquisition, Mr. Lanza was President and COO of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with Dalmo Victor and Philco Western Development Laboratory.

   Robert V. LaPenta, President and Chief Financial Officer. Mr. LaPenta was a Vice President of Lockheed Martin and was Vice President and Chief Financial Officer of Lockheed's C(3)I and Systems Integration Sector. Prior to Lockheed Martin's acquisition of Loral, he was Loral's Senior Vice President and Controller since 1981. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979.

   Michael T. Strianese, Vice President-Finance and Controller. Mr. Strianese was Vice President and Controller of Lockheed Martin's C(3)I and Systems Integration Sector. From 1991 to the 1996 acquisition of Loral, he was Director of Special Projects at Loral. Prior to joining Loral, he spent 11 years with Ernst & Young. Mr. Strianese is a Certified Public Accountant.

   Christopher C. Cambria, Vice President-General Counsel and Secretary. Mr. Cambria joined Holdings in June 1997. From 1994 until joining Holdings, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore.

   Robert F. Mehmel, Vice President-Planning and Assistant Secretary. Mr. Mehmel was the Director of Financial Planning and Capital Review for Lockheed Martin's C(3)I and Systems Integration Sector. From 1984 to 1996, Mr. Mehmel held several accounting and financial analysis positions at Loral Electronic Systems and Loral. At the time of Lockheed Martin's acquisition of Loral, he was Corporate Manager of Business Analysis.

   Lawrence H. Schwartz, Vice President-Business Development. Between 1976 and 1987, Mr Schwartz was Vice President of Engineering, Senior Vice President of Business Development, Senior Vice President of the Rapport Program and Senior Vice President of development programs at Loral Electronic Systems. In 1987, Mr. Schwartz assumed the position of Corporate Vice-president of Technology for Loral Corporation. He then held that position for the C(3)I and System Integration Sector of Lockheed Martin.

   Jimmie V. Adams, Vice President-Washington, D.C. Operations. General Jimmie V. Adams (U.S.A.F.-ret.) was Vice President of Lockheed Martin's Washington Operations for the C(3)I and Systems Integration Sector. He held the same position at Loral and was an officer of Loral, prior to its acquisition by Lockheed Martin. Before joining Loral in 1993, he was Commander in Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

   Robert RisCassi, Vice President-Washington, D.C. Operations. General Robert W. RisCassi (U.S. Army-ret.) was Vice President of Land Systems for Lockheed Martin's C(3)I and Systems Integration Sector. He held the same position for Loral, prior to its acquisition by Lockheed Martin. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center.

   David J. Brand, Director. Mr. Brand is a Managing Director of Lehman Brothers and a principal in the Global Mergers & Acquisitions Group, leading Lehman Brothers' Technology Mergers and Acquisitions business. Mr. Brand joined Lehman Brothers in 1987 and has been responsible for merger and corporate finance advisory services for many of Lehman Brothers' technology and defense industry clients. Mr. Brand is currently a director of K&F Industries, Inc. Mr. Brand holds an M.B.A. from Stanford University's Graduate School of Business and a B.S. in Mechanical Engineering from Boston University.

   Alberto M. Finali, Director. Mr. Finali is a Managing Director of Lehman Brothers and principal of the Merchant Banking Group, based in New York. Prior to joining the Merchant Banking Group, Mr. Finali spent four years in Lehman Brothers' London office as a senior member of the M&A Group. Mr. Finali joined Lehman Brothers in 1987 as a member of the M&A Group in New York and became a Managing Director in 1997. Prior to joining Lehman Brothers, Mr. Finali worked in the Pipelines and Production Technology Group of Bechtel, Inc. in San Francisco. Mr. Finali holds an M.E. and an M.B.A. from the University of California at Berkeley, and a Laurea Degree in Civil Engineering from the Polytechnic School in Milan, Italy.

   Eliot M. Fried, Director. Mr. Fried is a Managing Director of Lehman Brothers. Mr. Fried joined Shearson, Hayden Stone, a predecessor firm, in 1976 and became a Managing Director in 1982. Mr. Fried has extensive experience in portfolio management and equity research. Mr. Fried is currently a director of Bridgeport Machines, Inc., Energy Ventures, Inc., SunSource L.P., Vernitron Corporation and Walter Industries, Inc. Mr. Fried holds an M.B.A. from Columbia University and a B.A. from Hobart College.

   Robert B. Millard, Director. Mr. Millard is a Managing Director of Lehman Brothers, Head of Lehman Brothers' Principal Trading & Investments Group and principal of the Merchant Banking Group. Mr. Millard joined Kuhn Loeb & Co. in 1976 and became a Managing Director of Lehman Brothers in 1983. Mr. Millard is currently a director of GulfMark International, Inc. and Energy Ventures, Inc. Mr. Millard holds an M.B.A. from Harvard University and a B.S. from the Massachusetts Institute of Technology.

   Alan H. Washkowitz, Director. Mr. Washkowitz is a Managing Director of Lehman Brothers and head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers

Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is currently a director of Illinois Central Corporation, K&F Industries, Inc. and McBride plc. Mr. Washkowitz holds an M.B.A. from Harvard University, a J.D. from Columbia University and an A.B. from Brooklyn College.

   Thomas A. Corcoran, Director. Mr. Corcoran has been the President and Chief Operating Officer of the Electronic Systems Sector of Lockheed Martin Corporation since March 1995. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace; he was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology, the Board of Governors of the Electronic Industries Association, a Director of the U.S. Navy Submarine League and a Director of REMEC Corporation.

   Frank H. Menaker, Jr., Director. Mr. Menaker has served as Senior Vice President and General Counsel of Lockheed Martin since July 1996. He served as Vice President and General Counsel of Lockheed Martin from March 1995 to July 1996, as Vice President of Martin Marietta Corporation from 1982 until 1995 and as General Counsel of Martin Marietta Corporation from 1981 until 1995. He is a director of Martin Marietta Materials, Inc., a member of the American Bar Association and has been admitted to practice before the United States Supreme Court. Mr. Menaker is a graduate of Wilkes University and the Washington College of Law at American University.

   John E. Montague, Director. Mr. Montague has been Vice President, Financial Strategies at Lockheed Martin responsible for mergers, acquisitions and divestiture activities and shareholder value strategies since March 1995. Previously, he was Vice President, Corporate Development and Investor Relations at Martin Marietta Corporation from 1991 to 1995. From 1988 to 1991, he was Director of Corporate Development at Martin Marietta Corporation, which he joined in 1977 as a member of the engineering staff. Mr. Montague is a director of Rational Software Corporation. Mr. Montague received his B.S. from the Georgia Institute of Technology and an M.S. in engineering from the University of Colorado.

   The Board of Directors intends to appoint two additional directors who are not affiliated with the Company promptly following the Common Stock Offering. The additional directors have not yet been identified.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. Currently, the Audit Committee consists of Messrs. Brand, Fried and Menaker. The Company intends to appoint to the Audit Committee only persons who qualify as an "independent" director for purposes of the rules and regulations of the NYSE. The Audit Committee will select and engage, on behalf of the Company, the independent public accountants to audit the Company's annual financial statements, and will review and approve the planned scope of the annual audit. Currently, Messrs. Millard and Montague serve as members of the Compensation Committee. The Compensation Committee establishes remuneration levels for certain officers of the Company, performs such functions as provided under the Company's employee benefit programs and executive compensation programs and administers the 1997 Stock Option Plan.

COMPENSATION OF DIRECTORS

   The current directors of the Company do not receive compensation for their services as directors. Any non-affiliated directors will receive directors' fees and reimbursements for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

   The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), a director of the Company shall not be liable to the

Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and
(iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

   Summary Compensation Table. The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the nine months ended December 31, 1997:

                          SUMMARY COMPENSATION TABLE

                                                              LONG TERM COMPENSATION AWARDS
                                                             -------------------------------
                                               ANNUAL
                                            COMPENSATION                       SECURITIES
                                        --------------------   RESTRICTED      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               SALARY    BONUS(1)  STOCK AWARDS    STOCK OPTIONS   COMPENSATION(2)
--------------------------------------  ----------  --------  ------------    -------------   --------------
Frank C. Lanza (Chairman and Chief
 Executive Officer)....................  $542,654     $--                       1,142,857         $ --
Robert V. LaPenta (President and Chief
 Financial Officer)....................   356,538      --                       1,142,857           --
Lawrence H. Schwartz (Vice President) .   145,327                                  17,000           --
Jimmie V. Adams (Vice President) ......   157,854                                  15,000           61
Robert RisCassi (Vice President) ......   125,704                                  15,000          611

------------
(1)    Bonus payments in respect of 1997 have not yet been determined.
(2)    Represents Company match under savings plan.

   Stock Options Granted in 1997. The following table sets forth information concerning individual grants of stock options made by the Company in 1997 to each of the Named Executive Officers.

                                OPTION GRANTS

                                                                INDIVIDUAL GRANTS
                                        ------------------------------------------------------------------------
                                           NUMBER OF      PERCENT OF
                                          SECURITIES     TOTAL OPTIONS
                                          UNDERLYING      GRANTED TO     EXERCISE
                                            OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    GRANT-DATE
NAME AND PRINCIPAL POSITION               GRANTED (#)     FISCAL YEAR     ($/SH)         DATE        VALUE(1)
--------------------------------------  -------------- ---------------  ---------- --------------  ------------
Frank C. Lanza (Chairman and Chief
 Executive Officer)....................    1,142,857(2)      38.2%         $6.47    April 30, 2007  $2,326,731
Robert V. LaPenta (President and Chief
 Financial Officer) ...................    1,142,857(2)      38.2%         $6.47    April 30, 2007  $2,326,731
Lawrence H. Schwartz (Vice President)         17,000          0.6%         $6.47     July 1, 2007   $   17,571
Jimmie V. Adams (Vice President) ......       15,000          0.5%         $6.47     July 1, 2007   $   15,504
Robert RisCassi (Vice President) ......       15,000          0.5%         $6.47     July 1, 2007   $   15,504

------------
(1) The grant-date valuation of the options was calculated using the minimum value method described in SFAS No. 123. The minimum value is computed as the current price of stock at grant-date reduced to exclude the present value of any expected dividends during the option's expected life minus the present value of the exercise price, and does not consider the expected volatility of the price of the stock underlying the option. The material assumptions underlying the computations are: an average discount rate 6.3%; a dividend yield of 0% and a weighted average expected option life of 5.49 years, with the option lives ranging from 2 years to 10 years.
(2) Half of the options granted consists of Time Options and half consists of Performance Options. See "--Employment Agreements" for description of the terms of these options.

   Aggregate Option Exercises. None of the Named Executive Officers exercised options in 1997.

PENSION PLAN

   The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan to a covered participant upon retirement at normal retirement age, based on the career average compensation (salary and bonus) and years of credited service with the Company.

 CAREER AVERAGE COMPENSATION              YEARS OF CREDITED SERVICE
---------------------------  ----------------------------------------------------
                                 15        20         25        30         35
                             --------- ---------  --------- ---------  ---------
$125,000....................  $ 18,981  $ 24,937   $ 29,833  $ 33,856   $ 37,164
 150,000....................    23,172    30,408     36,355    41,243     45,260
 175,000....................    27,364    35,879     42,877    48,629     53,357
 200,000....................    31,556    41,349     49,399    56,015     61,454
 225,000....................    35,747    46,820     55,921    63,402     69,550
 250,000....................    39,939    52,291     62,444    70,788     77,647
 300,000....................    48,322    63,233     75,488    85,561     93,840
 400,000....................    65,089    85,116    101,577   115,106    126,226
 450,000....................    73,472    96,057    114,621   129,879    142,420
 500,000....................    81,855   106,999    127,665   144,651    158,613
 750,000....................   123,772   161,707    192,887   218,515    239,579

   As of December 31, 1997, the current annual compensation and current years of credited service (including for Messrs. LaPenta, Adams and RisCassi, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $750,000 and one year; Mr. LaPenta, $500,000 and 26 years; Mr. Adams, $216,011 and 5 years; Mr. RisCassi, $172,016 and 4 years; and Mr. Schwartz, $229,000 and one year. Compensation covered under the pension plans includes amounts reported as salary and bonus in the Summary Compensation Table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Robert Millard, Steven Berger and John Montague served on the Compensation Committee of Holdings' Board of Directors during 1997. Mr. Berger resigned from Holdings' Board of Directors and the Compensation Committee in January 1998. No member of the Compensation Committee served as an officer of Holdings or L-3 Communications.

1997 STOCK OPTION PLAN

   In April 1997, Holdings adopted the 1997 Option Plan for Key Employees of Holdings (the "1997 Stock Option Plan") which authorizes the Compensation Committee to grant options to key employees of Holdings and its subsidiaries to acquire up to 3,255,815 shares of Common Stock. The Compensation Committee of the Board of Directors of Holdings, in its sole discretion, determines the terms of option agreements, including without limitation the treatment of option grants in the event of a change of control.

   On April 30, 1997, Holdings granted each of Messrs. Lanza and LaPenta options to purchase 1,142,857 shares of Common Stock. See "--Employment Agreements" for a description of the terms of these grants. On July 1, 1997 and November 11, 1997, the Compensation Committee authorized grants of options to employees of Holdings and its subsidiaries, other than Messrs. Lanza and LaPenta, to acquire an aggregate of 689,500 shares of Common Stock at an exercise price of $6.47 per share (the "Employee Options"). Each Employee Option was granted pursuant to an individual agreement that provides
(i) 20% of shares underlying the option will become exercisable on the first anniversary of the grant date, 50% will become exercisable on the second anniversary of the grant date and 30% will become exercisable on the third anniversary of the grant date; provided, that, in the event of an initial public offering of Common Stock, 15% of the shares underlying the option (which would otherwise become exercisable on the second anniversary of the grant date) will become exercisable on the earlier to occur of (A) the completion of the initial public offering of the Common Stock and (B) the first anniversary of the grant date; (ii) all shares underlying the option will become exercisable upon certain events constituting a change of control; and (iii) the option will expire upon the earliest to occur of (A) the tenth anniversary of the grant date (B) one year after termination of employment due to the optionee's death or permanent disability (C) immediately upon termination of the optionee's employment for cause and (D) three months after termination of optionee's employment for any other reason.

EMPLOYMENT AGREEMENTS

   Holdings entered into an employment agreement (the "Employment Agreements") with each of Mr. Lanza, Chairman and Chief Executive Officer of Holdings and L-3 Communications, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, President and Chief Financial Officer of Holdings and L-3 Communications, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. The Employment Agreements provide for an initial term of five years, which will automatically renew for one-year periods thereafter, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term.

   Upon a termination without cause (as defined) or resignation for good reason (as defined), Holdings will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The Employment Agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that Holdings pays the severance described above.

   Holdings has granted each of Messrs. Lanza and LaPenta (collectively, the "Equity Executives") nonqualified options to purchase, at $6.47 per share of Common Stock, 1,142,857 shares of Holdings' initial fully-diluted common stock. In each case, half of the options will be "Time Options" and half will be "Performance Options" (collectively, the "Options"). The Time Options will become exercisable with respect to 20% of the shares subject to the Time Options on each of the first five anniversaries of the closing of the L-3 Acquisition (the "Closing") if employment continues through and including such date. The Performance Options will become exercisable nine years after the Closing, but will become exercisable earlier with respect to up to 20% of the shares subject to the Performance Options on each of the first five anniversaries of the Closing, to the extent certain EBITDA targets are achieved. The Options will become fully exercisable under certain circumstances, including a change in control. The Option term is ten years from the Closing; except that (i) if the Equity Executive is fired for cause or resigns without good reason, the Options expire upon termination of employment; (ii) if the Equity Executive is fired without cause, resigns for good reason, dies, becomes disabled or retires, the Options expire one year after termination of employment. Unexercisable Options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, Holdings may terminate the Options, so long as the Equity Executives are cashed out or permitted to exercise their Options prior to such change of control.

                          OWNERSHIP OF CAPITAL STOCK

   Following the consummation of the Common Stock Offering, the existing 2,944,000 shares of Class B Common Stock of Holdings will convert to Common Stock. Assuming such conversion, as of December 31, 1997, there were 20,000,000 shares of Common Stock outstanding. The following table sets forth certain information regarding the beneficial ownership of the shares of the Common Stock of Holdings, as of December 31, 1997, by each person who beneficially owns more than five percent of the outstanding shares of Common Stock of Holdings and by the directors and certain executive officers of Holdings, individually and as a group.

                                                                                 PERCENTAGE OWNERSHIP
                                                                            ------------------------------
                                                                                 BEFORE          AFTER
                                                                              COMMON STOCK   COMMON STOCK
                  NAME OF BENEFICIAL OWNER                    COMMON STOCK      OFFERING       OFFERING
-----------------------------------------------------------  -------------- --------------  --------------
Lehman Brothers Capital Partners III, L.P. and
 affiliates(1)
 c/o Lehman Brothers Inc.
 Three World Financial Center
 New York, New York 10285 ..................................   10,020,000         50.1%            %
Lockheed Martin Corporation
 6801 Rockledge Drive
 Bethesda, Maryland 20817-1877 .............................    6,800,000         34.0
Frank C. Lanza
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York, 10016 .................................    1,472,000          7.4
Robert V. LaPenta
 c/o L-3 Communications Holdings, Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016 ..................................    1,472,000          7.4
All directors and executive officers as group (16 persons)      3,180,000         15.9

------------
(1) David J. Brand, Alberto M. Finali, Eliot M. Fried, Robert B. Millard and Alan H. Washkowitz, each of whom is director of Holdings, are each Managing Directors of Lehman Brothers Inc. As limited partners of Lehman Brothers Capital Partners III, L.P. or other affiliated partnerships sponsored by Lehman Brothers, all such individuals may be deemed to have shared beneficial ownership of shares of Common Stock held by Lehman Brothers Capital Partners III, L.P. and such affiliated partnerships. Such individuals disclaim any such beneficial ownership.

                     DESCRIPTION OF CERTAIN INDEBTEDNESS

SENIOR CREDIT FACILITIES

   The Senior Credit Facilities have been provided by a syndicate of banks and other financial institutions led by Lehman Commercial Paper Inc., as Arranger and Syndication Agent. The Senior Credit Facilities provide for $175.0 million in term loans (the "Term Loan Facilities") and for $200.0 million in revolving credit loans (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Senior Credit Facilities"). The Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice (the "Swingline Loans"). The Term Loans, originally funded on April 30, 1997, comprised of a Tranche A Term Loan ($100.0 million), which had an initial maturity of six years, a Tranche B Term Loan ($45.0 million), which had an initial maturity of eight years, and a Tranche C Term Loan ($30.0 million), which had an initial maturity of nine years. The Revolving Loan Termination Date (as defined therein) is March 31, 2003.

   All borrowings under the Senior Credit Facilities bear interest, at L-3 Communications' option, at either: (A) a "base rate" equal to, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and
(b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America NT&SA, as Administrative Agent, in San Francisco, California, as its "reference rate" plus (i) in the case of the Tranche A Term Loan, the Revolving Credit Facility and the Swingline Loans, a debt to EBITDA-dependent rate ranging from 0.50% to 1.25% per annum, (ii) in the case of the Tranche B Term Loan, a rate of 1.50% per annum or (iii) in the case of the Tranche C Term Loan, a rate of 1.75% per annum or (B) a "LIBOR rate" equal to, for any Interest Period (as defined in the Senior Credit Facilities), with respect to LIBOR Loans comprising part of the same borrowing, the London interbank offered rate of interest per annum for such Interest Period as determined by the Administrative Agent, plus (i) in the case of the Tranche A Term Loan and the Revolving Credit Facility, a debt to EBITDA-dependent rate ranging from 1.50% to 2.25% per annum, (ii) in the case of the Tranche B Term Loan, a rate of 2.50% per annum or (iii) in the case of the Tranche C Term Loan, a rate of 2.75% per annum.

   L-3 Communications will pay a commitment fee calculated at a debt to EBITDA-dependent rate ranging from 0.375% to 0.50% per annum of the available unused commitment under the Revolving Credit Facility, in each case in effect on each day. Such fee will be payable quarterly in arrears and upon termination of the Revolving Credit Facility.

   L-3 Communications will pay a letter of credit fee calculated at a debt to EBITDA-dependent rate ranging from 1.50% to 2.25% per annum of the face amount of each letter of credit and a fronting fee calculated at a rate equal to 0.125% per annum of the face amount of each letter of credit. Such fees will be payable quarterly in arrears and upon the termination of the Revolving Credit Facility. In addition, L-3 Communications will pay customary transaction charges in connection with any letters of credit.

   The foregoing debt to EBITDA-dependent rates range from the low rate specified if the ratio of debt to EBITDA is less than 3.75 to 1.0 to the high rate specified if such ratio is at least equal to 4.75 to 1.0.

   The Term Loans are subject to the following amortization schedule:

           TRANCHE A TERM LOAN  TRANCHE B TERM LOAN TRANCHE C TERM LOAN
           ------------------- -------------------  -------------------
Year 1 ...     $ 4,000,000          $   500,000         $   500,000
Year 2 ...       5,000,000              500,000             500,000
Year 3 ...      15,000,000              500,000             500,000
Year 4 ...      21,000,000              500,000             500,000
Year 5 ...      27,000,000              500,000             500,000
Year 6 ...      28,000,000              500,000             500,000
Year 7 ...              --           20,000,000             500,000
Year 8 ...              --           22,000,000             500,000
Year 9 ...              --                   --          26,000,000

   Borrowings under the Senior Credit Facilities are subject to mandatory prepayment (i) with the net proceeds of any incurrence of indebtedness with certain exceptions to be agreed, (ii) with the proceeds of certain asset sales and (iii) on an annual basis with (A) 75% of the Company's excess cash flow (as defined in the Senior Credit Facilities) if the ratio of the Company's debt to EBITDA is greater than 3.5 to 1.0 or (B) 50% of such excess cash flow if the ratio is less than 3.5 to 1.0.

   L-3 Communications' obligations under the Senior Credit Facilities are secured by a lien on substantially all of the tangible and intangible assets of the Company, including: (i) a pledge by Holdings of the stock of L-3 Communications and (ii) a pledge by L-3 Communications and its direct and indirect subsidiaries of all of the stock of their respective domestic subsidiaries and 65% of the stock of L-3 Communications' first-tier foreign subsidiaries. In addition, indebtedness under the Senior Credit Facilities is guaranteed by Holdings and by all of L-3 Communications' direct and indirect domestic subsidiaries.

   The Senior Credit Facilities contain customary covenants and restrictions on L-3 Communications' ability to engage in certain activities. In addition, the Senior Credit Facilities provide that L-3 Communications must meet or exceed certain interest coverage ratios and must not exceed a leverage ratio. The Senior Credit Facilities also include customary events of default.

10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

   L-3 Communications has outstanding $225.0 million in aggregate principal amount of its 10 3/8% Senior Subordinated Notes due 2007 (the "1997 Notes"). The 1997 Notes are subject to the terms and conditions of an Indenture (the "1997 Indenture") dated as of April 30, 1997 between L-3 Communications and The Bank of New York, as trustee, a copy of which was filed as an exhibit to L-3 Communications' Registration Statement on Form S-4 relating to the 1997 Notes. The 1997 Notes are subject to all of the terms and conditions of the 1997 Indenture. The following summary of the material provisions of the 1997 Indenture does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the 1997 Indenture and those terms made a part of the 1997 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 1997 Indenture and not otherwise defined herein are used below with the meanings set forth in the 1997 Indenture.

   General. The 1997 Notes will mature on May 1, 2007 and bear interest at 10 3/8% per annum, payable semi-annually on May 1 and November 1 of each year. The 1997 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future Senior Debt of L-3 Communications and rank pari passu with the Notes. The 1997 Notes will be unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by all of L-3 Communications' future Restricted Subsidiaries other than Foreign Subsidiaries.

   Optional Redemption. The 1997 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 1, 2002 at redemption prices (plus accrued and unpaid interest) starting at 105.188% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 1, 2002 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 1, 2005 and thereafter.

   In addition, prior to May 1, 2000, L-3 Communications may redeem up to 35% of the aggregate principal amount of the 1997 Notes with the net proceeds of one or more Equity Offerings (as defined in the Indentures), to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, at a price equal to 109.375% of the principal (plus accrued and unpaid interest) provided that at least 65% of the original aggregate principal amount of the 1997 Notes remains outstanding thereafter.

   Change of Control. Upon the occurrence of a Change of Control, each holder of the 1997 Notes may require L-3 Communications to repurchase all or a portion of such holder's 1997 Notes at a purchase price equal to 101% of the principal amount thereof (plus accrued and unpaid interest). Generally, a Change of Control, means the occurrence of any of the following: (i) the disposition of all or substantially all of L-3 Communications' assets to any person, (ii) the adoption of a plan relating to the liquidation or dissolution of L-3 Communications, (iii) the consummation of any transaction in which a person other than the Principals and their Related Parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications, or (iv) the first day on which a majority of the members of the Board of Directors of L-3 Communications are not Continuing Directors.

   Subordination. The 1997 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future Senior Debt of L-3 Communications. The 1997 Notes will rank senior in right of payment to all subordinated Indebtedness of L-3 Communications. Any Subsidiary Guarantees would be general unsecured obligations of the Guarantors and are subordinated to the Senior Debt and to the guarantees of Senior Debt of such Guarantors. The Subsidiary Guarantees rank senior in right of payment to all subordinated Indebtedness of the Guarantors.

   Certain Covenants. The 1997 Indenture contains a number of covenants restricting the operations of L-3 Communications, which, among other things, limit the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from Subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

   Events of Default. Events of Default under the 1997 Indenture include the following: (i) a default for 30 days in the payment when due of interest on the 1997 Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by L-3 Communications to comply with certain provisions of the 1997 Indenture (subject, in some but not all cases, to notice and cure periods); (iv) default under Indebtedness for money borrowed by L-3 Communications or any of its Restricted Subsidiaries in excess of $10.0 million; (v) failure by L-3 Communications or any Restricted Subsidiary that would be a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or (vii) certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its Restricted Subsidiaries.

   Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may accelerate the maturity of all the 1997 Notes as provided in the 1997 Indenture.

  % SENIOR SUBORDINATED NOTES DUE 2008

   Pursuant to a Registration Statement on Form S-1 filed with the Commission
on February   , 1998 (the "Notes Registration Statement"), L-3 Communications
is concurrently offering $150.0 million in aggregate principal amount of    %
Senior Subordinated Notes due 2008 (the "Notes"). The Notes will be subject to the terms and conditions of an Indenture (the "Indenture", and, together
with the 1997 Indenture, the "Indentures") to be dated as of          , 1998,
between L-3 Communications and              as trustee, a form of which was
filed as an exhibit to the Notes Registration Statement. The Notes will be subject to all of the terms and conditions of the Indenture. The following summary of the material provisions of the Indenture does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the Indenture and not otherwise defined herein are used below with the meanings set forth in the Indenture.

   General. The Notes will mature on       , 2008 and bear interest at   %
per annum, payable semi-annually on       and       of each year. The Notes
are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future Senior Debt of L-3 Communications and will rank pari passu with the 1997 Notes. The Notes will be unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by all of L-3 Communications' future Restricted Subsidiaries other than Foreign Subsidiaries.

   Optional Redemption. The Notes will be subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after
       , 2003 at redemption prices (plus accrued and
unpaid interest) starting at   % of principal (plus accrued and unpaid
interest) during the 12-month period beginning        , 2003 and declining
annually to 100% of principal (plus accrued and unpaid interest) on      ,
2006 and thereafter.

   In addition, prior to      , 2001, L-3 Communications may redeem up to 35%
of the aggregate principal amount of Notes with the net proceeds of one or more Equity Offerings, to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, at a
price equal to   % of the principal (plus accrued and unpaid interest)
provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding thereafter.

   Change of Control. Upon the occurrence of a Change of Control, each holder of the Notes may require L-3 Communications to repurchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof (plus accrued and unpaid interest). Generally, a Change of Control, means the occurrence of any of the following: (i) the disposition of all or substantially all of L-3 Communications' assets to any person, (ii) the adoption of a plan relating to the liquidation or dissolution of L-3 Communications, (iii) the consummation of any transaction in which a person other than the Principals and their Related Parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications, or (iv) the first day on which a majority of the members of the Board of Directors of L-3 Communications are not Continuing Directors.

   Subordination. The Notes will be general unsecured obligations of L-3 Communications and will be subordinate to all existing and future Senior Debt of L-3 Communications. The Notes will rank senior in right of payment to all subordinated Indebtedness of L-3 Communications. Any Subsidiary Guarantees would be general unsecured obligations of the Guarantors and are subordinated to the Senior Debt and to the guarantees of Senior Debt of such Guarantors. The Subsidiary Guarantees rank senior in right of payment to all subordinated Indebtedness of the Guarantors.

   Certain Covenants. The Indenture will contain a number of covenants restricting the operations of L-3 Communications, which, among other things, limit the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from Subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

   Events of Default. Events of Default under the Indenture will include the following: (i) a default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by L-3 Communications to comply with certain provisions of the Indenture (subject, in some but not all cases, to notice and cure periods); (iv) default under Indebtedness for money borrowed by L-3 Communications or any of its Restricted Subsidiaries in excess of $10.0 million; (v) failure by L-3 Communications or any Restricted Subsidiary that would be a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or
(vii) certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its Restricted Subsidiaries.

   Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may accelerate the maturity of all the Notes as provided in the Indenture.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

   As of the date of this Prospectus, the Amended and Restated Certificate of Incorporation of Holdings authorizes 25 million shares of Class A Common Stock, par value $0.01 per share, 3 million shares of Class B Common Stock, par value $0.01 per share, and 3 million shares of Class C Common Stock, par value $0.01 per share. Immediately prior to the consummation of the Common Stock Offering, Holdings intends to amend its Certificate of Incorporation to convert the different classes of common stock into one class, the Common Stock, with each outstanding share of Class A and Class B Common Stock being converted into one share of Common Stock, and to increase the authorized
shares to    shares of Common Stock. Unless the context otherwise requires, this Prospectus assumes the completion of such conversion of Class A and Class B Common Stock into the Common Stock. As of December 31, 1997, the outstanding capital stock of Holdings consisted of 20,000,000 shares of Common Stock held by 26 stockholders of record, which will be filed with the Secretary of the State of Delaware upon consummation of the Common Stock Offering. The following summaries of certain provisions of the Common Stock do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the Amended and Restated Certificate of Incorporation and Bylaws of Holdings, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by applicable law.

COMMON STOCK

   Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders of Holdings, and do not have cumulative voting rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preferred stock and any other provisions of Holdings' Certificate of Incorporation. Holdings does not, however, anticipate paying any cash dividends in the foreseeable future. Holders of Common Stock have no preemptive or other rights to subscribe for additional shares. No shares of Common Stock are subject to redemption or a sinking fund. In the event of any liquidation, dissolution or winding up of Holdings, after payment of the debts and other liabilities of Holdings, and subject to the rights of holders of shares of preferred stock, holders of Common Stock are entitled to share pro rata in any distribution to the stockholders. All of the outstanding shares of Common Stock are, and the shares offered hereby will be, fully paid and nonassessable. See "Risk Factors -- Ownership of Holdings and L-3 Communications", "Dividend Policy", "Dilution" and "Shares Eligible for Future Sale".

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

   The Company is a Delaware corporation subject to Section 203 of the DGCL ("Section 203"). Section 203 provides in general that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to
Section 203 (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "Business Combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the Common Stock is           .

                       SHARES ELIGIBLE FOR FUTURE SALE

GENERAL

   Prior to completion of the Common Stock Offering, there has been no public market for the Common Stock. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock.

   Upon the consummation of the Common Stock Offering, Holdings will have shares of Common Stock issued and outstanding. All of the shares of Common Stock to be sold in the Common Stock Offering (and any shares sold upon exercise of the U.S. Underwriters' over-allotment option) will be freely tradable without restrictions or further registration under the Securities Act, except for any shares purchased by an "affiliate" of Holdings (as that term is defined in Rule 144 under the Securities Act ("Rule 144")), which will be subject to the resale limitations of Rule 144. The remaining shares of Common Stock outstanding are "restricted securities" as that term is defined in Rule 144 and are also subject to certain restrictions on disposition. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. Sales of restricted securities in the public market, or the availability of such shares for sale, could have an adverse effect on the price of the Common Stock. See "Risk Factors -- Absence of Public Market; Possible Volatility of Stock Price", "Risk Factors -- Substantial and Immediate Dilution", "Risk Factors -- Shares Eligible for Future Sale" and "Dilution".

RULE 144

   In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned shares of Common Stock for at least one year, including a person who may be deemed an "affiliate" of Holdings, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of shares of the class of stock sold or the average weekly reported trading volume of the class of stock being sold during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of Holdings at any time during the three months preceding a sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

   All executive officers and directors and the existing shareholders of the Company who, after the Common Stock Offering, will hold in the aggregate approximately 20,000,000 shares of Common Stock have agreed, pursuant to lock-up agreements, that they will not, without the prior written consent of Lehman Brothers Inc., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or securities exercisable or exchangeable for Common Stock or enter into any derivative transaction with similar effect as a sale of Common Stock for a period of 180 days after the date of this Prospectus. The restrictions described in this paragraph do not apply to (i) the sale of Common Stock to the Underwriters, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus or
(iii) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Common Stock.

   The Company intends to file registration statements under the Securities Act to register all shares of Common Stock issuable pursuant to the Company's Stock Option Plan. Subject to the completion of the 180-day period described above, shares of Common Stock issued under, or issued upon the exercise of awards issued under such plans and after the effective date of such registration statements, generally will be eligible for sale in the public market. See "Management -- Executive Compensation".

REGISTRATION RIGHTS

   Pursuant to the Stockholders Agreement, certain of the existing stockholders have the right, under certain circumstances and subject to certain conditions, to require the Company to register under the

Securities Act shares of Common Stock held by them. Lockheed Martin, the Lehman Partnership and each of the Senior Management has three, four and one demand registration rights, respectively. In addition, the Stockholders Agreement also provides all of the existing stockholders with certain piggyback registration rights. The Stockholders Agreement provides, among other things, that the Company will pay expenses in connection with (i) up to two demand registrations requested by Lockheed Martin, up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by the Senior Management and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

   The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holder. For this purpose, a "Non-U.S. Holder" is any person who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust. This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances. Furthermore, this discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change. EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION.

DIVIDENDS

   Dividends paid to a Non-U.S. Holder of Common Stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under such effectively connected income exemption. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

   Under current law, dividends paid to an address outside the United States are presumed to be paid to a resident of such country (unless the payer has knowledge to the contrary) for purposes of the withholding tax discussed above and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under recently finalized United States Treasury regulations (the "Final Regulations"), a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate (and avoid back-up withholding as discussed below) for dividends paid after December 31, 1998, will be required to satisfy applicable certification and other requirements.

   A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS").

GAIN ON DISPOSITION OF COMMON STOCK

   A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes.

   An individual Non-U.S. Holder described in clause (i) above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty. The Company is not and does not anticipate becoming a "U.S. real property holding corporation" for United States federal income tax purposes.

FEDERAL ESTATE TAX

   Common Stock held by an individual Non-U.S. Holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

   The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

   Under current law, backup withholding at the rate of 31% generally will not apply to dividends paid to a Non-U.S. Holder at an address outside the United States (unless the payer has knowledge that the payee is a U.S. person). Under the Final Regulations, however, a Non-US Holder will be subject to back-up withholding unless applicable certification requirements are met.

   Payment of the proceeds of a sale of Common Stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for a certain period from the conduct of a trade or business in the United States, such payments will be subject to information reporting, but not backup withholding, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                 UNDERWRITING

   Under the terms of, and subject to the conditions contained in, the U.S. Underwriting Agreement, the form of which is filed as an Exhibit to the Registration Statement (the "Registration Statement") of which this Prospectus forms a part, the underwriters named below (the "U.S. Underwriters"), for whom Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated and C.E. Unterberg, Towbin are acting as representatives (the "U.S. Representatives"), have severally agreed, subject to the terms and conditions of the U.S. Underwriting Agreement, to purchase from Holdings, and Holdings has agreed to sell to each U.S. Underwriter, the aggregate number of shares of Common Stock set forth opposite the name of each such U.S. Underwriter below:

                                               NUMBER OF SHARES
  U.S. UNDERWRITERS                             OF COMMON STOCK
---------------------                        --------------------
Lehman Brothers Inc. .......................
Bear, Stearns & Co. Inc. ...................
Credit Suisse First Boston Corporation  ....
Morgan Stanley & Co. Incorporated ..........
C.E. Unterberg, Towbin .....................

                                             --------------------
  Total ....................................
                                             ====================


   Under the terms of, and subject to the conditions contained in, the International Underwriting Agreement, the form of which is filed as an Exhibit to the Registration Statement, the managers named below of the concurrent offering of the shares of Common Stock outside the U.S. and Canada (the "International Managers"), for whom Lehman Brothers International (Europe), Bear, Stearns International Limited, Credit Suisse First Boston (Europe) Limited, Morgan Stanley & Co. International Limited and C.E. Unterberg, Towbin are acting as lead managers (the "Lead Managers" and, together with the U.S. Representatives, the "Representatives"), have severally agreed, subject to the terms and conditions of the International Underwriting Agreement, to purchase from Holdings, and Holdings has agreed to sell to each International Manager, the aggregate number of shares of Common Stock set forth opposite the name of each International Manager below:

                                                    NUMBER OF SHARES
  INTERNATIONAL MANAGERS                             OF COMMON STOCK
--------------------------                        --------------------
Lehman Brothers International (Europe)  .........
Bear, Stearns International Limited .............
Credit Suisse First Boston (Europe) Limited  ....
Morgan Stanley & Co. International Limited  .....
C.E. Unterberg, Towbin...........................

                                                  --------------------
  Total .........................................
                                                  ====================

   The U.S. Underwriting Agreement and the International Underwriting Agreement (collectively, the "Underwriting Agreements") provide that the obligations of the U.S. Underwriters and the International Managers to purchase shares of Common Stock are subject to certain conditions, and that if any of the foregoing shares of Common Stock are purchased by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement or by the International Managers pursuant to the International Underwriting Agreement, then all the shares of Common Stock agreed to be purchased by the U.S. Underwriters and the International Managers, as the case may be, pursuant to their respective Underwriting Agreements, must be so purchased. The offering price and underwriting discounts and commissions per share for the U.S. Offering and the International Offering are identical. The closing of the U.S. Offering is a condition to the closing of the International Offering and the closing of the International Offering is a condition to the closing of the U.S. Offering.

   Holdings has been advised by the Representatives that the U.S. Underwriters and the International Managers propose to offer the shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus, and to certain selected dealers (who may include the U.S. Underwriters and the International Managers) at such public
offering price less a selling concession not in excess of $     per share.
The selected dealers may reallow a concession not in excess of $     per
share to certain brokers and dealers. After the Common Stock Offering, the public offering price, the concession to selected dealers and the reallowance may be changed by the U.S. Underwriters and the International Managers.

   Holdings has agreed to indemnify, under certain circumstances, the U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act, and to contribute, under certain circumstances, to payments that the U.S. Underwriters and the International Managers may be required to make in respect thereof.

   Holdings has granted to the U.S. Underwriters options to purchase up to an
aggregate of     additional shares of Common Stock, exercisable solely to
cover over-allotments, at the public offering price less the underwriting discounts and commissions shown on the cover page of this Prospectus. Such options may be exercised at any time until 30 days after the date of the U.S. Underwriting Agreement. To the extent that the over-allotment option is exercised, each U.S. Underwriter or International Manager, as the case may be, will be committed, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such U.S. Underwriter's or International Manager's initial commitment as indicated in the preceding tables.

   Prior to the Common Stock Offering, there has been no public market for the shares of Common Stock. The initial public offering price was negotiated between Holdings and the Representatives. Among the factors considered in determining the initial public offering price of the shares of Common Stock, in addition to prevailing market conditions, were the Company's historical performance and capital structure, estimates of business potential and earning prospects of the Company, an overall assessment of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

   The U.S. Underwriters and the International Managers have entered into an Agreement Between U.S. Underwriters and International Managers pursuant to which each U.S. Underwriter has agreed that, as part of the distribution of the shares of Common Stock offered in the U.S. Offering, (i) it is not purchasing any such shares for the account of anyone other than a U.S. Person (as defined below), and (ii) it has not offered or sold, will not offer, sell, resell or deliver, directly or indirectly, any such shares or distribute any prospectus relating to the U.S. Offering to anyone other than a U.S. Person. In addition, pursuant to such Agreement, each International Manager has agreed that, as part of the distribution of the shares of Common Stock offered in the International Offering, (i) it is not purchasing any such shares for the account of a U.S. Person, and (ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any of such shares or distribute any prospectus relating to the International Offering to any U.S. Person.

   The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Underwriting Agreements and the Agreement Between U.S. Underwriters and International Managers, including (i) certain purchases and sales between U.S. Underwriters and the International Managers, (ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion, (iii) purchases, offers or sales by a U.S. Underwriter who is also acting as an International Manager or by an International Manager who is also acting as a U.S. Underwriter and (iv) other transactions specifically approved by the U.S. Representatives and the Lead Managers. As used herein, the term "U.S. Person" means any resident or national of the United States or Canada and its provinces, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada and its provinces, or any estate or trust the income of which is subject to United States or Canadian federal income taxation regardless of the source, and the term "United States" means the United States of America (including the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

   Pursuant to the Agreement Between the U.S. Underwriters and the International Managers, sales may be made between the U.S. Underwriters and the International Managers of such a number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the public offering price as then in effect for the shares of Common Stock being sold by the U.S. Underwriters and the International Managers less an amount equal to the selling concession allocable to such shares of Common Stock, unless otherwise determined by mutual agreement. To the extent that there are sales between the U.S. Underwriters and the International Managers pursuant to the Agreement Between the U.S. Underwriters and the International Managers the number of shares of Common Stock available for sale by the U.S. Underwriters or by the International Managers may be more or less than the amount specified on the cover page of the Prospectus.

   Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the U.S. Underwriters and certain selling group members to bid for and purchase shares of Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

   If the U.S. Underwriters create a short position in the Common Stock in connection with the Common Stock Offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the U.S. Representatives may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives also may elect to reduce any short position by exercising all or part of the over-allotment options described herein.

   The U.S. Representatives may also impose a penalty bid on certain U.S. Underwriters and selling group members. This means that, if the U.S. Representatives purchase shares of Common Stock in the open market to reduce the U.S. Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the U.S. Underwriters and selling group members who sold those shares as part of the Common Stock Offering.

   In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the Common Stock Offering.

   Neither the Company nor any of the U.S. Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the U.S. Underwriters makes any representation that the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   Each International Manager has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the date of issue of the shares of Common Stock, will not offer or sell any shares of Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on, and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995.

   Application will be made to have the Common Stock listed on the NYSE under the symbol "LLL".

   Holdings and L-3 Communications have agreed that they will not, subject to certain limited exceptions, for a period of 180 days from the date of this Prospectus, directly or indirectly, offer, sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any such shares of Common Stock or enter into any derivative transaction with similar effect as a sale of Common Stock, without the prior written consent of Lehman Brothers Inc. The restrictions described in this paragraph do not apply to (i) the sale of Common Stock to the Underwriters,
(ii) the issuance by Holdings of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this Prospectus or (iii) transactions by any person other than Holdings relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Common Stock Offering.

   At the request of Holdings, the Underwriters have reserved for sale, at
the initial offering price, up to     shares of Common Stock offered hereby
for directors, officers, employees, business associates, and related persons of the Company. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.

   Any offer of the shares of Common Stock in Canada will be made only pursuant to an exemption from the prospectus filing requirement and an exemption from the dealer registration requirement (where such an exemption is not available, offers shall be made only by a registered dealer) in the relevant Canadian jurisdiction where such offer is made.

   Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase, in addition to the offering price set forth on the cover hereof.

   The U.S. Underwriters and the International Managers have informed Holdings that they do not intend to sell to, and therefore will not confirm the sales of shares of Common Stock offered hereby to any accounts over which they exercise discretionary authority.

   Lehman Brothers Inc. has provided investment banking, financial advisor and other services to the Company, for which services Lehman Brothers Inc. has received fees. In addition, Lehman Brothers Inc. is acting as lead underwriter for the concurrent Notes Offering, and Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is the Arranger and Syndication Agent under the Senior Credit Facilities, a substantial portion of which will be refinanced with net proceeds of the Offerings. After the completion of the Common Stock Offering and assuming that the Underwriters' over-allotment option is exercised, the Lehman Partnership will beneficially
own    % of the outstanding capital stock of Holdings and will be able to significantly influence the business and the affairs of the Company with respect to matters requiring stockholder approval. See "Management--Directors and Executive Officer" and "Ownership of Capital Stock".

   Because Lehman Brothers Inc. is an "affiliate" of the Company under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and Lehman Brothers Commercial Paper Inc. is a lender under the Senior Credit Facilities and may receive a significant portion of the
proceeds from the Offerings,     will act as "qualified independent
underwriter". In accordance with the Conduct Rules of the NASD, the price at which the Common Stock will be distributed to the public will be established
at a price no higher than that recommended by              in its capacity as
a qualified independent underwriter.

                            AVAILABLE INFORMATION

   Holdings has filed with the Commission a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. As a result of the offering of the Common Stock, Holdings will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Following the Common Stock Offering, Holdings' future public filings are expected to be available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                                  LEGAL MATTERS

   The validity of the Common Stock offered hereby will be passed upon for the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York and for the Underwriters by Latham & Watkins, New York, New York.

                                   EXPERTS

   The (i) consolidated balance sheet of the Company as of December 31, 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the nine months then ended, (ii) combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the three months ended March 31, 1997, (iii) combined balance sheet of the Predecessor Company as of December 31, 1996 and the related combined statements of operations, changes in invested equity and cash flows for the year then ended, (iv) combined statement of operations and cash flows of the Loral Acquired Businesses for the three months ended March 31, 1996 and for the year ended December 31, 1995 and (v) the combined balance sheet of AlliedSignal Ocean Systems (a wholly-owned operation of AlliedSignal, Inc.) and the related combined statements of operations, cash flows and equity for the year then ended, included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent auditors, given on the authority of that firm as experts in accounting and auditing. The report on the combined financial statements of the Predecessor Company for the year ended December 31, 1996 indicates that Coopers & Lybrand L.L.P.'s opinion, insofar as it relates to the financial statements of the Lockheed Martin Communications Systems Division included in such combined financial statements, is based solely on the report of other auditors.

   The combined financial statements of Lockheed Martin Communications Systems Division as of and for the years ended December 31, 1996 (not presented separately herein) and 1995, and the financial statements of the Satellite Transmission Systems Division of California Microwave, Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Ilex Systems, Inc. as of December 31, 1997, and for the year then ended have been included in this Prospectus and the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                        INDEX TO FINANCIAL STATEMENTS

L-3 COMMUNICATIONS HOLDINGS, INC.
 (AND THE PREDECESSOR COMPANY)

 Consolidated (Combined) Financial Statements as of December 31, 1997 and 1996 and for
 the nine months ended December 31, 1997, the three months ended March 31, 1997, and
 the years ended December 31, 1996 and 1995 ................................................    F-3

    Report of Coopers & Lybrand L.L.P. .....................................................    F-4

    Report of Ernst & Young LLP on the financial statements of Lockheed Martin
     Communications Systems Division as of December 31, 1996 and for the two years
     ended December 31, 1996 ...............................................................    F-5

    Consolidated (Combined) Balance Sheets as of December 31, 1997 and
     December 31, 1996......................................................................    F-6

    Consolidated (Combined) Statements of Operations for the nine months ended
     December 31, 1997, for the three months ended March 31, 1997 and for the years
     ended December 31, 1996 and 1995.......................................................    F-7

    Consolidated (Combined) Statements of Changes in Shareholders' Equity and Invested
     Equity for the nine months ended December 31, 1997, for three months ended
     March 31, 1997 and for the years ended December 31, 1996 and 1995 .....................    F-8

    Consolidated (Combined) Statements of Cash Flows for the nine months ended
     December 31, 1997, for the three months ended March 31, 1997 and for the years
     ended December 31, 1996 and 1995 ......................................................    F-9

    Notes to Consolidated (Combined) Financial Statements...................................   F-10

LORAL ACQUIRED BUSINESSES

Combined Financial Statements for the three months ended March 31, 1996 and the year
 ended December 31, 1995 ...................................................................   F-29

    Report of Coopers & Lybrand L.L.P.......................................................   F-30

    Combined Statements of Operations for three months ended March 31, 1996 and the
     year ended December 31, 1995...........................................................   F-31

    Combined Statements of Cash Flows for three months ended March 31, 1996 and the
     year ended December 31, 1995...........................................................   F-32

    Notes to Combined Financial Statements..................................................   F-33

SATELLITE TRANSMISSION SYSTEMS DIVISION OF CALIFORNIA MICROWAVE, INC.

Unaudited Condensed Financial Statements as of December 31, 1997 and for the
 six months ended December 31, 1997 and 1996 ...............................................   F-39

    Condensed Balance Sheet (Unaudited) as of December 31, 1997 ............................   F-40

    Condensed Statements of Operations (Unaudited) for the six months ended
     December 31, 1997 and 1996 ............................................................   F-41

    Condensed Statements of Cash Flows (Unaudited) for the six months ended
     December 31, 1997 and 1996 ............................................................   F-42

    Notes to the Condensed Financial Statements ............................................   F-43

                               F-1

Financial Statements as of June 30, 1997 and 1996 and for the years ended June 30, 1997,
 1996 and 1995 .............................................................................   F-46

    Report of Ernst & Young LLP ............................................................   F-47

    Balance Sheets as of June 30, 1997 and 1996 ............................................   F-48

    Statement of Operations for the years ended June 30, 1997, 1996 and 1995 ...............   F-49

    Statements of Cash Flows for the years ended June 30, 1997, 1996 and 1995 ..............   F-50

    Notes to the Financial Statements ......................................................   F-51

ILEX SYSTEMS, INC. AND SUBSIDIARY

Consolidated Financial Statements as of December 31, 1997 and for the year ended
 December 31, 1997 .........................................................................   F-57

    Report of KPMG Peat Marwick LLP ........................................................   F-58

    Consolidated Balance Sheet as of December 31, 1997 .....................................   F-59

    Consolidated Statement of Income for the year ended December 31, 1997 ..................   F-60

    Consolidated Statement of Shareholders' Equity for the year ended December 31, 1997.....   F-61

    Consolidated Statement of Cash Flows for the year ended December 31, 1997 ..............   F-62

    Notes to the Consolidated Financial Statements .........................................   F-63

ALLIEDSIGNAL OCEAN SYSTEMS (A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.)

Combined Financial Statements as of December 31, 1997 and for the year ended
 December 31, 1997 .........................................................................   F-67

    Report of Coopers & Lybrand L.L.P.......................................................   F-68

    Combined Balance Sheet as of December 31, 1997..........................................   F-69

    Combined Statement of Operations for the year ended December 31, 1997 ..................   F-70

    Combined Statement of Equity for the year ended December 31, 1997 ......................   F-71

    Combined Statement of Cash Flows for the year ended December 31, 1997 ..................   F-72

    Notes to the Combined Financial Statements .............................................   F-73

                       L-3 COMMUNICATIONS HOLDINGS, INC.
                        (and the Predecessor Company)

   Consolidated (Combined) Financial Statements as of December 31, 1997 and 1996 and for the nine months ended December 31, 1997, the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 L-3 Communications Holdings, Inc.

   We have audited the accompanying (i) consolidated balance sheet of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") as of December 31, 1997, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the nine months then ended, (ii) the combined statements of operations and cash flows of the Predecessor Company, as defined in Note 1 to the Company's financial statements, for the three months ended March 31, 1997 and (iii) combined balance sheet of the Predecessor Company as of December 31, 1996 and the related combined statements of operations, changes in invested equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1996 financial statements of the Lockheed Martin Communications Systems Division, which statements reflect total assets and sales constituting 35 percent and 30 percent of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Lockheed Martin Communications Systems Division for 1996, is based solely on the report of the other auditors.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above (i) present fairly in all material respects the consolidated financial position of the Company and subsidiaries as of December 31, 1997 and their consolidated results of operations and cash flows for the nine months then ended, and (ii) based on our audit and the report of other auditors for 1996, present fairly in all material respects the combined financial position of the Predecessor Company as of December 31, 1996 and their combined results of operations and cash flows for the year then ended and the three months ended March 31, 1997, in conformity with generally accepted accounting principles.

                                           /s/ Coopers & Lybrand L.L.P.

1301 Avenue of the Americas
New York, New York 10019
February 2, 1998

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
 Lockheed Martin Corporation:

   We have audited the combined balance sheet of Lockheed Martin Communications Systems Division, as defined in Note 1 to the financial statements, as of December 31, 1996, and the related combined statements of operations, and changes in invested equity and shareholders' equity, and cash flows for the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Division's and Lockheed Martin Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Lockheed Martin Communications Systems Division at December 31, 1996 (not presented separately herein), and the combined results of its operations and its cash flows for the year ended December 31, 1996 (not presented separately herein), and the results of its operations and its cash flows for the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                           /s/ Ernst & Young LLP

Washington, D.C.
March 7, 1997

                      L-3 COMMUNICATIONS HOLDINGS, INC.
                    CONSOLIDATED (COMBINED) BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                       COMPANY       PREDECESSOR COMPANY
                                                                     CONSOLIDATED         COMBINED
                                                                  ----------------- -------------------
                                                                  DECEMBER 31, 1997   DECEMBER 31, 1996
                                                                  ----------------- -------------------
                              ASSETS
Current assets:
 Cash and cash equivalents ......................................      $ 77,474                 --
 Contracts in process ...........................................       167,202           $198,073
 Net assets held for sale .......................................         6,653                 --
 Deferred income taxes ..........................................        13,298                 --
 Other current assets ...........................................         2,750              3,661
                                                                  ----------------- -------------------
   Total current assets .........................................       267,377            201,734
                                                                  ----------------- -------------------
Property, plant and equipment ...................................        95,034            116,566
 Less, accumulated depreciation and amortization ................        12,025             24,983
                                                                  ----------------- -------------------
                                                                         83,009             91,583
                                                                  ----------------- -------------------
Intangibles, primarily cost in excess of net assets acquired,
 net of amortization ............................................       297,503            282,674
Deferred income taxes ...........................................        24,217                 --
Other assets ....................................................        31,298             17,307
                                                                  ----------------- -------------------
   Total Assets..................................................      $703,404           $593,298
                                                                  ================= ===================
                  LIABILITIES AND SHAREHOLDERS' (INVESTED) EQUITY
Current liabilities:
 Current portion of long-term debt ..............................      $  5,000                 --
 Accounts payable, trade ........................................        33,052           $ 35,069
 Accrued employment costs .......................................        31,162             27,313
 Customer advances and amounts in excess of costs incurred  .....        34,458             14,299
 Accrued interest ...............................................         4,419                 --
 Other current liabilities ......................................        27,476             26,207
                                                                  ----------------- -------------------
   Total current liabilities ....................................       135,567            102,888
                                                                  ----------------- -------------------
Pension and postretirement benefits .............................        38,113                 --
Other liabilities ...............................................         5,009             16,801
Long-term debt ..................................................       392,000                 --
Commitments and contingencies
Common stock subject to repurchase agreement ....................        14,638
Shareholders' Equity
 Class A Common Stock, $.01 par value; authorized
  25,000,000 shares, issued 17,056,000 shares ...................           171                 --
 Additional paid-in capital .....................................       110,191                 --
 Retained earnings ..............................................        16,715                 --
 Deemed distribution ............................................        (9,000)                --
                                                                  ----------------- -------------------
Total Shareholders' and Invested Equity .........................       118,077            473,609
                                                                  ----------------- -------------------
   Total Liabilities and Shareholders' and Invested Equity  .....      $703,404           $593,298
                                                                  ================= ===================

          See notes to consolidated (combined) financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
               CONSOLIDATED (COMBINED) STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                         COMPANY                PREDECESSOR COMPANY
                                       CONSOLIDATED                  COMBINED
                                    ----------------- --------------------------------------
                                       NINE MONTHS                     YEAR ENDED DECEMBER
                                          ENDED         THREE MONTHS           31,
                                       DECEMBER 31,        ENDED      ----------------------
                                           1997        MARCH 31, 1997    1996       1995
                                     ----------------- -------------- ---------- ----------
Sales .............................      $546,525         $158,873     $543,081    $166,781
Costs and expenses ................       490,669          150,937      499,390     162,132
                                    ----------------- --------------  ---------- ----------
Operating income ..................        55,856            7,936       43,691       4,649
Interest income ...................         1,430               --           --          --
Interest expense ..................        29,884            8,441       24,197       4,475
                                    ----------------- --------------  ---------- ----------
Income (loss) before income taxes          27,402             (505)      19,494         174
Income tax expense (benefit)  .....        10,687             (247)       7,798       1,186
                                    ----------------- --------------  ---------- ----------
Net income (loss) .................      $ 16,715         $   (258)    $ 11,696    $ (1,012)
                                    ================= ==============  ========== ==========
Basic earnings per share of
 Common Stock .....................      $   0.84
                                    =================
Diluted earnings per share of
 Common Stock .....................      $   0.84
                                    =================

          See notes to consolidated (combined) financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
               CONSOLIDATED (COMBINED) STATEMENTS OF CHANGES IN
                   SHAREHOLDERS' EQUITY AND INVESTED EQUITY
       FOR THE NINE MONTHS ENDED DECEMBER 31, 1997, THREE MONTHS ENDED
          MARCH 31, 1997 AND YEARS ENDED DECEMBER 31, 1996 AND 1995
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                            PREDECESSOR
                              COMPANY                                     COMPANY
                              COMBINED                                 CONSOLIDATED
                           ------------- -----------------------------------------------------------------------
                                              COMMON STOCK
                                         ---------------------   ADDITIONAL
                              INVESTED     SHARES                 PAID-IN     RETAINED      EQUITY
                               EQUITY      ISSUED   PAR VALUE     CAPITAL     EARNINGS    ADJUSTMENT     TOTAL
                           -------------  --------  ----------- ------------  ---------- ------------ ----------
Balance January 1, 1995 ..    $199,506
 Repayments to Lockheed
  Martin..................      (3,831)
 Net loss.................      (1,012)
                           -------------
Balance December 31,
 1995.....................     194,663
 Advances from Lockheed
  Martin..................     267,250
 Net income...............      11,696
                           -------------
Balance December 31,
 1996.....................     473,609
 Advances from Lockheed
  Martin..................      20,579
 Net loss.................        (258)
                           -------------
Balance March 31, 1997 ...    $493,930         --        --             --          --          --           --
                           ============= ========  =========== ============  ========== ============  ==========
 Shares Issued............                 17,056      $171       $110,191                             $110,362
 Deemed distribution .....                                                                 $(9,000)      (9,000)
 Net Income...............                                                     $16,715                   16,715
                                         --------  ----------- ------------  ---------- ------------  ----------
Balance December 31,
 1997.....................                 17,056      $171       $110,191     $16,715     $(9,000)    $118,077
                                         ========  =========== ============  ========== ============  ==========

          See notes to consolidated (combined) financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
               CONSOLIDATED (COMBINED) STATEMENTS OF CASH FLOWS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                   COMPANY                PREDECESSOR COMPANY
                                                 CONSOLIDATED                   COMBINED
                                              ----------------- ---------------------------------------
                                                 NINE MONTHS      THREE MONTHS  YEAR ENDED DECEMBER 31,
                                                    ENDED            ENDED      -----------------------
                                              DECEMBER 31, 1997  MARCH 31, 1997     1996        1995
                                               ----------------- -------------- ----------- ----------
OPERATING ACTIVITIES:
Net income (loss) ...........................     $  16,715         $   (258)    $  11,696    $(1,012)
Depreciation and amortization ...............        22,190            7,786        28,139     11,578
Amortization of deferred debt issue costs  ..         1,517               --            --         --
Deferred income taxes .......................         9,991               --            --         --
Changes in operating assets and liabilities .
 Contracts in process .......................        18,161          (17,475)       23,543     (3,267)
 Other current assets .......................          (275)            (481)        3,049        788
 Other assets ...............................         2,141             (761)       (8,346)     1,245
 Accounts payable ...........................        (6,146)            (207)        4,104       (648)
 Accrued employment costs ...................         6,363             (625)        2,282       (611)
 Customer advances and amounts in excess of
  costs incurred ............................           545           (1,891)      (11,586)    (2,041)
 Accrued interest ...........................         4,419               --            --         --
 Other current liabilities ..................        (7,132)          (1,867)        3,180      4,004
 Pension and postretirement benefits  .......         4,284               --            --         --
 Other liabilities ..........................         1,087             (500)      (25,327)      (699)
                                              ----------------- --------------  ----------- ----------
Net cash from (used in) operating activities         73,860          (16,279)       30,734      9,337
                                              ----------------- --------------  ----------- ----------
INVESTING ACTIVITIES:
Acquisition of business .....................      (466,317)              --      (287,803)        --
Proceeds from assumption of contract
 obligation .................................        12,176               --            --         --
Net cash from assets held for sale ..........         3,179               --            --         --
Proceeds from sale of property ..............         9,458               --            --         --
Purchases of investments ....................        (5,113)              --            --         --
Capital expenditures ........................       (11,934)          (4,300)      (13,528)    (5,532)
Disposition of property, plant and equipment            771               --         3,347         26
                                              ----------------- --------------  ----------- ----------
Net cash used in investing activities  ......      (457,780)          (4,300)     (297,984)    (5,506)
                                              ----------------- --------------  ----------- ----------
FINANCING ACTIVITIES:
Borrowings under senior credit facility  ....       175,000               --            --         --
Proceeds from sale of 10 3/8% senior
 subordinated notes .........................       225,000               --            --         --
Proceeds from issuance of common stock  .....        80,000               --            --         --
Debt issuance costs .........................       (15,606)              --            --         --
Payment of debt .............................        (3,000)              --            --         --
Advances from (repayments to) Lockheed
 Martin .....................................            --           20,579       267,250     (3,831)
                                              ----------------- --------------  ----------- ----------
Net cash from (used in) financing
 activities..................................       461,394           20,579       267,250     (3,831)
                                              ----------------- --------------  ----------- ----------
Net change in cash ..........................        77,474               --            --         --
Cash and cash equivalents, beginning of the
 period......................................            --               --            --         --
                                              ----------------- --------------  ----------- ----------
Cash and cash equivalents, end of the period      $  77,474               --            --         --
                                              ================= ==============  =========== ==========

          See notes to consolidated (combined) financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
            NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS
           (Dollars in thousands, except share and per share data)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

   The accompanying consolidated financial statements include the assets, liabilities and results of operations of L-3 Communications Holdings, Inc., successor company, ("L-3" or the "Company") following the change in ownership (see Note 2) effective as of April 1, 1997 and for the period from April 1, 1997 to December 31, 1997. Prior to April 1, 1997, the statements comprise substantially all of the assets and liabilities and results of operations of
(i) nine business units previously purchased by Lockheed Martin Corporation ("Lockheed Martin") as part of its acquisition of Loral Corporation ("Loral") in April 1996, and (ii) one business unit, Communications Systems -- Camden purchased by Lockheed Martin as part of its acquisition of the aerospace business of GE in April 1993 (collectively, the "Businesses" or the "Predecessor Company"). The combined financial statements of the Predecessor Company reflect the Businesses' assets, liabilities and results of operations included in Lockheed Martin's historical financial statements. Intercompany accounts between Lockheed Martin and the Businesses have been included in Invested Equity. The assets and operations of the semiconductor product line and certain other facilities which are not material have been excluded from the combined financial statements. Significant intercompany and inter-business transactions and balances have been eliminated.

   The Company is a supplier of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, microwave components, avionics, recorders, telemetry and space products. The Company's customers include the Department of Defense (the "DoD"), selected U.S. government intelligence agencies, major aerospace/defense prime contractors and commercial customers. The Company operates primarily in one industry segment, electronic components and systems.

   Substantially all the Company's products are sold to agencies of the U.S. Government, primarily the Department of Defense, to foreign government agencies or to prime contractors or subcontractors thereof. All domestic government contracts and subcontracts of the Businesses are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. Government. Multi-year U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the government.

2. CHANGE IN OWNERSHIP TRANSACTION

   L-3 was formed by Mr. Frank C. Lanza, the former President and Chief Operating Officer of Loral, Mr. Robert V. LaPenta, the former Senior Vice President and Controller of Loral (collectively, the "Equity Executives"), Lehman Brothers Capital Partners III, L.P. and its affiliates (the "Lehman Partnership") and Lockheed Martin to acquire the Businesses. The Equity Executives, the Lehman Partnership and Lockheed Martin own 14.9%, 50.1% and 34.0% of the Company, respectively.

   The Company has no assets or liabilities and conducts no operations other than through its investment in its wholly-owned subsidiary, L-3 Communication Corporation.

   On March 28, 1997, Lanza, LaPenta, the Lehman Partnership, L-3, and Lockheed Martin entered into a Transaction Agreement (the "L-3 Acquisition Agreement") whereby Holdings would acquire the Businesses from Lockheed Martin (the "L-3 Acquisition"). Also included in the acquisition is a semiconductor product line of another business and certain leasehold improvements in New York City which were not material. Pursuant to the L-3 Acquisition Agreement, L-3 acquired the Businesses from Lockheed Martin for $525,000, comprising $458,779 of cash, after a $21,221 reduction related to a purchase price adjustment, and $45,000 of common equity, representing a 34.9% interest in Holdings retained by Lockheed Martin, plus acquisition costs of $8,000.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    The Company and Lockheed Martin finalized the purchase price adjustment pursuant to an amendment to the L-3 Acquisition Agreement dated November 5, 1997, which also included the assumption by the Company of Lockheed Martin's rights and obligations under a contract for the U.S. Army's Command and Control Vehicle ("C(2)V") Mission Module Systems ("MMS"), for the production of mission communication systems for track vehicles, for which the Company received a cash payment of $12,176.

   In connection with the L-3 Acquisition Agreement, the Company anticipated entering into a transition services agreement with Lockheed Martin pursuant to which Lockheed Martin would provide to L-3 and its subsidiaries (and L-3 would provide to Lockheed Martin) certain corporate services of a type previously provided at costs consistent with past practices until December 31, 1997 (or, in the case of Communications Systems -- East (formerly known as Communications Systems -- Camden), for a period of up to 18 months after the Closing). Lockheed Martin is providing L-3 the services contemplated by the proposed transaction services agreement in the absence of any executed agreement. The parties also entered into supply agreements which reflect previously existing inter-company work transfer agreements or similar support arrangements upon prices and other terms consistent with previously existing arrangements. Holdings, the Company and Lockheed Martin have entered into certain subleases of real property and cross-licenses of intellectual property.

   Pursuant to the L-3 Acquisition Agreement the Company also assumed certain obligations relating to environmental liabilities and benefit plans.

   In accordance with Accounting Principles Board Opinion No. 16, the acquisition of the Businesses by Holdings and L-3 has been accounted for as a purchase business combination effective as of April 1, 1997. The purchase cost (including the fees and expenses related thereto) was allocated to the tangible and intangible assets and liabilities of the Company based upon their respective fair values. The assets and liabilities recorded in connection with the purchase price allocation were $664,800 and $164,400, respectively. The excess of the purchase price over the fair value of net assets acquired of $303,200 was recorded as goodwill, and is being amortized on a straight-line basis over a period of 40 years. As a result of the 34.9% ownership interest retained by Lockheed Martin, the provisions of Emerging Issues Task Force Issue Number 88-16 were applied in connection with the purchase price allocation, which resulted in the recognition of a deemed distribution of $9,000.

   In connection with the determination of the fair value of assets acquired and pursuant to the provisions of Accounting Principles Board Opinion No. 16, the Company has valued acquired contracts in process at contract price, less the estimated cost to complete and an allowance for the Company's normal profit on its effort to complete such contracts.

   Had the L-3 Acquisition occurred on January 1, 1996, the unaudited pro forma sales, net income, basic earnings per common share and diluted earnings per common share for the years ended December 31, 1997 and 1996 would have been $703,600 and $16,300, $0.82 and $0.81, and $663,200 and $9,700, $0.49
and $0.48, respectively. The pro forma results, which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisition been consummated on January 1, 1996. The 1997 and 1996 pro forma sales, net income and earnings per common share data have been adjusted to (a) include the operations of the Loral Acquired Businesses from January 1, 1996 (Note 3) and (b) exclude the operations of the Hycor business net assets held for sale from January 1, 1996 (Note 6).


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH AND CASH EQUIVALENTS: Cash equivalents consist of highly liquid investments with a maturity of three months or less at time of purchase.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    STATEMENTS OF CASH FLOWS: Changes in operating assets and liabilities are net of the impact of acquisitions and final purchase price allocations. The Predecessor Company participated in Lockheed Martin's cash management system, under which all cash was received and payments were made by Lockheed Martin. All transactions between the Predecessor Company and Lockheed Martin have been accounted for as settled in cash at the time the transactions were recorded by the Predecessor Company.

   REVENUE RECOGNITION: Sales on production-type contracts are recorded as units are shipped; profits applicable to such shipments are recorded pro rata, based upon estimated total profit at completion of the contract. Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under other long-term contracts are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is probable.

   Losses on contracts are recognized when determined. Revisions in profit estimates are reflected in the period, on a cumulative catch-up basis, in which the facts, requiring the revision, become known.

   CONTRACTS IN PROCESS: Costs accumulated on contracts in process include direct costs, as well as manufacturing overhead, and for government contracts, general and administrative costs, independent research and development costs and bid and proposal costs. In accordance with industry practice, contracts in process contain amounts relating to contracts and programs with long performance cycles, a portion of which may not be realized within one year.

   PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is provided primarily on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements.

   COST IN EXCESS OF NET ASSETS ACQUIRED: The excess of the cost of the L-3 Acquisition over the fair value of the net assets acquired is being amortized using a straight-line method over a 40 year period. Accumulated amortization of the Company amounted to $5,741 at December 31, 1997.

   The carrying amount of cost in excess of net assets acquired is evaluated on a recurring basis. Current and future profitability as well as current and future undiscounted cash flows, excluding financing costs, of the acquired businesses are primary indicators of recoverability. For the nine months ended December 31, 1997, there was no reduction to the carrying amount of the cost in excess of net assets acquired resulting from these evaluations.

   PREDECESSOR COMPANY INTANGIBLES: Intangibles, primarily the excess of the cost of Businesses over the fair value of the net assets acquired, was amortized using a straight-line method primarily over a 40-year period. Other intangibles were amortized over their estimated useful lives which range from 11 to 15 years. Amortization expense of the Businesses was $2,655 for the three months ended March 31, 1997; $10,115 and $6,086 for the years ended December 31, 1996 and 1995, respectively. Accumulated amortization was $26,524 at December 31, 1996.

   Intangibles of the Predecessor Company include costs allocated to the Businesses relating to the Request for Funding Authorization ("RFA"), consisting of over 20 restructuring projects to reduce operating costs, initiated by General Electric ("GE") Aerospace in 1990 and to the REC Advance Agreement ("RAA"), a restructuring plan initiated after Lockheed Martin's acquisition of GE Aerospace. The RAA was initiated to close two regional electronic manufacturing centers. Restructure costs are reimbursable from the U.S. Government if savings can be demonstrated to exceed costs. The total cost of restructuring under the RFA and the RAA represented approximately 15% of the estimated savings to the U.S. Government and, therefore, a deferred asset has been recorded by Lockheed Martin. The deferred asset is being allocated to all the former GE Aerospace sites, including the Communications

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

 Systems Division, on a basis that includes manufacturing labor, overhead, and direct material less non-hardware subcontracts. At December 31, 1997 and 1996, approximately $2,313 and $4,400, respectively, of unamortized RFA and RAA costs are deferred on the Company's and the Predecessor Company's consolidated (combined) balance sheets in other current assets and other assets.

   The carrying values of the Predecessor Company intangibles were reviewed if the facts and circumstances indicated potential impairment of their carrying value. If this review indicated that intangible assets were not recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Businesses carrying values related to the intangible assets were reduced by the estimated shortfall of cash flows.

   INCOME TAXES: The Company provides for income taxes using the liability method prescribed by the Financial Accounting Standards Board ("FASB") Statement No. 109, "Accounting for Income Taxes." Under the liability method, deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.

   PREDECESSOR COMPANY INCOME TAXES: The Predecessor Company was included in the consolidated Federal income tax return and certain combined and separate state and local income tax returns of Lockheed Martin. However, for purposes of these financial statements, the provision for income taxes has been allocated to the Predecessor Company based upon reported combined income before income taxes. Income taxes, current and deferred, are considered to have been paid or charged to Lockheed Martin and are recorded through the invested equity account with Lockheed Martin. The principal components of the deferred taxes are contract accounting methods, property, plant and equipment, goodwill amortization and timing of accruals.

   RESEARCH AND DEVELOPMENT: Research and development costs sponsored by the Company and the Predecessor Company include research and development, bid and proposal costs related to government products and services. These costs generally are allocated among all contracts and programs in progress under U.S. Government contractual arrangements. Customer-sponsored research and development costs incurred pursuant to contracts are accounted for as direct contract costs.

   STOCK OPTIONS: In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations, compensation expense for stock options is recognized in income based on the excess, if any, of the Company's fair value of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. The exercise price for stock options granted to employees equals or exceeds the fair value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company. The Company has adopted the disclosure -only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

   DERIVATIVE FINANCIAL INSTRUMENTS: In the normal course of financing operations, the Company enters into interest rate cap and floor transactions for interest rate protection purposes, and not for speculative or trading purposes. Cash payments to and from the counterparties are recorded as a component of interest expense. The initial cost of these arrangements are deferred and amortized as interest expense.

   USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, allocations from Lockheed Martin, recoverability of recorded amounts of fixed assets and cost in excess of net assets acquired, litigation and environmental obligations. Actual results could differ from these estimates.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    EARNINGS PER SHARE: In accordance with SFAS No. 128, "Earnings per Share", basic earnings per share is computed by dividing net income attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share ("diluted EPS") is computed by dividing net income attributable to common stockholders adjusted for any other changes to net income that would result from the assumed issuance of the dilutive potential common shares by the weighted-average number of common shares outstanding adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.

   ACCOUNTING PRONOUNCEMENTS: In June 1997, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in full set general purpose financial statements. SFAS No. 131 establishes accounting standards for the way that public business enterprises report selected information about operating segments and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 132 revises employers' disclosures about pension and other postretirement benefits plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87 "Employers' Accounting for Pensions", SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions", were issued. SFAS No. 132 suggests combined formats for presentation of pension and other postretirement benefit disclosures. SFAS No. 130, SFAS No. 131 and SFAS No. 132 are required to be adopted by 1998. The Company is currently evaluating the impact, if any, of SFAS No. 130, SFAS No. 131 and SFAS No. 132.

   Effective January 1, 1996, the Businesses adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of" ("SFAS 121"). SFAS 121 establishes the accounting standards for the impairment of long-lived assets, certain intangible assets and cost in excess of net assets acquired to be held and used for long-lived assets and certain intangible assets to be disposed of. The impact of adopting SFAS 121 was not material.

   Effective in December 1997 the Company adopted the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128") and No. 129, "Disclosure of Information About Capital Structure" ("SFAS 129").

   RECLASSIFICATIONS: Certain reclassifications have been made to conform prior-year amounts to the current-year presentation.

4. PREDECESSOR COMPANY ACQUISITION

   Effective April 1, 1996, Lockheed Martin acquired substantially all the assets and liabilities of the defense businesses of Loral, including the Wideband Systems Division and the Products Group which are included in the Businesses. The acquisition of the Wideband Systems Division and Products Group businesses (the "Loral Acquired Businesses") has been accounted for as a purchase by Lockheed Martin Communications Systems -- Camden Division ("Division"). The acquisition has been reflected in the financial statements based on the purchase price allocated to those acquired businesses by Lockheed Martin. The assets and liabilities recorded in connection with the purchase price allocation were $401,000 and $113,200, respectively. As such, the accompanying combined financial statements for periods prior to

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

April 1, 1997 reflect the results of operations of the Division and the Loral Acquired Businesses from the effective date of acquisition including the effects of an allocated portion of cost in excess of net assets acquired resulting from the acquisition.

5. CONTRACTS IN PROCESS

   Billings and accumulated costs and profits on long-term contracts, principally with the U.S. Government, comprise the following:

                                                                              PREDECESSOR
                                                                   COMPANY      COMPANY
                                                                 ---------- -------------
                                                                       DECEMBER 31,
                                                                 -------------------------
                                                                    1997         1996
                                                                 ---------- -------------
Billed contract receivables.....................................  $ 39,029     $ 45,212
Unbilled contract receivables ..................................    33,136       84,814
Other billed receivables, principally commercial and affiliates     31,253       41,154
Inventoried costs ..............................................    82,954       72,880
                                                                 ---------- -------------
                                                                   186,372      244,060
Less, unliquidated progress payments                               (19,170)     (45,987)
                                                                 ---------- -------------
Net contracts in process........................................  $167,202     $198,073
                                                                 ========== =============

   The U.S. Government has title to or a secured interest in, inventory to which progress payments are applied. Unbilled contract receivables represent accumulated costs and profits earned but not yet billed to customers. The Company believes that substantially all such amounts will be billed and collected within one year.

   The following data has been used in the determination of costs and expenses:

                                                         COMPANY           PREDECESSOR COMPANY
                                                     -------------- --------------------------------
                                                         NINE          THREE
                                                         MONTHS        MONTHS    FOR THE YEAR ENDED
                                                         ENDED         ENDED        DECEMBER 31,
                                                      DECEMBER 31,    MARCH 31,  -------------------
                                                          1997          1997        1996      1995
                                                      -------------- ----------- --------- --------
Selling, general and administrative ("SG&A") costs
 included in inventoried costs......................     $15,379       $14,536    $14,700    $1,156
Selling, general and administrative costs incurred .      88,527        28,449     82,226     6,525
Independent research and development, including bid
 and proposal costs, included in SG&A incurred .....     $28,893       $12,024    $36,500    $9,800

6. NET ASSETS HELD FOR SALE

   The Company has accounted for the allocation of purchase price and the net assets of its Hycor business in accordance with the FASB's Emerging Issues Task Force Issue 87-11 "Allocation of Purchase Price to Assets to be Sold" ("EITF 87-11"). Accordingly, the net assets related to the Hycor business as of April 1, 1997 are included in the accompanying consolidated balance sheet as "Net assets held for sale". The fair value assigned to such net assets is based upon management's estimate of the proceeds from the sale of the Hycor business less the estimated income from operations for such business during the holding period of April 1, 1997 through January 29, 1998 (the "holding period"), plus interest expense on debt allocated to such net assets during the holding period. On January 29, 1998, the Company sold the Hycor business, excluding land and buildings for $3.5 million in cash subject to adjustment based on final closing net assets. In accordance with EITF 87-11, loss from the operations of the Hycor business of $108 and interest expense of $552 on the debt allocated to the Hycor net assets have been excluded from the Company's consolidated statements of operations for the nine months ended December 31, 1997.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    Also included in net assets held for sale at December 31, 1997 is a Company property located in Atlanta, Georgia.

7. PROPERTY, PLANT AND EQUIPMENT

                                                            PREDECESSOR
                                                 COMPANY      COMPANY
                                               ---------- -------------
                                                     DECEMBER 31,
                                               -------------------------
                                                  1997         1996
                                               ---------- -------------
Land..........................................   $ 6,670     $  9,200
Buildings and improvements ...................    19,487       27,000
Machinery, equipment, furniture and fixtures      58,978       73,137
Leasehold improvements .......................     9,899        7,229
                                               ---------- -------------
                                                 $95,034     $116,566
                                               ========== =============

   Depreciation and amortization expense attributable to property, plant and equipment was $13,320 for the nine months ended December 31, 1997; $4,529 for the three months ended March 31, 1997, and $14,924 and $5,492 for the years ended December 31, 1996 and 1995, respectively.

8. DEBT

   Long-term debt consists of:

                                        DECEMBER 31, 1997
                                        -----------------
Term loans.............................      $172,000
10 3/8 Senior Subordinated Notes due
 2007 .................................       225,000
                                        -----------------
                                             $397,000
Less current portion of term loans  ...         5,000
                                        -----------------
 Total long-term debt..................      $392,000
                                        =================


   In connection with the L-3 Acquisition, the Company entered into $275,000 of Senior Credit Facilities consisting of $175,000 of term loans, and a $100,000 revolving credit facility which has been provided by a syndicate of banks and financial institutions and bear interest, at the option of the Company, at rates related to (i) the higher of federal funds rate plus 0.50% per annum or the reference rate published by Bank of America NT&SA or (ii) LIBOR; at December 31, 1997, such interest rates, based on various maturities, ranged from 7.625% to 8.625%. Interest payments vary in accordance with the type of borrowing and are made at a minimum every three months. The revolving credit facility expires in 2003 and is available for ongoing working capital and letter of credit needs. The Term Loans mature in installments until the final maturity date in 2006. Approximately $93,428 of the revolving credit facility is available at December 31, 1997 reflecting letters of credit of $6,572 drawn against the revolving credit facility of $100,000. In February 1998, the Senior Credit Facilities were amended to, among other things, increase the revolving credit facility to $200,000, waive certain excess cash flow prepayments, as defined, otherwise required, and permit the incurrence of up to an additional $150,000 of subordinated debt. The Company pays a commitment fee of 0.375% per annum on the unused portion of the revolving credit facility.

   In April 1997, the Company issued $225,000 of 10 3/8% senior subordinated notes (the "1997 Notes") due May 1, 2007 with interest payable semi-annually on May 1 and November 1 of each year, commencing November 1, 1997. On November 5, 1997, the Company completed its exchange offer relating to the 1997 Notes and the holders of the 1997 Notes received registered securities. The 1997 Notes are redeemable

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

at the option of the Company, in whole or in part, at any time on or after May 1, 2002, at various redemption prices plus accrued and unpaid interest to the applicable redemption date. In addition, prior to May 1, 2000, the Company may redeem up to 35% of the aggregate principal amount of 1997 Notes at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date with the net cash proceeds of one or more equity offerings by Holdings that are contributed to the Company as common equity capital.

   The Senior Credit Facilities and the 1997 Notes agreement contain financial and restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, dispose of assets, or pay cash dividends. At December 31, 1997, none of the Company's retained earnings were available to pay dividends. The Senior Credit Facilities contain financial covenants, which remain in effect so long as any amount is owed by the Company thereunder. These financial covenants require that (i) the Company's debt ratio, as defined, be less than or equal to 5.50 for the quarter ended December 31, 1997, and that the maximum allowable debt ratio, as defined, thereafter be further reduced to less than or equal to 3.1 for the quarters ending after June 30, 2002, and (ii) the Company's interest coverage ratio, as defined, be at least 1.85 for the quarter ended December 31, 1997, and thereafter increasing the interest coverage ratio, as defined, to at least 3.10 for any fiscal quarters ended after June 30, 2002. At December 31, 1997, the Company was in compliance with these covenants.

   In connection with the Senior Credit Facilities, the Company has granted the lenders a first priority lien on substantially all of the Company's assets, including the stock of L-3 Communications Corporation.

   The aggregate principal payments for debt, excluding the revolving credit borrowings for the five years ending December 31, 1998 through 2002 are:
$5,000, $11,000, $19,000, $25,000 and $33,200, respectively.

   The costs related to the issuance of debt have been deferred and are being amortized as interest expense over the term of the related debt using a method that approximates the effective interest method.

9. PREDECESSOR COMPANY'S INTEREST EXPENSE

   Interest expense has been allocated to the Predecessor Company by applying Lockheed Martin's weighted average consolidated interest rate to the portion of the beginning of the period invested equity account deemed to be financed by consolidated debt, which has been determined based on Lockheed Martin's debt to equity ratio on such date, except that the acquisition of the Loral Acquired Businesses has been assumed to be fully financed by debt. Management of the Businesses believes that this allocation methodology is reasonable.

   Interest expense of the Predecessor Company was calculated using the following balances and interest rates:



                   THREE MONTHS  YEARS ENDED DECEMBER 31,
                       ENDED     ------------------------
                  MARCH 31, 1997     1996        1995
                  -------------- ------------ -----------
Invested Equity      $473,609      $482,466   $199,506
Interest Rate  ..        7.10%         7.20%      7.40%

10. FINANCIAL INSTRUMENTS

   The Company's financial instruments consist primarily of cash and cash equivalents, billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable, customer advances, debt instruments, and interest rate cap and interest rate floor contracts. The book

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

values of cash and cash equivalents, billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable and customer advances are considered to be representative of their respective fair values at December 31, 1997 due to the short-term maturities or expected settlement dates of these instruments.

   The Company's debt instruments consist of term loans and 1997 Notes (Note
8). The carrying values of the term loans approximate fair value because they are variable-rate loans which bear interest at current market rates.

   The 1997 Notes are registered, unlisted public debt which is traded in the over-the-counter market. The fair value of such debt at December 31, 1997 was estimated to be approximately $243,000, based on trading activity on December 31, 1997.

   To mitigate risks associated with changing interest rates on certain of its debt, the Company entered into the interest rate agreements. The fair values of the interest rate caps and interest rate floors (collectively, the "interest rate agreements") were estimated by discounting expected cash flows using quoted market interest rates. The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to fully perform under the terms of such agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. The impact of the interest rate agreements was not material to interest expense for the nine months ended December 31, 1997. Information with respect to the interest rate agreements is as follows:

                          DECEMBER 31, 1997
                      --------------------------
                       NOTIONAL     UNREALIZED
                        AMOUNT    GAINS (LOSSES)
                      ---------- --------------
Interest rate caps  .  $100,000      $(1,008)
                      ---------- --------------
Interest rate
 floors..............  $ 50,000      $  (263)
                      ---------- --------------

   At December 31, 1996, the Predecessor Company's financial instruments consisted primarily of billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable and customer advances. The book value of billed contract receivables, other billed receivables (principally commercial and affiliates), trade accounts payable and customer advances approximated their respective fair values at December 31, 1996, due to the short-term maturities or expected settlement dates of those instruments.

11. COMMON STOCK

   The Company's Class A Common Stock possesses full voting rights and Class B Common Stock and Class C Common Stock possess no voting rights except as otherwise required by law. Each share of Class B Common Stock will convert into a share of Class A common stock upon completion of an initial public offering of equity securities of the Company and certain other events, and will convert into a share of Class C common stock upon certain other events. The Equity Executives are the holders of the Class B Common Stock which has a par value of $0.01 per share and have the right until the effective date of an initial public offering to require the Company to repurchase the Class B Common Stock under certain circumstances. Accordingly, the Class B Common Stock has been classified on the consolidated balance sheet as "common stock subject to repurchase agreement" and excluded from shareholders' equity as of December 31, 1997. At December 31, 1997, 3,000,000 shares of the Class B Common Stock were authorized and 2,944,000 were outstanding.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

12. Basic earnings per common share and diluted earnings per common share for the Company for the nine months ended December 31, 1997 were calculated as follows:

                                        INCOME
                                     AVAILABLE TO
                                        COMMON       WEIGHTED AVERAGE   PER-SHARE
                                     STOCKHOLDERS   SHARES OUTSTANDING    AMOUNT
                                    -------------- ------------------  -----------
Basic earnings per common share  ..     $16,715         20,000,000        $0.84
                                    -------------- ------------------  -----------
Effect of dilutive securities  ....          --             11,611
                                    -------------- ------------------
Diluted earnings per common share       $16,715         20,011,611        $0.84
                                    ============== ==================  ===========

   For purposes of the earnings per common share computations, the Class B Common Stock subject to repurchase agreement (Note 11) has been included in the weighted average number of shares of common stock outstanding.

   Earnings per share data is not presented for the Predecessor Company because the Businesses were wholly-owned business units of Lockheed Martin prior to the L-3 Acquisition.

13. INCOME TAXES

THE COMPANY

   Pretax income of the Company for the nine months ended December 31, 1997 was $27,402 and was primarily domestic. The components of the Company's provision for income taxes for the nine months ended December 31, 1997 are:

 Income taxes currently payable, primarily federal   $   696
Deferred income taxes:
 Federal ..........................................    8,635
 State and local ..................................    1,356
                                                    --------
 Subtotal .........................................  $ 9,991
                                                    --------
Total provision for income taxes ..................  $10,687
                                                    ========

   The effective income tax rate of the Company for the nine months ended December 31, 1997 differs from the statutory federal income tax rate for the following reasons:

 Statutory federal income tax rate ..............................  35.0%
State and local income taxes, net of federal income tax benefit     3.2
Non-deductible goodwill amortization and other expenses  .......    3.7
Research and development and other tax credits .................   (2.9)
                                                                 -------
Effective income tax rate ......................................   39.0 %
                                                                 =======

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    The significant components of the Company's net deferred tax assets at December 31, 1997 are:

 Deferred tax assets:
 Other postretirement benefits .......................  $ 8,649
 Inventoried costs ...................................    8,711
 Compensation and benefits ...........................      528
 Pension costs .......................................    4,177
 Property, plant and equipment .......................    8,098
 Income recognition on long-term contracts  ..........    3,691
 Other, net ..........................................    1,861
 Net operating loss and other credit carryforwards  ..    2,969
                                                       ---------
  Total deferred tax assets...........................   38,684
Deferred tax liabilities:
 Cost in excess of net assets acquired ...............   (1,099)
 Other, net ..........................................      (70)
                                                       ---------
  Total deferred tax liabilities......................   (1,169)
                                                       ---------
Net deferred tax assets...............................  $37,515
                                                       =========
 The net deferred tax assets are classified as
  follows:
 Current deferred tax assets .........................  $13,298
 Long-term deferred tax assets........................   24,217
                                                       ---------
                                                        $37,515
                                                       =========

   At December 31, 1997, the Company had $2,969 of tax credit carryforwards, primarily related to U.S. Federal net operating losses and research and experimentation tax credits which expire, if unused, in 2012. The Company believes that these carryforwards will be available to reduce future income tax liabilities and has recorded these carryforwards as non-current deferred tax assets.

PREDECESSOR COMPANY

   The (benefit) provision for income taxes for the Predecessor Company was calculated by applying statutory tax rates to the reported income (loss) before income taxes after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of Lockheed Martin, which are related to the Businesses. Substantially all the income of the Businesses are from domestic operations. For the three months ended March 31, 1997, it is estimated that the benefit for deferred taxes represents $1,315. For the years ended December 31, 1996 and 1995, it is estimated that the (benefit) provision for deferred taxes represents ($2,143) and $3,994, respectively.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

   The effective income tax rate of the Predecessor Company differs from the statutory Federal income tax rate for the following reasons:




                                                            FOR THE
                                                          THREE MONTHS   YEARS ENDED
                                                             ENDED       DECEMBER 31,
                                                           MARCH 31,   ----------------
                                                             1997        1996     1995
                                                         ------------- -------  -------
Statutory federal income tax rate .....................      (35.0)%     35.0%    34.0%
Amortization of cost in excess of net assets acquired         (8.1)         2      529
Research and development and other tax credits  .......      (11.3)        (2)      --
State and local income taxes, net of federal income
 tax benefit and state and local income tax credits  ..        4.8          6      101
Foreign sales corporation tax benefits ................       (8.4)        (1)      --
Other, net ............................................        9.1         --     17.0
                                                        -------------- -------  -------
Effective income tax rate .............................      (48.9)%     40.0%     681%
                                                        ============== =======  =======

14. STOCK OPTIONS

THE COMPANY

   The Company sponsors an option plan for key employees, pursuant to which options to purchase up to 3,255,815 shares of common stock have been authorized for grant.

   On April 30, 1997, the Company adopted the 1997 Option Plan for key employees and granted to the Equity Executives nonqualified options to purchase, at $6.47 per share, 2,285,714 shares of Class A common stock of the Company. In each case, half of the options are "Time Options" and half are "Performance Options" (collectively, the "Options"). The Time Options become exercisable with respect to 20% of the shares subject to the Time Options on each of the first five anniversaries if employment continues through and including such date. The Performance Options become exercisable nine years after the grant date, but may become exercisable earlier with respect to up to 20% of the shares subject to the Performance Options on each of the first five anniversaries, to the extent certain defined targets are achieved. The Options, which have a ten year term, become fully exercisable under certain circumstances, including a change in control.

   On July 1, 1997 and November 11, 1997, the Company granted nonqualified options to certain officers and other employees of the Company to purchase at $6.47 per share 689,500 shares of Class A common stock of Holdings (collectively, the "1997 Options"). Generally, the 1997 Options vest over a three year period and expire ten years from the date of grant.

   The exercise price for Holdings' stock options granted to employees in 1997 equaled the fair value of Holdings' common stock at the date of grant. Accordingly, in accordance with APB 25, no compensation expense was recognized by the Company.

   Pro forma information regarding net earnings as required by SFAS 123 has been determined as if the Company had accounted for its employee stock options under the fair value method. Because the Company is a nonpublic entity the fair value for the options was estimated at the date of grant using the minimum value method prescribed in SFAS 123, which does not consider the expected volatility of the Company's stock price, with the following weighted-average assumptions for 1997: risk-free interest rate of 6.3%; dividend yield of 0%; and weighted-average expected option life of 5.49 years.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    For purposes of pro forma disclosures, the compensation cost of the options based on their estimated fair values is amortized to expense over vesting periods of the options. The Company's net income, basic EPS and diluted EPS per common share for the nine months ended December 31, 1997 would have decreased to the pro forma amounts indicated below:

 Net income:
 As reported .................  $16,715
                               =========
 Pro forma....................  $16,161
                               =========
Basic EPS per common share:
 As reported .................  $  0.84
                               =========
 Pro forma....................     0.81
                               =========
Diluted EPS per common share:
 As reported .................  $  0.84
                               =========
 Pro forma ...................     0.81
                               =========

   A summary of the stock option activity for the nine months ended December 31, 1997 is as follows:

                                             SHARES      WEIGHTED AVERAGE
                                         (IN THOUSANDS)   EXERCISE PRICE
                                         -------------- ----------------
Options granted ........................      2,975           $6.47
Options exercised ......................         --              --
Options cancelled ......................          4           $6.47
Options outstanding, December 31, 1997        2,971           $6.47
Options exercisable, December 31, 1997           --              --

   The weighted-average grant-date fair value of options granted during the nine months ended December 31, 1997 was $1.82 per option. The weighted average remaining contract life of the Company's outstanding stock options was 9.37 years at December 31, 1997.


PREDECESSOR COMPANY

   During the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995, certain employees of the Predecessor Company participated in Lockheed Martin's stock option plans. All stock options granted had 10 year terms and vested over a two year service period. Exercise prices of options awarded in both years were equal to the market price of the stock on the date of grant. Pro forma information regarding net earnings (loss) as required by SFAS No. 123 has been determined as if the Predecessor Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the three months ended March 31, 1997, and the years ended December 31, 1996 and 1995, respectively: risk-free interest rates of 5.58%, 5.58% and 6.64%; dividend yield of 1.70%; volatility factors related to the expected market price of the Lockheed Martin's common stock of .186, .186 and
 .216; weighted-average expected option life of five years. The weighted-average fair values of options granted during 1997, 1996 and 1995 were $17.24, $17.24 and $16.09, respectively.

   For the purposes of pro forma disclosures, the options' estimated fair values are amortized to expense over the options' vesting periods. The Predecessor Company's pro forma net loss for the three months ended March 31, 1997 and the years ended December 31, 1996 and 1995 were ($386), $11,531, and ($1,040), respectively.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

 15. COMMITMENTS AND CONTINGENCIES

   The Company and the Predecessor Company lease certain facilities and equipment under agreements expiring at various dates through 2011. At December 31, 1997, the Company's future minimum payments for noncancellable operating leases with initial or remaining terms in excess of one year are as follows:

                         OPERATING LEASES
               ------------------------------------
                REAL ESTATE    EQUIPMENT    TOTAL
               ------------- -----------  --------
1998..........    $ 8,599        $295      $ 8,894
1999 .........      7,734         244        7,978
2000 .........     10,030         232       10,262
2001 .........      8,926          29        8,955
2002 .........      2,795          22        2,817
Thereafter  ..     14,393          --       14,393
               ------------- -----------  --------
                  $52,477        $822      $53,299
               ============= ===========  ========

   Real estate lease commitments have been reduced by minimum sublease rentals of $22,106 due in the future under noncancellable subleases.

   Leases covering major items of real estate and equipment contain renewal and or purchase options which may be exercised by the Company and Predecessor Company. Rent expense, net of sublease income from other Lockheed Martin entities was $7,330 for the Company for the nine months ended December 31, 1997; $2,553 for the Predecessor Company for the three months ended March 31, 1997 and $8,495 and $4,772 for the Predecessor Company for the years ended December 31, 1996 and 1995, respectively.

   The Company is and the Predecessor Company has been engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Company and the Predecessor Company by a federal grand jury could result in the Company and the Predecessor Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

   The decline in the U.S. defense budget since the mid-1980s has resulted in program delays, cancellations and scope reduction for defense contracts in general. These events may or may not have an effect on the Company's programs; however, in the event that U.S. Government expenditures for products of the type manufactured by the Company are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.

   Pursuant to the L-3 Acquisition Agreement, the Company has agreed to assume certain on-site and off-site environmental liabilities related to events or activities occurring prior to the consummation of the L-3 Acquisition. Lockheed Martin has agreed to retain all environmental liabilities for all facilities not used by the Businesses as of April 1997 and to indemnify fully the Company for such prior site environmental liabilities. Lockheed Martin has also agreed, for the first eight years following April 1997 to pay 50% of all costs incurred by the Company above those reserved for on the Company's balance sheet at March 31, 1997 relating to certain Company-assumed environmental liabilities and, for the seven years thereafter, to pay 40% of certain reasonable operation and maintenance costs relating to any environmental remediation projects undertaken in the first eight years.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    Management continually assesses the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

   The Company and the Predecessor Company have been periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the financial position or results of operations of the Company and the Predecessor Company.

16. PENSIONS AND OTHER EMPLOYEE BENEFITS

THE COMPANY

   PENSIONS: The Company maintains a number of pension plans, both contributory and noncontributory, covering certain employees. Eligibility for participation in these plans varies and benefits are generally based on members' compensation and years of service. The Company's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations thereon. Plan assets are invested primarily in U.S. government and agency obligations and listed stocks and bonds.

   Pension expense for the nine months ended December 31, 1997 includes the following components:

 Service cost ................. $  5,109
Interest cost ................     8,883
Actual return on plan assets     (11,285)
Net deferral .................     1,581
                               ----------
Total pension cost ...........  $  4,288
                               ==========

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    The following presents the funded status and amounts recognized in the balance sheet for the Company's pension plans:

                                                                         DECEMBER 31, 1997
                                                                  --------------------------------
                                                                   ASSETS EXCEED     ACCUMULATED
                                                                    ACCUMULATED       BENEFITS
                                                                      BENEFITS      EXCEED ASSETS
                                                                  --------------- ---------------
Actuarial present value of benefit obligations:
 Vested benefits ................................................     $13,742         $152,133
                                                                  --------------- ---------------
 Accumulated benefits ...........................................     $13,825         $155,474
 Effect of projected future salary increases ....................       3,337           25,795
                                                                  --------------- ---------------
 Projected benefits..............................................     $17,162         $181,269
                                                                  =============== ===============
Plan assets at fair value........................................     $18,172         $155,278
                                                                  --------------- ---------------
Plan assets in excess of (less than) projected benefit
 obligation......................................................       1,010          (25,991)
Unrecognized net (gain) loss ....................................        (559)           5,683
                                                                  --------------- ---------------
Prepaid (accrued) pension cost...................................     $   451         $(20,308)
                                                                  =============== ===============

   The following assumptions were used in accounting for pension plans for the Company:

                                    APRIL 1, 1997   DECEMBER 31, 1997
                                   --------------- -----------------
Discount rate ....................       7.50%            7.25%
Rate of increase in compensation         5.00%            5.00%
Rate of return on plan assets  ...       9.00%            9.00%

   POST-RETIREMENT HEALTH CARE AND LIFE INSURANCE: In addition to providing pension benefits, the Company provides certain health care and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company's pension plans. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

   Post-retirement health care and life insurance costs for the nine months ended December 31, 1997 include the following components:

 Service cost............................................... $  466
Interest cost .............................................     840
                                                            -------
Total post-retirement health care and life insurance costs   $1,306
                                                            =======

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    The following table presents the amounts recognized in the balance sheet for the Company at December 31, 1997:

 Accumulated post-retirement benefit obligation:
 Retirees....................................................  $ 4,702
 Fully eligible plan participants ...........................    3,188
 Other active plan participants .............................   10,990
                                                              ---------
Total accumulated post-retirement benefit obligation ........  $18,880
Unrecognized net loss .......................................      624
                                                              ---------
Accrued post-retirement health care and life insurance costs   $18,256
                                                              =========

   Actuarial assumptions used in determining the December 31, 1997 accumulated post-retirement benefit obligation include a discount rate of 7.25%, an average rate of compensation increase of 5.0% and an assumed health care cost trend rate of 6.5% in 1997 decreasing gradually to rate of 4.5% by the year 2001. The discount rate used at April 1, 1997 was 7.50%. The other assumptions did not change from April 1, 1997. Increasing the assumed health care cost trend rate by 1% would change the accumulated post-retirement benefits obligation at December 31, 1997 by approximately $2,218 and the aggregate service and interest cost components for the nine months ended December 31, 1997 by approximately $81 and $113, respectively.

   EMPLOYEE SAVINGS PLAN: Under its various employee savings plans, the Company matches the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contribution vary among the plans. Under these plans, the Company's matching contributions, in cash, for the nine months ended December 31, 1997 was $3,742.

THE PREDECESSOR COMPANY

   Certain of the Businesses for the Predecessor Company participated in various Lockheed Martin-sponsored pension plans covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on members' compensation and years of service. Lockheed Martin's funding policy was generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations. Since the aforementioned pension arrangements are part of certain Lockheed Martin defined benefit plans, no separate actuarial data is available for the portion allocable to the Businesses. Therefore, no liabilities or assets are reflected in the accompanying combined financial statements of the Predecessor Company as of December 31, 1996. The Businesses have been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying combined financial statements of the Predecessor Company was $1,848 for the three months ended March 31, 1997, and $7,027 and $4,134, for the years ended December 31, 1996 and 1995, respectively.

   In addition to participating in Lockheed Martin-sponsored pension plans, certain of the Businesses of the Predecessor Company provided varying levels of health care and life insurance benefits for retired employees and dependents. Participants were eligible for these benefits when they retired from active service and met the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions. Since the aforementioned postretirement benefits are part of certain Lockheed Martin postretirement arrangements, no separate actuarial data is available for the portion allocable to the Businesses. Accordingly, no liability is reflected in the accompanying combined financial statements as of combined December 31, 1996 and 1995. The Businesses have been allocated postretirement benefits cost based on participant employee headcount. Postretirement benefit costs

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

included in the accompanying combined financial statements was $616 for the three months ended March 31, 1997 and $2,787 and $2,124 for the years ended December 31, 1996 and 1995, respectively. Under various employee savings plans sponsored by Lockheed Martin, the Predecessor Company matched contributions of participating employees up to a designated level. Under these plans the matching contributions for the three months ended March 31, 1997 and for the years ended December 31, 1996 and 1995 were $1,241, $3,940 and $1,478, respectively.

17. SUPPLEMENTAL CASH FLOW INFORMATION

   Supplemental disclosures to the consolidated statement of cash flows are as follows:

                         COMPANY            PREDECESSOR COMPANY
                    ----------------- ------------------------------
                       NINE MONTHS                     YEAR ENDED
                          ENDED         THREE MONTHS   DECEMBER 31,
                       DECEMBER 31,         ENDED     -------------
                           1997        MARCH 31, 1997  1996   1995
                     ----------------  -------------- ------ ------
Interest paid .....      $21,245             --         --      --
                    ================= ==============  ====== ======
Income taxes paid        $   109             --         --      --
                    ================= ==============  ====== ======

   The Company issued $45,000 of Holdings Class A Common Stock to Lockheed Martin in a non-cash transaction as partial consideration paid to Lockheed Martin for the L-3 Acquisition.


18. SALES TO PRINCIPAL CUSTOMERS

   The Company and the Predecessor Company operate primarily in one industry segment, government electronic systems. Sales to principal customers are as follows:

                                  COMPANY                PREDECESSOR COMPANY
                              -------------- -------------------------------------------
                                                 THREE
                                   NINE         MONTHS         YEAR            YEAR
                               MONTHS ENDED      ENDED         ENDED          ENDED
                               DECEMBER 31,    MARCH 31,   DECEMBER 31,    DECEMBER 31,
                                   1997          1997          1996            1995
                              -------------- -----------  -------------- --------------
U.S. Government Agencies  ...    $434,020      $128,505      $425,033        $161,617
Foreign (principally foreign
 governments) ...............      12,090        13,612        33,475           4,945
Other (principally U.S.
 commercial) ................     100,415        16,756        84,573             219
                              -------------- -----------  -------------- --------------
                                 $546,525      $158,873      $543,081        $166,781
                              ============== ===========  ============== ==============

19. OTHER TRANSACTIONS WITH LOCKHEED MARTIN

   The Company and the Predecessor Company sell products to Lockheed Martin and its affiliates, net sales for which were $60,402 for the nine months ended December 31, 1997; $21,171 for the three months ended March 31, 1997 and $70,658 and $25,874 for the years ended December 31, 1996 and 1995, respectively. Included in Contracts in Process are receivables from Lockheed Martin and its affiliates of $8,846 and $10,924 at December 31, 1997 and 1996, respectively.

   The Predecessor Company relied on Lockheed Martin for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, contract administration and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to the Businesses, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements would not be the same had the Businesses been independent entities.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      NOTES TO CONSOLIDATED (COMBINED) FINANCIAL STATEMENTS--(continued)
           (Dollars in thousands, except share and per share data)

    The amount of allocated corporate expenses to the Predecessor Company and reflected in these combined financial statements was estimated based primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Allocated costs to the Businesses were $5,208 for the three months ended March 31, 1997, and $10,057 and $2,964 for the years ended December 31, 1996 and 1995, respectively.

20. SUBSEQUENT EVENTS

   On February 5, 1998, the Company purchased substantially all the assets and liabilities of the Satellite Transmission Systems division of California Microwave, Inc. The purchase price of $27,000 is subject to adjustment based on closing net assets. The Company used cash on hand to fund the purchase price.

   On December 22, 1997, the Company signed a definitive agreement to purchase substantially all the assets and liabilities of the Ocean Systems division of AlliedSignal Inc. The purchase price of $67,500, subject to adjustment based on closing net working capital, will be financed through cash on hand and/or borrowings available under the Senior Credit Facilities.

   On February 11, 1998, the Company entered into a definitive agreement to purchase the assets of ILEX Systems ("ILEX") for $51,900 in cash and additional consideration based on post-acquisition performance of ILEX.

   The acquisition of ILEX and Ocean are expected to close during the first quarter of 1998. The company plans to finance the purchase prices using its cash on hand and available borrowings under its revolving credit facility.

21. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                       COMPANY                       PREDECESSOR
                                FOR THE QUARTERS ENDED                 COMPANY
                   --------------------------------------------------------------
                    DEC. 31, 1997   SEPT. 30, 1997  JUNE 30, 1997   MARCH 31, 1997
                   --------------- --------------  --------------- --------------
Sales.............     $203,673        $174,822        $168,030        $158,873
Operating income         22,881          17,854          15,121           7,936
Net income
 (loss)...........        8,348           5,276           3,091            (258)
Basic EPS ........     $   0.42        $   0.26        $   0.15
Diluted EPS ......     $   0.42        $   0.26        $   0.15
                   =============== ==============  ===============

                                  PREDECESSOR COMPANY
                    -----------------------------------------------
                     DEC. 31,    SEPT. 30,   JUNE 30,    MARCH 31,
                       1996        1996        1996        1996
                    ---------- -----------  ---------- -----------
Sales..............  $178,040    $158,594    $165,294     $41,153
Operating income  .    20,564      12,197       9,254       1,676
Net income (loss)       8,401       3,055         737        (497)

                          LORAL ACQUIRED BUSINESSES
                        COMBINED FINANCIAL STATEMENTS
  For the three months ended March 31, 1996 and the year ended December 31,
                                     1995

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors of
 L-3 Communications Holdings, Inc.:

   We have audited the accompanying combined statements of operations and cash flows for the Loral Acquired Businesses as defined in Note 1 (the "Businesses") for the three months ended March 31, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Businesses' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of the operations and cash flows of the Businesses for the three months ended March 31, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.
1301 Avenue of the Americas
New York, New York 10019
March 20, 1997

                           LORAL ACQUIRED BUSINESSES
                      COMBINED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                              THREE MONTHS
                                  ENDED         YEAR ENDED
                             MARCH 31, 1996  DECEMBER 31, 1995
                             -------------- -----------------
Sales ......................    $132,200         $448,165
Cost and expenses ..........     124,426          424,899
                             -------------- -----------------
Operating income ...........       7,774           23,266
Allocated interest expense         4,365           20,799
                             -------------- -----------------
Income before income taxes         3,409            2,467
Income taxes ...............       1,292              854
                             -------------- -----------------
Net income..................    $  2,117         $  1,613
                             ============== =================

                 See notes to combined financial statements.

                           LORAL ACQUIRED BUSINESSES
                      COMBINED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                THREE MONTHS
                                                    ENDED         YEAR ENDED
                                               MARCH 31, 1996  DECEMBER 31, 1995
                                               -------------- -----------------
OPERATING ACTIVITIES:
Net Income ...................................    $  2,117         $   1,613
Depreciation and amortization ................       5,011            20,625
Changes in operating assets and liabilities
 Contracts in process ........................     (11,382)            7,327
 Other current assets ........................      (3,436)              890
 Other assets ................................       2,437             6,736
 Accounts payable and accrued liabilities  ...       4,525            (4,533)
 Other current liabilities ...................       3,348             4,428
 Other liabilities ...........................        (452)              117
                                               -------------- -----------------
Net cash from operating activities ...........       2,168            37,203
                                               -------------- -----------------
INVESTING ACTIVITIES:
Acquisition of business ......................          --          (214,927)
Capital expenditures .........................      (3,962)          (12,683)
Disposition of property, plant and equipment           187             4,342
                                               -------------- -----------------
                                                    (3,775)         (223,268)
                                               -------------- -----------------
FINANCING ACTIVITIES:
Advances from (repayments to) Loral  .........    $  1,607         $ 186,065
                                               -------------- -----------------
Net change in cash............................          --                --
                                               ============== =================

                 See notes to combined financial statements.

                          LORAL ACQUIRED BUSINESSES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Dollars in thousands)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

   On January 31, 1997, Lockheed Martin Corporation ("Lockheed Martin"), Lehman Brothers Holdings Inc. ("Lehman"), Frank C. Lanza ("Lanza") and Robert
V. LaPenta ("LaPenta") entered into a Memorandum of Understanding ("MOU") regarding the transfer of certain businesses of Lockheed Martin to a newly formed corporation ("Newco") to be owned by Lockheed Martin, Lehman, Lanza and LaPenta. The businesses proposed to be transferred (the "Loral Acquired Businesses" or "Businesses") include Lockheed Martin's Wideband Systems Division and the Products Group, comprised of ten autonomous operations, all of which were acquired by Lockheed Martin effective April 1, 1996 as part of the acquisition by Lockheed Martin of the defense electronics business of Loral Corporation ("Loral"). Also included in the transaction is the acquisition of a semiconductor product line of another business and certain leasehold improvements in New York City.

   The Businesses are leading suppliers of sophisticated secure communication systems, microwave communication components, avionic and instrumentation products and other products and services to major aerospace and defense contractors as well as the U.S. Government. The Businesses operate primarily in one industry segment, communication systems and products.

   Substantially all the Businesses' products are sold to agencies of the United States Government, primarily the Department of Defense, to foreign government agencies or to prime contractors or subcontractors thereof. All domestic government contracts and subcontracts of the Businesses are subject to audit, various cost controls and include standard provisions for termination for the convenience of the government. Multi-year government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the government.

   The decline in the U.S. defense budget since the mid 1980s has resulted in program delays, cancellations and scope reductions for defense contractors in general. These events may or may not have an effect on the Businesses' programs; however, in the event that expenditures for products of the type manufactured by the Businesses are reduced, and not offset by greater foreign sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Businesses.

   The Businesses' operations, as presented herein, include allocations and estimates of certain expenses of Loral based upon estimates of services performed by Loral that management of the Businesses believe are reasonable. Such services include treasury, cash management, employee benefits, taxes, risk management, internal audit and general corporate services. Accordingly, the results of operations and cash flows as presented herein may not be the same as would have occurred had the Businesses been independent entities.

2. BASIS OF PRESENTATION

BASIS OF COMBINATION

   The accompanying combined financial statements reflect the Businesses' assets, liabilities and operations included in Loral Corporation's historical financial statements that will be transferred to Newco. All significant intercompany transactions and amounts have been eliminated. The combined financial statements do not include the operations of telecommunications switch product line which will not be transferred and was exited in 1995. Also, the assets and operations of the semiconductor product line and certain other facilities which are not material to the Businesses have been excluded from the financial statements.

                          LORAL ACQUIRED BUSINESSES
             NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                            (Dollars in thousands)

ALLOCATION OF CORPORATE EXPENSES

   The amount of corporate office expenses reflected in these financial statements has been estimated based primarily on the allocation methodology prescribed by government regulations pertaining to government contractors, which management of the Businesses believes to be a reasonable allocation method.

INCOME TAXES

   The Businesses were included in the consolidated Federal income tax return and certain combined and separate state and local income tax returns of Loral. However, for the purposes of these financial statements, the provision for income taxes was allocated based upon reported income before income taxes. Such provision was recorded through the advances from (repayments to) Loral account.

INTEREST EXPENSE

   Interest expense has been allocated to the Businesses by applying Loral's weighted average consolidated interest rate to the portion of the beginning of the period invested equity account deemed to be financed by consolidated debt, which amount has been determined based on Loral's debt to equity ratio on such date, except that the acquisition of Wideband Systems has been assumed to be fully financed by debt.

STATEMENTS OF CASH FLOWS

   The Businesses participated in Loral's cash management system, under which all cash was received and payments made by Loral. All transactions between the Businesses and Loral have been accounted for as settled in cash on the date such transactions were recorded by the Businesses.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONTRACTS IN PROCESS

   Sales on long-term production-type contracts are recorded as units are shipped; profits applicable to such shipments are recorded pro rata, based upon estimated total profit at completion of the contract. Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under other long-term contracts are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and realization is probable. Incentive fees and award fees enter into the determination of contract profits when they can be reliably estimated.

   Costs accumulated under long-term contracts include direct costs as well as manufacturing, overhead, and for government contracts, general and administrative, independent research and development and bid and proposal costs. Losses on contracts are recognized when determined. Revisions in profit estimates are reflected in the period in which the facts which require the revision become known.

DEPRECIATION AND AMORTIZATION

   Depreciation is provided primarily on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. The excess of the cost of purchased businesses over the fair value of the net assets acquired is being amortized using a straight-line method generally over a 40-year period.

                          LORAL ACQUIRED BUSINESSES
             NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                            (Dollars in thousands)

    The carrying amount of cost in excess of net assets acquired is evaluated on a recurring basis. Current and future profitability as well as current and future undiscounted cash flows, excluding financing costs, of the underlying businesses are primary indicators of recoverability. There were no adjustments to the carrying amount of cost in excess of net assets acquired resulting from these evaluations during the periods presented.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires the Businesses' management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, cost allocations from Loral, including interest and income taxes, recoverability of recorded amounts of fixed assets and cost in excess of net assets acquired, litigation and environmental obligations. Actual results could differ from these estimates.

NEW ACCOUNTING PRONOUNCEMENTS

   Effective January 1, 1996, the Businesses adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 establishes the accounting standards for the impairment of long-lived assets, certain intangible assets and cost in excess of net assets and certain intangible assets to be disposed of. The impact of adopting SFAS 121 was not material.

   Effective January 1, 1994, the Businesses adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112"). SFAS 112 requires that the costs of benefits provided to employees after employment but before retirement be recognized on an accrual basis. The adoption of SFAS 112 did not have a material impact on the results of operations of the Businesses.

4. ACQUISITIONS

   Effective May 1, 1995, Loral acquired substantially all the assets and liabilities of the Defense Systems operations of Unisys Corporation, which included the Wideband Systems Division. The acquisition has been accounted for as a purchase. As such, the accompanying combined financial statements reflect the results of operations of the Wideband Systems Division from the effective date of acquisition, including the amortization of an allocated portion of cost in excess of net assets acquired resulting from the acquisition. Such allocation was based on the sales and profitability of the Wideband Systems Divisions relative to the aggregate sales and profitability of the defense systems operations acquired by Loral. The assets and liabilities recorded in connection with the purchase price allocation were $240,525 and $25,598, respectively.

   Had the acquisition of the Wideband Systems Division occurred on January 1, 1995, the unaudited pro forma sales and net income for the year ended December 31, 1995 would have been $524,355 and $504,780, respectively. The results, which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisition been consummated as of January 1, 1995.

                          LORAL ACQUIRED BUSINESSES
             NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                            (Dollars in thousands)

5. OPERATING EXPENSES

   The following expenses have been included in the statements of operations:

                                                                THREE            YEAR
                                                            MONTHS ENDED         ENDED
                                                           MARCH 31, 1996  DECEMBER 31, 1995
                                                           -------------- -----------------
General and administrative expenses ......................     $23,558          $90,757
Independent research and development, and bid and
 proposal costs ..........................................     $ 5,587          $21,370

6. INCOME TAXES

   The provision for income taxes was calculated by applying Loral's statutory tax rates to the reported pre-tax book income after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision which are related to the Businesses. It is estimated that deferred income taxes represent approximately $714,000 and $2,857,000 of the provisions for income taxes reflected in these financial statements for the three months ended March 31, 1996 and the year ended December 31, 1995. The principal components of deferred income taxes are contract accounting methods, property plant and equipment, goodwill amortization, and timing of accruals. Substantially all of the Businesses' income is from domestic operations.

   The following is a reconciliation of the statutory rate to the effective tax rates reflected in the financial statements:

                                                                   YEARS ENDED
                                                                  DECEMBER 31,
                                                                -----------------
                                                                  1996     1995
                                                                ------- --------
Statutory Federal income tax rate .............................   35.0%    35.0%
Research and development and other tax credits.................     --    (18.6)
State and local income taxes, net of Federal income tax
 benefit and state and local income tax credits ...............    3.9      (.3)
Foreign sales corporation tax benefit .........................   (2.2)    (3.0)
Amortization of goodwill ......................................    6.3     35.1
Other, net ....................................................   (5.1)   (13.6)
                                                                ------- --------
Effective income tax rate .....................................   37.9%    34.6%
                                                                ======= ========

7. INTEREST EXPENSE

   Interest expense was calculated using the following balances and interest rates:

                                                 THREE            YEAR
                                             MONTHS ENDED         ENDED
                                            MARCH 31, 1996  DECEMBER 31, 1995
                                            -------------- -----------------
Invested Equity ...........................    $453,062         $265,384
Interest Rate .............................        7.40%            7.87%
Wideband Systems Allocated Purchase Price            --         $214,927
Interest Rate..............................          --             7.40%

                          LORAL ACQUIRED BUSINESSES
             NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                            (Dollars in thousands)

8. COMMITMENTS AND CONTINGENCIES

   The Businesses lease certain facilities and equipment under agreements expiring at various dates through 2011. Leases covering major items of real estate and equipment contain renewal and/or purchase options which may be exercised by the Businesses. Rent expense for the three months ended March 31, 1996 was $1,063. Rent expense for the year ended December 31, 1995 was $4,276.

   Management is continually assessing its obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Businesses in order to comply with these laws, based upon available internal and external assessments, the Businesses believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Businesses' operations. The Businesses accrue for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Businesses believe that it has adequately accrued for future expenditures in connection with environmental matters and that such expenditures will not have a material adverse effect on its financial position or results of operations.

   There are a number of lawsuits or claims pending against the Businesses and incidental to its business. However, in the opinion of management, the ultimate liability on these matters, if any, will not have a material adverse effect on the financial position or results of operations of the Businesses.

9. PENSIONS AND OTHER EMPLOYEE BENEFITS

PENSIONS

   The Businesses participate in various Loral-sponsored pension plans both contributory and non-contributory covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on members' compensation and years of service. Loral's funding policy was generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue code and regulations thereon. Since the aforementioned pension arrangements were part of certain Loral defined benefit or defined contribution plans, no separate actuarial data was available for the Businesses. The Businesses have been allocated their share of pension costs based upon participation employee headcount. Net pension expense, which approximates the amount funded, included in the accompanying financial statements was $1,234 and $4,391 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively.

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

   In addition to participating in Loral-sponsored pension plans, the Businesses provide certain health care and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions. Since the aforementioned postretirement benefits were part of certain Loral postretirement arrangements, no separate actuarial data is available for the Businesses. The Businesses have been allocated postretirement benefit costs based upon participant employee headcount. Post-retirement benefits costs included in the accompanying financial statements were $402 and $1,646 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively.

EMPLOYEE SAVINGS PLANS

   Under various employee savings plans sponsored by Loral, the Businesses matched the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form

                          LORAL ACQUIRED BUSINESSES
             NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                            (Dollars in thousands)

of the matching contribution vary among the plans. Under these plans, the matching contributions, in cash, common stock or both, for the three months ended March 31, 1996 and the year ended December 31, 1995 were $634 and $1,879, respectively.

10. SALES TO PRINCIPAL CUSTOMERS

   The Businesses operate primarily in one industry segment, electronic components and systems. Sales to principal customers are as follows:

                                                 THREE            YEAR
                                             MONTHS ENDED         ENDED
                                            MARCH 31, 1996  DECEMBER 31, 1995
                                            -------------- -----------------
U.S. Government Agencies ..................    $ 94,993         $328,476
Foreign (principally foreign governments)        16,838           62,549
Other (principally commercial) ............      20,369           57,140
                                            -------------- -----------------
                                               $132,200         $448,165
                                            ============== =================

Foreign sales comprise the following:

                          THREE            YEAR
                      MONTHS ENDED         ENDED
                     MARCH 31, 1996  DECEMBER 31, 1995
                     -------------- -----------------
Export sales
 Asia ..............     $ 4,056          $19,248
 Middle East .......       3,648            4,147
 Europe ............       6,275           26,283
 Other .............       2,859           12,871
                     -------------- -----------------
 Total foreign
  sales.............     $16,838          $62,549
                     ============== =================

11. RELATED PARTY TRANSACTIONS

   The Businesses had a number of transactions with Loral and its affiliates. Management believes that the arrangements are as favorable to the Businesses as could be obtained from unaffiliated parties. The following describe the related party transactions.

   Loral allocated certain operational, administrative, legal and other services to the Businesses. Costs allocated to the Businesses were $1,827 and $6,535 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively. The Businesses sold products to Loral and its affiliates. Net sales to Loral were $14,840 for the three months ended March 31, 1996 and were $54,600 in 1995. Net sales to Space Systems/Loral were $2,471 for the three months ended March 31, 1996 and were $4,596 in 1995. Net sales to K&F Industries were $1,173 for the three months ended March 31, 1996 and were $2,415 in 1995.

    SATELLITE TRANSMISSION SYSTEMS DIVISION OF CALIFORNIA MICROWAVE, INC.
                   UNAUDITED CONDENSED FINANCIAL STATEMENTS
                     As of December 31, 1997 and for the
                 six months ended December 31, 1997 and 1996

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                          BALANCE SHEET (UNAUDITED)
                              DECEMBER 31, 1997
                                (In Thousands)

 ASSETS
Current assets:
 Accounts receivable, less $554 allowance for doubtful
  accounts ....................................................  $ 22,204
 Inventories ..................................................    10,382
                                                                ----------
Total current assets ..........................................    32,586
Property, plant and equipment, at cost ........................    21,663
Less accumulated depreciation and amortization ................   (14,467)
                                                                ----------
Net property and equipment ....................................     7,196
Other assets ..................................................        15
                                                                ----------
Total assets ..................................................  $ 39,797
                                                                ==========
LIABILITIES AND DIVISION EQUITY
Current liabilities:
 Accounts payable .............................................  $  6,508
 Accrued liabilities ..........................................     3,703
 Current portion of long-term debt ............................       200
                                                                ----------
Total current liabilities .....................................    10,411
Long-term debt ................................................     1,330
                                                                ----------
Total liabilities .............................................    11,741
Commitments
Division equity ...............................................    28,056
                                                                ----------
Total liabilities and Division equity .........................  $ 39,797
                                                                ==========

See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                     STATEMENTS OF OPERATIONS (UNAUDITED)
                                (In Thousands)

                                         SIX MONTHS ENDED
                                           DECEMBER 31
                                      ----------------------
                                         1997        1996
                                      ---------- ----------
Net sales ...........................   $24,551    $ 38,770
Cost of products sold ...............    23,226      42,530
                                      ---------- ----------
Gross margin ........................     1,325      (3,760)
                                      ---------- ----------
Expenses:

 Research and development ...........       712         721
 Marketing and administration  ......     5,123       8,064
 Amortization of intangible assets  .        --          72
                                      ---------- ----------
Total expenses ......................     5,835       8,857
                                      ---------- ----------
Operating loss ......................    (4,510)    (12,617)
Interest expense ....................       (43)        (70)
Interest income .....................        --           5
                                      ---------- ----------
Loss before income tax benefit  .....    (4,553)    (12,682)
Allocated benefit from income taxes       1,639       4,185
                                      ---------- ----------
Net loss ............................   $(2,914)   $ (8,497)
                                      ========== ==========

See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                     STATEMENTS OF CASH FLOWS (UNAUDITED)
                                (In Thousands)

                                                                     SIX MONTHS ENDED
                                                                       DECEMBER 31
                                                                  ----------------------
                                                                     1997        1996
                                                                  ---------- ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss ........................................................   $(2,914)   $ (8,497)
Adjustments for noncash items:

 Amortization of intangible assets ..............................        --          72
  Depreciation and amortization of property, plant and equipment        780       1,200
  Loss on sale of assets ........................................        --         151
  Provision for doubtful accounts ...............................        66         750
Changes in asset and liability accounts:

 Accounts receivable ............................................     6,053      16,124
 Inventories ....................................................    (2,644)      6,789
 Prepaid expenses and other assets ..............................        85         213
 Accounts payable ...............................................    (1,256)    (10,238)
 Accrued liabilities ............................................       132        (208)
                                                                  ---------- ----------
Net cash provided by operations .................................       302       6,356
                                                                  ---------- ----------
CASH FLOWS FROM INVESTING ACTIVITIES

Capital expenditures ............................................      (160)     (1,072)
Proceeds from sale of building ..................................        --       1,617
                                                                  ---------- ----------
Net cash provided by (used in) investing activities  ............      (160)        545
                                                                  ---------- ----------
CASH FLOWS FROM FINANCING ACTIVITIES

Payments on long-term debt ......................................      (100)       (200)
Net cash provided to CMI ........................................       (42)     (6,701)
                                                                  ---------- ----------
Net cash used in financing activities ...........................      (142)     (6,901)
                                                                  ---------- ----------
Cash and cash equivalents .......................................   $    --    $     --
                                                                  ========== ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the six month period for interest ..............   $    36    $     32
                                                                  ========== ==========

See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                  NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                 SIX MONTHS ENDED DECEMBER 31, 1996 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

   The accompanying unaudited financial statements include the operations of the Satellite Transmission Systems Division ("STS" or the "Division") of California Microwave, Inc. ("CMI" or the "Company"). The Division is a global satellite communication systems integrator providing hardware, software and services for turnkey projects to large commercial customers, principally domestic and foreign telephone companies and major common carriers and to the U.S. and foreign governments.

   These financial statements are presented as if the Division had existed as an entity separate from CMI during the periods presented and include the historical assets, liabilities, sales and expenses that are directly related to the Division's operations. However, these financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had the Division been an independent entity.

   The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month periods ended December 31, 1996 and 1997 are not necessarily indicative of the results that may be expected for the years ended June 30, 1997 and 1998. For further information, refer to the financial statements and footnotes thereto included in the Division's financial statements for the year ended June 30, 1997.

USE OF ESTIMATES; RISKS AND UNCERTAINTIES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates are used in determining the collectibility of accounts receivable, warranty costs, inventory realization, profitability on long-term contracts, restructuring reserves, recoverability of property, plant and equipment, and contingencies. Actual results could differ from estimates.

INVENTORIES AND COST OF PRODUCTS SOLD

   Inventories are recorded at the lower of cost or market. Project inventories are transferred to cost of products sold at the time revenue is recognized based on the estimated total manufacturing costs and total contract prices under each contract. Losses on contracts are recognized in full when the losses become determinable. The cost of other inventories is generally based on standard costs which approximate actual costs determined by the first-in, first-out method.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
            NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

2. INVENTORIES

   Inventories consisted of the following:

                                                          DECEMBER 31,
                                                              1997
                                                         --------------
                                                         (IN THOUSANDS)
Projects in process.....................................     $ 9,351
Less: progress billings.................................       1,547
                                                         --------------
                                                               7,804
Product inventories, principally materials and
 supplies...............................................       2,578
                                                         --------------
Total...................................................     $10,382
                                                         ==============

3. CORPORATE ALLOCATIONS

   CMI allocates corporate expenses on a value-added basis to each division, which CMI believes results in a reasonable allocation of such costs. The accompanying financial statements reflect charges for general corporate administrative expenses incurred by CMI which amounted to approximately $832,000 and $793,000 for the six months ended December 31, 1996 and 1997, respectively.

   No interest is allocated by CMI to the Division.

   The Division is charged for its proportional share of CMI's self-insured medical plan. Such charges amounted to $1,015,000 and $732,000 for the six months ended December 31, 1996 and 1997, respectively.

   In addition, there were direct charges from CMI as follows:

                              SIX MONTHS
                                ENDED
                             DECEMBER 31,
                            --------------
                             1997    1996
                            ------ ------
                            (IN THOUSANDS)
Marketing..................  $304    $389
General and
 administrative............    --     142
                            ------ ------
Total......................  $304    $531
                            ====== ======

   The Division believes that the direct charges from CMI were reasonable during the periods presented.

4. RESTRUCTURING

   During fiscal 1997, a comprehensive review of the Division's operations was performed, including a review of inventory levels, product development and migration plans and facility and personnel needs. It was determined to focus the Division on potentially higher margin products. This resulted in the write-down of certain inventories and the restructuring of the Division's operations. During the six month period ended December 31, 1996 inventory and other charges of $10,300,000, arising from this review, were included in cost of products sold. During February 1997, additional charges of $800,000 relating to excess facilities and severance were recorded. There are no remaining cash outlays associated with the restructuring at December 31, 1997.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
            NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

5. OTHER

   In November 1997, the Division recorded a $1 million charge to cost of sales relating to a contract with a customer in Sudan. The President of the United States imposed economic sanctions on Sudan which banned U.S. companies from doing business in Sudan and as a result, the Division could not continue to perform under the existing contract. Based upon this, the contract was terminated and the Division has been released from further performance requirements.

   On December 19, 1997, L-3 Communications Corporation, an unrelated party, reached an agreement to purchase from CMI substantially all of the assets of the Division, and to assume certain of the liabilities of the Division, for approximately $27 million in cash. The final purchase price is subject to adjustment based on the net assets of the Division at the closing date of the transaction.

    SATELLITE TRANSMISSION SYSTEMS DIVISION OF CALIFORNIA MICROWAVE, INC.
                             FINANCIAL STATEMENTS
                   As of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996 and 1995

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
California Microwave, Inc.

   We have audited the accompanying balance sheets of the Satellite Transmission Systems Division of California Microwave, Inc. (the "Company") as of June 30, 1997 and 1996, and the related statements of operations and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Satellite Transmission Systems Division of California Microwave, Inc., as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                           /s/ Ernst & Young LLP
Melville, New York
January 27, 1998

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                                BALANCE SHEETS
                                (In Thousands)

                                                                            JUNE 30,
                                                                     ----------------------
                                                                        1997        1996
                                                                     ---------- ----------
ASSETS

Current assets:

 Accounts receivable, less $140 and $508 allowance for doubtful
  accounts in 1996 and 1997.........................................  $ 28,323    $ 46,750
 Inventories........................................................     7,738      10,412
 Prepaid expenses and other assets..................................        77         121
                                                                     ---------- ----------
Total current assets................................................    36,138      57,283
Property, plant and equipment, at cost..............................    21,503      21,378
Less accumulated depreciation and amortization......................   (13,687)    (12,984)
                                                                     ---------- ----------
Net property and equipment .........................................     7,816       8,394
Intangible assets, net of accumulated amortization of $2,268 in
 1996...............................................................        --       2,032
Other assets........................................................        23       2,045
                                                                     ---------- ----------
Total assets .......................................................  $ 43,977    $ 69,754
                                                                     ========== ==========
LIABILITIES AND DIVISION EQUITY

Current liabilities:

 Accounts payable...................................................  $  7,764    $ 19,548
 Accrued liabilities................................................     3,571       3,584
 Current portion of long-term debt..................................       100         200
                                                                     ---------- ----------
Total current liabilities...........................................    11,435      23,332
Long-term debt......................................................     1,530       1,630
                                                                     ---------- ----------
Total liabilities...................................................    12,965      24,962
Commitments

Division equity.....................................................    31,012      44,792
                                                                     ---------- ----------
Total liabilities and Division equity...............................  $ 43,977    $ 69,754
                                                                     ========== ==========

                           See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                           STATEMENTS OF OPERATIONS
                                (In Thousands)

                                                          YEARS ENDED JUNE 30,
                                                   ----------------------------------
                                                       1997        1996       1995
                                                   ----------- ----------  ---------
Net sales.........................................   $ 68,037    $124,393   $94,271
Cost of products sold.............................     65,724     102,399    86,335
                                                   ----------- ----------  ---------
Gross margin......................................      2,313      21,994     7,936
                                                   ----------- ----------  ---------
Expenses:

 Research and development.........................      1,360       2,540     2,288
 Marketing and administration.....................     14,154      13,295    12,655
 Amortization and write-down of intangible
 assets...........................................      2,032         171       171
 Restructuring....................................        800          --     2,446
                                                   ----------- ----------  ---------
Total expenses....................................     18,346      16,006    17,560
                                                   ----------- ----------  ---------
Operating (loss) income...........................    (16,033)      5,988    (9,624)
Interest expense..................................        (65)        (69)      (98)
Interest income...................................         40          11         3
                                                   ----------- ----------  ---------
(Loss) income before income tax benefit
 (expense)........................................    (16,058)      5,930    (9,719)
Allocated benefit (expense) from income taxes ....      4,676      (2,135)    3,207
                                                   ----------- ----------  ---------
Net (loss) income.................................   $(11,382)   $  3,795   $(6,512)
                                                   =========== ==========  =========

See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                           STATEMENTS OF CASH FLOWS
                                (In Thousands)

                                                            YEARS ENDED JUNE 30,
                                                     -----------------------------------
                                                         1997        1996       1995
                                                     ----------- ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss) income...................................   $(11,382)   $  3,795    $(6,512)
Adjustments for noncash items:

 Amortization and write-down of intangible assets ..      2,032         171        171
 Depreciation and amortization of property, plant
  and equipment.....................................      1,639       1,746      1,848
 Loss on sale of assets.............................         77         140         64
 Provision for doubtful accounts....................        750         100        150
Changes in asset and liability accounts:

 Accounts receivable................................     17,677     (17,019)    14,937
 Inventories........................................      2,674      12,243     (8,211)
 Prepaid expenses and other assets..................        449       1,449      5,627
 Accounts payable...................................    (11,783)      5,736     (3,747)
 Accrued and other liabilities......................        (14)     (1,697)     1,895
                                                     ----------- ----------  ----------
Net cash provided by operations.....................      2,119       6,664      6,222
                                                     ----------- ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES

Capital expenditures................................     (1,138)     (1,099)    (1,881)
Proceeds from sale of building......................      1,617          --         --
                                                     ----------- ----------  ----------
Net cash (used in) provided by investing
 activities.........................................        479      (1,099)    (1,881)
                                                     ----------- ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES

Payments on long-term debt..........................       (200)       (100)      (200)
Net cash provided to CMI............................     (2,398)     (5,465)    (4,141)
                                                     ----------- ----------  ----------
Net cash used in financing activities...............     (2,598)     (5,565)    (4,341)
                                                     ----------- ----------  ----------
Cash and cash equivalents...........................   $     --    $     --    $    --
                                                     =========== ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest..............   $     38    $     66    $    70
                                                     =========== ==========  ==========

See accompanying notes.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                        NOTES TO FINANCIAL STATEMENTS
                   YEARS ENDED JUNE 30, 1995, 1996 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

   The accompanying financial statements include the operations of the Satellite Transmission Systems Division ("STS" or the "Division") of California Microwave, Inc. ("CMI" or the "Company"). The Division is a global satellite communication systems integrator providing hardware, software and services for turnkey projects to large commercial customers, principally domestic and foreign telephone companies and major common carriers and to the U.S. and foreign governments.

   These financial statements are presented as if the Division had existed as an entity separate from CMI during the periods presented and include the historical assets, liabilities, sales and expenses that are directly related to the Division's operations. However, these financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had the Division been an independent entity.

USE OF ESTIMATES; RISKS AND UNCERTAINTIES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates are used in determining the collectibility of accounts receivable, warranty costs, inventory realization, profitability on long-term contracts, restructuring reserves, recoverability of property, plant and equipment, and contingencies. Actual results could differ from estimates.

CASH AND CASH EQUIVALENTS

   The Division participates in CMI's centralized cash management function; accordingly, the Division does not maintain separate cash accounts, other than payroll and foreign subsidiary accounts, which are deemed insignificant, and its cash disbursements and collections are settled through Division equity.

INVENTORIES AND COST OF PRODUCTS SOLD

   Inventories are recorded at the lower of cost or market. Project inventories are transferred to cost of products sold at the time revenue is recognized based on the estimated total manufacturing costs and total contract prices under each contract. Losses on contracts are recognized in full when the losses become determinable. During the year ended June 30, 1995, the Division recognized losses of approximately $2,800,000 on such contracts. The cost of other inventories is generally based on standard costs which approximate actual costs determined by the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight-line method based on the estimated useful lives of the related assets.

INTANGIBLE ASSETS OF BUSINESS ACQUIRED

   During 1997, CMI wrote off $1,888,000 of purchased intangible assets, principally goodwill, relating to the original acquisition of STS by CMI, which was pushed down to the Division's books. The intangible

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) assets consisted of the excess of the purchase price paid for STS over the net tangible assets acquired and was amortized using the straight-line method over 30 years. During 1997, CMI determined that the excess purchase price was not recoverable due to a significant reduction in sales by the Division in 1997 as compared to prior periods and appropriately reduced the carrying value.

OTHER LONG-LIVED ASSETS

   In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," the Division records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of such assets. Other than as described above related to purchased intangibles, no such losses have been incurred.

REVENUE RECOGNITION, RECEIVABLES AND CREDIT RISK

   Revenue from product sales is recognized at the time of shipment. Sales on certain long-term, small quantity, high unit value contracts are recognized at the completion of significant project milestones, which are generally contract line items. Scheduled billings and retainages under certain contracts (principally export contracts) have deferred billing provisions resulting in unbilled accounts receivable (included in accounts receivable) of $7,426,000 and $4,425,000 at June 30, 1996 and 1997, respectively. The unbilled receivable at June 30, 1997, is expected to be collected within one year.

   The Division manufactures and sells satellite communications products, systems and turnkey telecommunications networks to large commercial customers, principally domestic and foreign telephone companies and major common carriers, and to the U.S. government. The Division generally requires no collateral, but generally requires letters of credit, denominated in U.S. dollars, from its foreign customers.

   During 1996 and 1997, the Division periodically transferred certain international accounts receivable to CMI. CMI insures these receivables under a credit insurance program and then sells the receivables, without recourse, at prevailing discount rates. The Division retains the responsibility to collect and service these amounts. Outstanding customer receivables transferred to CMI through Division equity amounted to approximately $421,000 and $2,100,000 during 1996 and 1997, respectively.

   The Division charged to operations $150,000, $100,000 and $750,000 for its provision for doubtful accounts in 1995, 1996 and 1997, respectively.

WARRANTY

   The Company generally warrants its products for a period of 12 to 24 months from completion of contract or shipment. Warranty expense was approximately $679,000, $753,000 and $688,000 for 1995, 1996 and 1997,
respectively.

INCOME TAXES

   Income taxes reflect an allocation of CMI's income tax expense (benefit) calculated based on CMI's effective tax rate.

   All deferred tax assets and liabilities relating to the Division are included in intercompany balances with CMI and are accounted for within Division equity (see Note 7).

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)
 FISCAL YEAR

   The Division's fiscal year ends on the Saturday closest to June 30, and includes 52 weeks in fiscal 1995, 1996 and 1997. For 1995, 1996 and 1997, the fiscal years ended on July 1, 1995, June 29, 1996 and June 28, 1997, respectively. For clarity of presentation, the financial statements are reported as ending on a calendar month end.

2. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following:

                                                 JUNE 30,
                                           -------------------
                                   LIFE       1997      1996
                                ---------- ---------  --------
                                (IN YEARS)    (IN THOUSANDS)
Land...........................              $   950   $   950
Buildings .....................     30         3,559     3,559
Machinery and equipment  ......     3-5        8,780     9,256
Office and computer equipment      3-10        6,440     5,653
Building improvements..........     --         1,721     1,813
Vehicles ......................      5            53       147
                                           ---------  --------
                                             $21,503   $21,378
                                           =========  ========

   Building improvements are depreciated over the shorter of the life of the improvement or the remaining life of the building.

3. INVENTORIES

   Inventories consisted of the following:

                                                              JUNE 30,
                                                         ------------------
                                                           1997      1996
                                                         -------- --------
                                                           (IN THOUSANDS)
Projects in process.....................................  $6,484   $ 6,287
Less: progress billings.................................   2,544     1,991
                                                         -------- --------
                                                           3,940     4,296
Product inventories, principally materials and
 supplies...............................................   3,798     6,116
                                                         -------- --------
Total...................................................  $7,738   $10,412
                                                         ======== ========

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. ACCRUED LIABILITIES

   Accrued liabilities consisted of the following:

                            JUNE 30,
                       ------------------
                         1997      1996
                       -------- --------
                         (IN THOUSANDS)
Salaries and bonuses .  $  497    $1,381
Vacation..............     610       873
Other payroll
 related..............     123       115
Warranties............     899       758
Commissions...........     813        --
Other.................     629       457
                       -------- --------
                        $3,571    $3,584
                       ======== ========

5. LONG-TERM DEBT

   The Division has industrial development bonds that are payable in annual installments through November 9, 2007, may be prepaid at any time without penalty and bear interest at 65% of the bank's floating rate (5.5% at June 30, 1997), based upon prevailing market conditions, which is redetermined daily. The obligor of the industrial development bonds is a related entity, and the bonds are secured by mortgages on the equipment and properties involved.

   At June 30, 1997, the annual maturities of long-term debt are as follows:

 1998................. $  100,000
1999.................     200,000
2000.................     100,000
2001.................     200,000
2002.................     100,000
Thereafter...........     930,000
                      -----------
                        1,630,000
Less current
 portion.............     100,000
                      -----------
                       $1,530,000
                      ===========

6. COMMITMENTS

   On November 15, 1996, the Division leased a facility under an 18-month noncancelable operating lease. Rent expense was approximately $209,000, $229,000 and $69,000 for 1995, 1996, and 1997, respectively.

   Future minimum lease payments under the operating lease is $48,000 for 1998.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 7. DIVISION EQUITY

   A summary of the Division equity activity is as follows:

                                JUNE 30,
                          ---------------------
                             1997       1996
                          ---------- ---------
                             (IN THOUSANDS)
Beginning balance........  $ 44,792    $46,462
Net income (loss)........   (11,382)     3,795
Net cash provided to
 CMI.....................    (2,398)    (5,465)
                          ---------- ---------
Ending balance...........  $ 31,012    $44,792
                          ========== =========

8. EMPLOYEE BENEFITS

   The Division participates in the CMI defined contribution retirement plan which covers substantially all of the employees of the Division. The Division's contribution was $379,000, $700,000 and $180,000 for 1995, 1996
and 1997, respectively.

9. SIGNIFICANT CUSTOMERS AND SEGMENT INFORMATION

   The Division operates in a single industry segment and is engaged in the manufacture and sale of electronics equipment for satellite communications.

   International sales were as follows:

                               JUNE 30,
                    -------------------------------
                       1997      1996       1995
                    --------- ---------  ---------
                            (IN THOUSANDS)
Asia Pacific.......  $22,333    $27,106   $17,164
Africa/Middle
 East..............   13,052     41,827     9,572
Latin America......    5,149     11,137    14,768
Europe.............    7,828     15,984     9,784
Other..............    1,391      2,973     4,312
                    --------- ---------  ---------
                     $49,753    $99,027   $55,600
                    ========= =========  =========

   The Division had revenues from one customer representing 17.3%, 31.5% and 11% of total revenues in 1995, 1996 and 1997, respectively.

10. CORPORATE ALLOCATIONS

   CMI allocates corporate expenses on a value-added basis to each division, which CMI believes results in a reasonable allocation of such costs. The accompanying financial statements reflect charges for general corporate administrative expenses incurred by CMI which amounted to approximately $1,477,000, $1,555,000 and $1,663,000 in 1995, 1996 and 1997, respectively.

   No interest is allocated by CMI to the Division.

   The Division is charged for its proportional share of CMI's self-insured medical plan. Such charges amounted to $944,000, $1,437,000 and $1,856,000 in 1995, 1996, and 1997, respectively.

                  SATELLITE TRANSMISSION SYSTEMS DIVISION OF
                          CALIFORNIA MICROWAVE, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. CORPORATE ALLOCATIONS  (Continued)
    In addition, there were direct charges from CMI as follows:

                                    JUNE 30,
                            ------------------------
                              1997     1996   1995
                            -------- ------  ------
                                 (IN THOUSANDS)
Marketing..................  $  889      --    $--
General and
 administrative............     285    $508     --
                            -------- ------  ------
Total......................  $1,174    $508    $--
                            ======== ======  ======

   The Division believes that the direct charges from CMI were reasonable during the periods presented.

11. RELATED PARTY TRANSACTIONS

   Included in net sales are product sales to other divisions of CMI. These sales totaled $3,584,000, $640,000 and $1,800,000 for 1995, 1996 and 1997,
respectively. In addition, there is approximately $2,363,000, $2,937,000 and $776,000 of purchases from another division of CMI which is included in ending inventory and $2,139,000, $3,576,000 and $1,129,000 due to this division which is included in accounts payable at June 30, 1995, 1996 and 1997, respectively.

12. RESTRUCTURING

   In June 1995, a decision was made to close the Division's Melbourne, Florida facility as well as to perform a review of personnel needs at the Division's operations. Pursuant to these decisions, approximately $2.4 million of restructuring charges were recorded, including approximately $600,000 to reflect the facility at its net realizable value. There are no remaining cash outlays associated with the restructuring at June 30, 1997.

   In December 1996 and January 1997, a comprehensive review of the Division's operations was performed, including a review of inventory levels, product development and migration plans and facility and personnel needs. It was determined to focus the Division on potentially higher margin products. This resulted in the write-down of certain inventories and the restructuring of the Division's operations. Inventory and other charges of $10,300,000, arising from this review, were included in cost of products sold and excess facilities and severance charges of $800,000 were included in restructuring. There are no remaining cash outlays associated with the restructuring at June 30, 1997.

13. SUBSEQUENT EVENTS

   In November 1997, the Division recorded a $1 million charge to cost of sales relating to a contract with a customer in Sudan. The President of the United States imposed economic sanctions on Sudan which banned U.S. companies from doing business in Sudan, and as a result the Division could not continue to perform under the existing contract. Based upon this, the contract was terminated and the Division has been released from further performance requirements.

   On December 19, 1997, L-3 Communications Corporation, an unrelated party, reached an agreement to purchase from CMI substantially all of the assets of the Division, and to assume certain of the liabilities of the Division, for approximately $27 million in cash. The final purchase price is subject to adjustment based on the net assets of the Division at the closing date of the transaction.

                      ILEX SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED FINANCIAL STATEMENTS
                              December 31, 1997

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ilex Systems, Inc.:

   We have audited the accompanying consolidated balance sheet of Ilex Systems, Inc. and subsidiary as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ilex Systems, Inc. and subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                           /s/ KPMG Peat Marwick LLP

February 9, 1998

                       ILEX SYSTEMS, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1997

                                            ASSETS
Current assets:
 Cash and cash equivalents .....................................................  $ 4,919,548
 Accounts receivable, net of allowance for doubtful accounts of $327,422  ......    7,354,640
 Unbilled accounts receivable ..................................................    4,868,453
 Inventories ...................................................................      923,466
 Deferred income taxes .........................................................       13,000
 Other current assets ..........................................................      278,771
                                                                                 -------------
  Total current assets .........................................................   18,357,878
Property, plant, and equipment:
 Equipment .....................................................................    2,343,643
 Furniture, fixtures, and leasehold improvements ...............................      634,425
                                                                                 -------------
                                                                                    2,978,068
 Accumulated depreciation and amortization .....................................   (2,031,763)
                                                                                 -------------
                                                                                      946,305
Goodwill, net of accumulated amortization of $117,940 ..........................      343,564
Deposits and other assets ......................................................      138,730
                                                                                 -------------
                                                                                  $19,786,477
                                                                                 =============
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt .............................................  $    62,833
 Accounts payable ..............................................................    2,226,340
 Accrued payroll and related expenses ..........................................    3,176,151
 Deferred income ...............................................................       37,843
 Distribution payable to shareholders ..........................................    2,216,877
 Income taxes payable ..........................................................       80,552
 Other current liabilities .....................................................      175,011
                                                                                 -------------
  Total current liabilities ....................................................    7,975,607
Other liabilities ..............................................................       18,678
                                                                                 -------------
  Total liabilities ............................................................    7,994,285
Shareholders' equity:
 Common stock, no par value; 5,000,000 shares authorized; 1,317,605 shares
  issued and outstanding .......................................................    1,386,417
 Retained earnings .............................................................   10,405,775
                                                                                 -------------
  Total shareholders' equity ...................................................   11,792,192
Commitments ....................................................................
                                                                                 -------------
                                                                                  $19,786,477
                                                                                 =============

See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1997

 Revenues:
 Consulting fees ......................  $57,309,190
 Equipment sales ......................    6,213,038
                                        -------------
                                          63,522,228
                                        -------------
Costs and expenses:
 Cost of revenue, consulting ..........   41,852,031
 Cost of sales, equipment .............    3,314,614
 Selling, general, and administrative      9,507,879
 Research and development .............    1,211,497
                                        -------------
                                          55,886,021
                                        -------------
  Operating income ....................    7,636,207
Other income (expense):
 Interest income ......................      135,114
 Interest expense .....................       (8,579)
 Loss on write-down of investment  ....     (250,000)
 Other expense ........................     (108,000)
                                        -------------
  Income before income taxes ..........    7,404,742
Income taxes ..........................      550,000
                                        -------------
  Net income ..........................  $ 6,854,742
                                        =============

See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                         YEAR ENDED DECEMBER 31, 1997

                                                COMMON STOCK                            TOTAL
                                          -------------------------    RETAINED     SHAREHOLDERS'
                                             SHARES       AMOUNT       EARNINGS        EQUITY
                                          ----------- ------------   ------------- ---------------
Balances as of December 31, 1996 ........  1,315,720    $1,352,249   $10,606,517     $11,958,766
Issuance of common stock in exchange for
 services ...............................      3,400        42,500            --          42,500
Stock repurchase ........................     (1,515)       (8,332)       (6,060)        (14,392)
Distributions to shareholders ...........         --            --    (7,049,424)     (7,049,424)
Net income ..............................         --            --     6,854,742       6,854,742
                                          ----------- ------------  ------------- ---------------
Balances as of December 31, 1997 ........  1,317,605    $1,386,417   $10,405,775     $11,792,192
                                          =========== ============  ============= ===============

See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1997

 Cash flows from operating activities:
 Net income ..........................................................................  $ 6,854,742
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization ......................................................      419,593
  Allowance for doubtful accounts ....................................................     (203,255)
  Loss on write-down of investment ...................................................      250,000
  Deferred income taxes ..............................................................      485,000
  Issuance of common stock for services ..............................................       42,500
  Changes in operating assets and liabilities:
   Receivables .......................................................................   (1,267,205)
   Inventories .......................................................................      387,485
   Other current assets ..............................................................     (112,176)
   Deposits and other assets .........................................................      140,884
   Accounts payable and accrued liabilities ..........................................      324,963
   Deferred income ...................................................................     (159,012)
   Income taxes payable ..............................................................       80,552
   Other liabilities .................................................................     (459,166)
                                                                                       -------------
    Net cash provided by operating activities ........................................    6,784,905
                                                                                       -------------
Cash flows used in investing activities--purchases of property, plant, and equipment       (416,630)
                                                                                       -------------
Cash flows from financing activities:
 Payments on debt ....................................................................      (67,265)
 Distributions paid to shareholders ..................................................   (4,832,547)
 Repurchase of common stock ..........................................................      (14,392)
                                                                                       -------------
    Net cash used in financing activities ............................................   (4,914,204)
                                                                                       -------------
Increase in cash and cash equivalents ................................................    1,454,071
Cash and cash equivalents, beginning of year .........................................    3,465,477
                                                                                       -------------
Cash and cash equivalents, end of year ...............................................  $ 4,919,548
                                                                                       =============
Supplemental disclosures of cash flow information:
 Cash paid during year:
  Income taxes .......................................................................  $   716,190
                                                                                       =============
  Interest ...........................................................................  $     8,579
                                                                                       =============
  Noncash investing and financing activities--distributions payable to shareholders ..  $ 2,216,877
                                                                                       =============

See accompanying notes to consolidated financial statements.

                       ILEX SYSTEMS, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997

(1) SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

   Ilex Systems, Inc. (the "Company") provides services and products primarily in four areas: environmental consulting services to private and public sector customers; software consulting services to the federal government and its contractors; supervisory control and data acquisition products and services to the electrical utility industry; and secured communications products, principally to the federal government and its agencies. The majority of the Company's revenues are derived from its software consulting services.

PRINCIPLES OF CONSOLIDATION

   The accompanying consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

   The Company's consulting services are generally performed on time-and materials-based contracts for the federal government and its contractors. Accordingly, revenues are recognized as services are performed. Equipment sales revenues are recognized upon shipment. Unbilled accounts receivable comprise charges for services and materials provided to customers that have not been invoiced.

   The Company does not require collateral for its receivables. Reserves are maintained for potential credit losses.

CASH EQUIVALENTS

   Cash equivalents of $1,879,285 as of December 31, 1997, consist principally of money market investments. For purposes of the accompanying consolidated statement of cash flows, the Company considers all highly liquid debt instruments with remaining maturities of three months or less when acquired to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

   The carrying value of financial instruments in the Company's consolidated financial statements approximates fair value due to the short-term maturities of these instruments.

INVENTORIES

   Inventories are stated at the lower of cost (first-in, first-out basis) or market.

PROPERTY, PLANT, AND EQUIPMENT

   Property, plant, and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets (generally five years). Leasehold improvements are amortized straight-line over the shorter of the lease term or the estimated useful life of the asset.

GOODWILL

   Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited of 10 to 15 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation.

INCOME TAXES

   The Company elected S corporation status on March 17, 1997, effective January 1, 1997. Federal and the majority of state income taxes on the income of S corporations are generally payable by the individual shareholders rather than the Company.

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

   The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) INVENTORIES

   Inventories consisted of the following as of December 31, 1997:

 Raw materials and
 subassemblies..................  $833,945
Work in process.................    89,521
                                 ----------
                                  $923,466
                                 ==========

(3) LINE OF CREDIT AND LONG-TERM DEBT

   The Company has a $5,000,000 line of credit with a bank that is due on demand. Interest is payable at the bank's prime rate (8.5% as of December 31, 1997) and is secured by trade accounts receivable, inventories, and other assets. Borrowings outstanding under the line of credit were $-0-as of December 31, 1997. The line of credit contains certain restrictive financial covenants, including a minimum level of net worth and cash flow to debt ratio. As of December 31, 1997, the Company was in compliance with all such covenants.

   The Company has an unsecured promissory note payable to a former shareholder that was issued in conjunction with the repurchase of shares of common stock in 1992. The note bears interest at 10% with payments of $6,000 per month, including interest, through December 1998. As of December 31, 1997, the principal balance of this note was $62,833.

(4) INCOME TAXES

   The provision for income taxes for the year ended December 31, 1997, consisted of the following:

 Federal:
 Current ..        --
 Deferred .  $388,000
            ----------
              388,000
            ----------
State:
 Current ..    65,000
 Deferred .    97,000
            ----------
              162,000
            ----------
             $550,000
            ==========

    The provision for income taxes for the year ended December 31, 1997, differs from the federal statutory rate, primarily due to the flow through nature of income tax liability to the shareholders and reduction of the federal and partial state deferred income tax assets and liabilities as of December 31, 1996, resulting from the S corporation election as follows:

 Federal income tax statutory rate ........   34.0%
State income tax rate.....................     2.2
Benefit of federal S corporation
 election.................................   (28.8)
                                           --------
                                               7.4%
                                           ========

   The gross deferred tax assets were $13,000 as of December 31, 1997, consisting of the state deferred income tax assets and liabilities for those states who do not recognize S corporation status. Management considers realization of the net deferred tax assets more likely than not due to continued profitability of the Company and significant carryback opportunities.

(5) EMPLOYEE BENEFIT PLANS

   The Company has two Section 401(k) retirement savings plans (the Plans). Under the terms of the Plans, employees may make contributions based on a percentage of eligible earnings. Company contributions to the Plans are discretionary and totaled $359,718 in 1997.

(6) STOCK OPTION PLAN

   The Company has 100,000 shares of common stock reserved for issuance under its 1992 Incentive Stock Option Plan (the "Plan"). Under the Plan, the Company may grant options to employees, officers, and directors. Options are granted at prices not less than the fair market value of the Company's common stock as determined by the Board of Directors on the grant date. Options vest ratably over 48 months and expire 49 months from the date of grant.

   The Company applies Accounting Principles Board Opinion No. 25 in accounting for its stock options. Accordingly, no compensation cost has been recorded for these stock options. Had compensation cost been determined, consistent with Statement of Financial Accounting Standards No. 123, the Company's 1997 net income would not have been significantly impacted.

   On January 1, 1997, the Company had no options outstanding. In July 1997, the Company granted 25,000 options at an exercise price of $17.50, all of which were outstanding but not exercisable as of December 31, 1997.

(7) COMMITMENTS

   The Company leases certain facilities under operating leases that expire at various dates through 2001. The Company in turn subleases some of these facilities. As of December 31, 1997, future minimum lease payments under noncancelable operating leases, exclusive of the sublease rentals, are as follows:

  YEAR ENDING
 DECEMBER 31,
--------------
  1998.........  $1,474,448
  1999.........     510,551
  2000.........     292,096
  2001.........     124,212
                ------------
                 $2,401,307
                ============

   Rent expense, exclusive of sublease rentals, was approximately $1,081,636 in 1997. Sublease rental income was approximately $186,733 in 1997.

 (8) SIGNIFICANT CUSTOMERS

   For the year ended December 31, 1997, sales to a single customer represented 26% of revenues. The outstanding accounts receivable and unbilled receivable balances for this customer as of December 31, 1997, were $1,257,875 and $2,228,650, respectively.

(9) SUBSEQUENT EVENT

   In January 1998, shareholders of the Company agreed to sell all of their common stock for approximately $50,000,000, subject to certain adjustments, plus additional consideration based on post-acquisition performance. The expected closing date is scheduled for February 25, 1998, subject to satisfaction of closing conditions.

                          ALLIEDSIGNAL OCEAN SYSTEMS
                A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.
                        COMBINED FINANCIAL STATEMENTS
                AS OF DECEMBER 31, 1997 AND FOR THE YEAR ENDED

                        REPORT OF INDEPENDENT AUDITORS

To the Management and Board of Directors
L-3 Communications Holdings, Inc.

   We have audited the accompanying combined balance sheet of AlliedSignal Ocean Systems, a wholly owned operation of AlliedSignal, Inc. ("Ocean Systems"), as of December 31, 1997 and the related combined statements of operations, equity and cash flows for the year then ended. These financial statements are the responsibility of Ocean System's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ocean Systems as of December 31, 1997, and the combined results of their operations and cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Los Angeles, California
February 23, 1998

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                            COMBINED BALANCE SHEET
                           AS OF DECEMBER 31, 1997
                                (IN THOUSANDS)

                                     ASSETS
Current assets:
 Accounts receivable, net of allowances for doubtful accounts of $81   $13,313
 Inventories ........................................................   25,274
 Contracts in progress ..............................................      793
 Prepaid expenses and other current assets ..........................    1,743
                                                                      ---------
  Total current assets ..............................................   41,123
Property, plant and equipment, net ..................................   16,845
Capitalized software, net ...........................................    2,248
Goodwill, net .......................................................    1,820
Other assets ........................................................       31
                                                                      ---------
Total assets ........................................................  $62,067
                                                                      =========
                             LIABILITIES AND EQUITY

Current liabilities:
 Accounts payable ...................................................  $ 2,626
 Accrued liabilities ................................................   16,112
 Advance payments ...................................................   16,162
                                                                      ---------
  Total current liabilities .........................................   34,900
Accrued pension and postretirement benefits .........................   10,959
                                                                      ---------
Total liabilities ...................................................   45,859
                                                                      ---------
Commitment and contingencies
Equity:
 Invested equity.....................................................    9,312
 ELAC common stock ..................................................    3,424
 ELAC retained earnings .............................................    4,570
 Cumulative translation adjustment ..................................   (1,098)
                                                                      ---------
Total equity.........................................................   16,208
                                                                      ---------
Total liabilities and equity ........................................  $62,067
                                                                      =========

         See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY-OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                      COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (IN THOUSANDS)

 Sales ................................. $73,033
Cost of sales .........................   56,049
                                        ---------
 Gross profit .........................   16,984
Operating expenses:
 General and administrative ...........   11,981
 Selling ..............................    5,933
 Bid and proposal .....................    2,053
 Independent research and development      2,765
                                        ---------
  Total operating expenses ............   22,732
                                        ---------
Loss from operations ..................   (5,748)

Interest expense, net .................      490
Other income ..........................     (185)
                                        ---------
Loss before income taxes ..............   (6,053)
Benefit for income taxes ..............   (2,378)
                                        ---------
  Net loss ............................  $(3,675)
                                        =========

         See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                         COMBINED STATEMENT OF EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (IN THOUSANDS)

                                       INVESTED       ELAC      ELAC      CUMULATIVE
                                     EQUITY IN OS    COMMON   RETAINED    TRANSLATION    TOTAL
                                       (DEFICIT)     STOCK    EARNINGS    ADJUSTMENT     EQUITY
                                    -------------- --------  ---------- -------------  ---------
Balance at December 31, 1996  .....     $ 8,298      $3,424    $6,403       $    87     $18,212
Net loss ..........................      (2,680)         --      (995)           --      (3,675)
Cumulative translation adjustment            --          --        --        (1,185)     (1,185)

Advances from (repayments to)
 AlliedSignal .....................       3,694          --      (838)           --       2,856
                                    -------------- --------  ---------- -------------  ---------
Balance at December 31, 1997  .....     $ 9,312      $3,424    $4,570       $(1,098)    $16,208
                                    ============== ========  ========== =============  =========

         See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                       COMBINED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (IN THOUSANDS)

 Cash flows from operating activities:
 Net loss .....................................................................  ($  3,675)
 Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation of property, plant and equipment ...............................     2,976
  Amortization of capitalized software ........................................     1,078
  Amortization of intangible assets ...........................................        70
  Loss on the disposal of property, plant and equipment .......................         8
  Changes in operating assets and liabilities:
   Accounts receivable ........................................................    13,561
   Inventories ................................................................      (359)
   Contracts in progress ......................................................     1,666
   Prepaid and other current assets ...........................................      (220)
   Accounts payable ...........................................................    (1,976)
   Accrued liabilities ........................................................   (10,472)
   Advance payments ...........................................................    (1,092)
   Accrued pension and postretirement benefits ................................       (20)
                                                                                ----------
    Net cash provided by operating activities .................................     1,545
                                                                                ----------
Cash flows from investing activities:
 Property, plant and equipment purchased ......................................    (3,090)
 Software purchased ...........................................................      (265)
                                                                                ----------
    Net cash used in investing activities .....................................    (3,355)
                                                                                ----------
Cash flows from financing activities:
 Advances from AlliedSignal, net ..............................................     3,198
                                                                                ----------
    Net cash provided by financing activities .................................     3,198
                                                                                ----------
 Effect of foreign currency exchange rate changes on cash .....................    (1,388)
                                                                                ----------
Net change in cash ............................................................        --
Cash and cash equivalents at the beginning of the year ........................        --
                                                                                ----------
Cash and cash equivalents at the end of the year ..............................  $     --
                                                                                ==========
Supplement disclosures of cash flow information:
 Cash paid during the year for:
  Interest--AlliedSignal ......................................................  $    552
                                                                                ----------

         See accompanying notes to the combined financial statements

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

1. BACKGROUND AND DESCRIPTION OF BUSINESS

   The Ocean Systems business ("Ocean Systems" or the "Company") is a wholly owned operation of AlliedSignal Inc. ("AlliedSignal") comprised of the Ocean Systems Division ("OS"), and AlliedSignal ELAC Nautik GmbH ("ELAC"). The OS Division headquarters and principal operations, including one manufacturing site, are located in Sylmar, California, a suburb of Los Angeles. OS also operates marketing offices located in Canada ("ASCI") and England ("BOSL"). OS was acquired through AlliedSignal's merger with the Bendix Corporation in 1982. ELAC is a wholly owned subsidiary of AlliedSignal Deutschland ("AS Deutschland") and is a separate legal entity located in Kiel, Germany. ELAC was acquired from Honeywell Inc. in 1994.

   On December 22, 1997, L-3 Communications Corporation, a wholly owned subsidiary of L-3 Communications Holdings, Inc. ("L-3") entered into a definitive Purchase Agreement with AlliedSignal to acquire substantially all the net assets excluding land and buildings, and assumed certain of the liabilities of OS and purchased the outstanding capital stock of ELAC from AS Deutschland.

   Ocean Systems develops, manufactures and sells sophisticated sonar detection and tracking devices for underwater use. The Company's customers include the U.S. Government, foreign governments, defense industry prime contractors and commercial customers. The Company operates primarily in one industry segment, electronic sonar components and systems.

   All domestic government contracts and subcontracts of Ocean Systems are subject to audit and various cost controls, and Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the foreign government.

   The decline in the U.S. defense budget since the late 1980s has resulted in program delays, cancellations and scope reduction for defense contracts in general. These events may or may not have an effect on the Company's programs; however, in the event that U.S. Government expenditures for products of the type manufactured by the Company are reduced, and not offset by greater foreign sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

BASIS OF PRESENTATION AND USE OF ESTIMATES

   The accompanying combined financial statements reflect the assets, liabilities and operations of Ocean Systems including OS and ELAC which are combined herein as they are entities under common control and management. All significant intercompany accounts and transactions have been eliminated.

   The preparation of financial statements in conformity with generally accepted accounting principals requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, excess and obsolete inventory reserves, warranty reserves, pension estimates and recoverability of recorded amounts of fixed assets. Actual results could differ from these estimates.

REVENUE RECOGNITION

   Under fixed-price contracts, sales and related costs are recorded upon delivery and customer acceptance. Sales and related costs under cost-reimbursable contracts are recorded on the percentage of

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

completion method. Anticipated future losses on contracts are charged to income when identified. Revisions in profit estimates are reflected in the period in which the facts, which require the revision, become known.

ACCOUNTS RECEIVABLE

   Management assesses the credit risk and records an allowance for uncollectable accounts as considered necessary based on several factors including, but not limited to, an analysis of specific customers, historical trends, current economic conditions and other information. The U.S. Navy comprises a significant portion of Ocean System's revenues. The Company's other customers include the navies of many foreign countries. The Company's credit risk is affected by conditions or occurrences within the U.S. Government and economic conditions of the countries in which the Company operates or has customers. Sales are made on unsecured, customer-specific credit terms, which may include extended terms.

INVENTORIES

   Inventories are valued at the lower of cost or market using the average cost method. Inventories consist of raw materials and supplies, work in process and finished goods. An excess and obsolete inventory reserve has been established primarily for raw materials and parts that have not been allocated to firm contracts. The excess and obsolete inventory reserve is based on estimates of future usage of inventory on hand.

CONTRACTS IN PROCESS

   Costs accumulated under cost-reimbursable contracts include direct costs, as well as manufacturing overhead. In accordance with industry practice, these amounts are included in current assets.

PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment are stated at historical cost net of accumulated depreciation. For financial purposes, property, plant and equipment is generally depreciated on the straight line method using estimated useful lives ranging from 3 to 20 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Interest costs incurred during the construction of plant and equipment are capitalized using an imputed interest rate approximating 8%. Interest costs capitalized during 1997 amounted to $57.

CAPITALIZED SOFTWARE

   Capitalized software primarily represents costs incurred related to the purchase and implementation of the Company's MRP II business system. Capitalized software is reported at historical cost less accumulated amortization. Amortization is based on the estimated useful service life not to exceed five years. Amortization of capitalized software was $1,078 for the year ended December 31, 1997. Accumulated amortization was $2,368 at December 31, 1997.

GOODWILL

   Goodwill represents the excess of the cost of the purchased business over the net assets acquired and is being amortized on a straight-line basis over 40 years. This excess relates primarily to the allocated portion of goodwill arising out of the AlliedSignal merger with Bendix in 1982 and was allocated to OS

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

based on the proportionate percentage of OS pretax earnings to the total Bendix Aerospace Group pretax earnings at the time of the AlliedSignal acquisition from Bendix. Amortization expense was $70 for the year ended December 31, 1997. Accumulated amortization was $980 at December 31, 1997.

   The carrying amounts of intangible assets are reviewed if the facts and circumstances indicate potential impairment of their carrying value. If this review indicates that intangible assets are not recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying values related to the intangible assets are reduced to the fair value of the asset.

RESEARCH AND DEVELOPMENT AND SIMILAR COSTS

   Research and development costs sponsored by the Company include research and development and bid and proposal efforts related to government products and services. Customer-sponsored research and development costs incurred are included in contract costs.

FOREIGN OPERATIONS AND FOREIGN CURRENCY TRANSLATION

   The Company's major foreign operation is ELAC located in Germany with the Deutsche mark as its functional currency. Assets and liabilities are translated at current exchange rates at the end of the period. Income and expenses are translated using the monthly average exchange rates. The effect of the unrealized rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as a separate component of equity in the accompanying combined balance sheet.

   There are no material foreign currency gains or losses for the year ended December 31, 1997 as the Company's U.S. sales to foreign customers are denominated in U.S. dollars. ASCI Canadian sales are denominated in Canadian dollars and the ELAC foreign sales are denominated in Deutsche Marks.

FINANCIAL INSTRUMENTS

   At December 31, 1997, the carrying value of the Company's financial instruments, such as receivables, accounts payable and accrued liabilities, approximate fair value, based on the short-term maturities of these instruments.

INCOME TAXES

   The benefit for income taxes for OS was computed by applying statutory tax rates to the reported loss before income taxes after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of AlliedSignal which are related to OS. Income taxes for OS are assumed to have been settled with AlliedSignal at December 31, 1997 and there are no separate tax attributes related to OS. For ELAC, separate tax attributes that relate specifically to ELAC have been considered in computing taxes.

3. TRANSACTIONS WITH ALLIEDSIGNAL

   Ocean Systems relies on AlliedSignal for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, legal, contract administration and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to the Company, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements would not be the same as would have occurred had the Company been an independent entity. The following describes the related party transactions.

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

ALLOCATION OF CORPORATE EXPENSES

   The amount of allocated corporate expenses reflected in these combined financial statements has been estimated based primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Corporate expenses allocated to Ocean Systems were $2,258 for the year ended December 31, 1997, and are included in general and administrative expense in the accompanying combined statement of operations.

PENSIONS

   Certain of the Company's employees participate in various AlliedSignal sponsored pension plans covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on employees' compensation and years of service.

   AlliedSignal funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors subject to the Internal Revenue code and regulations. Although the aforementioned pension arrangements are part of certain AlliedSignal defined benefit plans, separate actuarial estimates were made for the portion allocable to the Company. Pension expense included in the accompanying combined statement of operations was $1,452 for the year ended December 31, 1997. The pension plan liability at December 31, 1997 was fully funded. The Company also has a supplemental pension plan for highly compensated employees as defined by IRS rules. The liability reflected in the accompanying combined balance sheet was $650 at December 31, 1997. Pension expense included in the combined statement of operations for the supplemental pension plan was $24 for the year ended December 31, 1997.

   The Company's German employees of ELAC are covered by a separate pension plan. Pension costs included the following components for the year ended December 31, 1997:

 Service costs earned during the year  ......... $163
Interest cost on projected benefit obligation     119
Actual return on plan assets ..................   (92)
Amortization of unrecognized net obligation  ..    24
                                                ------
Net periodic pension cost .....................  $214
                                                ======

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

   The following table sets forth the ELAC pension plan funded status and amounts recognized in the Company's combined balance sheet at December 31, 1997:

 Actuarial present value of benefit obligation
 Vested ................................................  $1,067
 Nonvested .............................................     296
                                                         --------
  Accumulated benefit obligation .......................   1,363
                                                         ========
 Projected benefit obligation ..........................   1,919
 Plan assets at fair value .............................   1,422
                                                         --------
  Projected benefit obligation in excess of plan assets      497
  Unrecognized net loss ................................      37
  Unrecognized prior service costs .....................
  Unrecognized net obligation ..........................    (361)
                                                         --------
   Accrued pension costs ...............................  $  173
                                                         ========

 Major assumptions were:
    Discount Rate ...................................    6.8%
    Expected long-term rate of return on assets  ....    6.8%
    Rate of increase in compensation levels  ........    4.0%

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

   In addition to participating in AlliedSignal pension plans, employees of OS are provided varying levels of health care and life insurance benefits for retired employees and dependents. Participants are eligible for these benefits when they retire from active service and meet the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying of the cost through contributions, deductibles and coinsurance provisions.

   Although the aforementioned postretirement benefits are part of certain AlliedSignal postretirement arrangements, separate actuarial estimates were made for the portion allocable to the Company. The weighted average discount rate utilized in determining the accumulated postretirement benefit obligation was 7.25% for 1997. The liability reflected in the accompanying combined balance sheet was $9,747 at December 31, 1997. Postretirement benefit costs included in the combined statements of operations was $1,072 for the year ended December 31, 1997.

EMPLOYEE SAVINGS PLANS

   Ocean Systems North American operation also has a supplemental savings plan in which the Company matches the contributions of participating employees up to a designated level. Under this plan, the matching contributions, in cash, were $54 for the year ended December 31, 1997 and the liability recorded at December 31, 1997 was $562.

INTEREST EXPENSE

   Interest expense has been allocated to the Company by applying
AlliedSignal's weighted average consolidated interest rate to the portion of the beginning of the period equity account deemed to be

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

financed by consolidated debt, which has been determined based on AlliedSignal's debt to equity ratio on such date. Management of the Company believes that this allocation methodology is reasonable.

   The allocated interest expense was calculated using the following equity balance and interest rate, for the year ended December 31, 1997:

 Equity ........ $5,751
Interest Rate       9.6%

   Allocated interest expense for the year ended December 31, 1997 amounted to $552 and is included in interest expense, net in the accompanying combined statement of operations.

INCOME TAXES

   The Company will be included in the consolidated Federal income tax return, foreign tax returns and certain combined and separate state and local income tax returns of AlliedSignal for 1997. Income taxes for OS are considered to have been settled with AlliedSignal at December 31, 1997 and are recorded through the invested equity account with AlliedSignal as there are no separate stand alone tax attributes related to OS.

   ELAC participates in the AlliedSignal Deutschland GmbH profit pooling agreement for corporate income tax and municipal trade tax. Since entering into this agreement ELAC has not paid German taxes, as any profits or losses of ELAC are transferred to AlliedSignal Deutschland. For purposes of these combined financial statements, the tax attributes that relate to ELAC prior to entering into the pooling agreement have been considered in computing the separate ELAC tax computations as these attributes will remain with ELAC after the termination of the pooling agreement after the acquisition by L-3.

STATEMENT OF CASH FLOWS

   The company participates in the AlliedSignal cash management system, under which all cash is received and payments are made by AlliedSignal. All transactions between the Company and AlliedSignal have been accounted for as settled in cash at the time such transactions were recorded by the Company.

4. INVENTORIES AND CONTRACTS IN PROCESS

   Net inventories are comprised of the following components at December 31, 1997:

 Raw materials and supplies ............ $14,494
Work in process .......................    6,675
Finished goods ........................   12,080
Excess and obsolete inventory reserve     (7,772)
 Net inventories ......................   25,477
 Less, unliquidated progress payments       (603)
                                        ---------
                                         $24,874
                                        =========

   For the year ended December 31, 1997, there were no general and administrative, independent research and development, or bid and proposal costs charged to inventory.

   Contracts in process include accumulated inventoried costs and profits on cost or cost-reimbursement contracts, principally with the U.S. Government. The U.S. Government has title to, or a security interest in, inventories to which progress payments are applied. The Company believes that substantially all such amounts will be billed and collected within one year.

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

5. PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment at December 31, 1997 are comprised of the following components:

 Buildings, building improvements and land
 improvements ................................  $  9,108
Machinery, equipment, furniture and fixtures      48,060
Leasehold improvements .......................       300
                                               ----------
                                                  57,468
Less, accumulated depreciation and
 amortization ................................   (43,324)
                                               ----------
                                                  14,144
Land .........................................       388
Construction in progress .....................     2,313
                                               ----------
                                                $ 16,845
                                               ==========

   Depreciation and amortization expense was $2,976 for the year ended December 31, 1997.

6. INCOME TAXES

   The effective tax rate differs from the statutory federal income tax rate for the following reasons:

 Statutory federal income tax rate ....  (35.0)%
State taxes net of federal benefit ...    (6.0)%
Foreign losses with no tax benefit ...     6.7 %
Foreign sales corporation tax
 benefit..............................    (4.5)%
Other, net............................    (0.5)%
                                       ---------
                                         (39.3)%
                                       =========

   At December 31, 1997, the German trade tax and corporate income tax net operating loss ("NOL") carryovers amounted to $953 and $1,180, respectively, and may be carried forward indefinitely.

   At December 31, 1997, deferred tax assets related to ELAC's German trade tax and corporate income tax NOL carryovers amounted to $468. A full valuation is recorded against the deferred tax asset.

   The valuation allowance for deferred taxes was based on ELAC's historical losses from operations and its current year loss. In addition, certain aspects of the acquisition could limit the utilization of a portion or all of these NOL carryovers. Accordingly, management believes currently there is not enough historical information to support that it is more likely than not that ELAC will realize the future tax benefit of these NOL carryovers.

7. EQUITY

   Invested equity represents the equity contributed to OS by AlliedSignal and related accumulated results of operations of OS. ELAC common stock represents the one share of common stock held by AS Deutschland. ELAC's retained earnings includes the impact of ELAC's accumulated operating losses, and repayments to AlliedSignal offset by the effects of the amortization of negative goodwill associated with the ELAC acquisition from Honeywell.

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

8. SALES TO PRINCIPAL CUSTOMERS

   The Company operates primarily in one industry segment, electronic sonar components and systems. Sales to principal customers are as follows for the year ended December 31, 1997:

 U.S. Government agencies and prime contractors   $36,133
German government...............................    5,895
Other foreign governments.......................   24,883
Commercial customers............................    6,122
                                                 ---------
                                                  $73,033
                                                 =========

   Summarized data of the Company's operations by geographic area for the year ended December 31, 1997 are as follows:

                          NORTH               REST OF
                         AMERICA    GERMANY    EUROPE     ASIA      OTHER      ELIM       TOTAL
                        --------- ---------  --------- ---------  -------- -----------  ---------
Sales to unaffiliated
 customer .............  $39,002    $ 8,146    $6,220    $18,611   $1,054          --    $73,033
Inter-area sales ......   19,536      4,334        --         --       --    $(23,870)        --
Loss from operations  .   (4,658)    (1,090)       --         --       --          --     (5,748)
Identifiable assets at
 December 31, 1997  ...   51,613     10,454        --         --       --          --     62,067

9. COMMITMENTS AND CONTINGENCIES

   The Company leases certain facilities and equipment under agreements expiring at various dates through 2011. At December 31, 1997, future minimum payments for noncancellable operating leases with initial or remaining terms in excess of one year are $933 for 1998, $340 for 1999, $161 for 2000, $35 for 2001 and $7 for 2002.

   Leases covering major items of real estate and equipment contain renewal and or purchase options which may be exercised by the company. Rent expense, net of sublease income from other AlliedSignal entities, was $1,342 for the year ended December 31, 1997.

   Management is continually assessing the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management of the Company is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that individually or in the aggregate, would be material to the Company's combined financial position, cash flows and results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

   The Company is engaged in providing products and services under contracts with the U.S. Government and foreign government agencies. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with federal government for a specified term.

                          ALLIEDSIGNAL OCEAN SYSTEMS
               (A WHOLLY OWNED OPERATION OF ALLIEDSIGNAL, INC.)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

    The Company is also periodically subject to periodic review or audit by agencies of the U.S. Government. At December 31, 1997, there are several pending issues with these agencies that are incidental to the Company's business. One of these reviews was critical of the Company's procedures for maintaining control of Government owned property in the Company's custody. The Company is responsible and liable for $93 million of Government-owned property in its possession. With respect to this and other U.S. Government matters, the Company's management believes the ultimate resolution of any such matters will not have a material adverse effect on the combined financial position, cash flows or results of operations of the Company.

   The Company is periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to their business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the combined financial position, cash flows or results of operations of the Company.

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              TABLE OF CONTENTS

                                                      PAGE
                                                    --------
Prospectus Summary.................................      3
Risk Factors.......................................     11
Use of Proceeds....................................     19
Dilution...........................................     19
Dividend Policy....................................     20
Capitalization.....................................     20
Unaudited Pro Forma Condensed Consolidated
 Financial Information.............................     21
Selected Financial Information.....................     28
Management's Discussion and Analysis of
 Financial Condition and Results of Operations ....     29
Business...........................................     38
Certain Relationships and Related Transactions ....     56
Management.........................................     58
Ownership of Capital Stock.........................     65
Description of Certain Indebtedness................     66
Description of Capital Stock.......................     70
Shares Eligible for Future Sale....................     71
Certain United States Federal Tax Considerations  .     72
Underwriting.......................................     74
Available Information..............................     77
Legal Matters......................................     78
Experts ...........................................     78
Index to Financial Statements .....................    F-1

   UNTIL    , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE COMMON STOCK
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                       SHARES

                           [L-3 COMMUNICATIONS LOGO]

                              L-3 COMMUNICATIONS
                                HOLDINGS, INC.

                                 COMMON STOCK

                                  PROSPECTUS
                                      , 1998

                               LEHMAN BROTHERS
                           BEAR, STEARNS & CO. INC.
                          CREDIT SUISSE FIRST BOSTON
                          MORGAN STANLEY DEAN WITTER
                            C.E. UNTERBERG, TOWBIN

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                SUBJECT TO COMPLETION, DATED             , 1998

PROSPECTUS                                                       [Int'l Cover]

                                        SHARES

                          [L-3 COMMUNICATIONS LOGO]

                      L-3 COMMUNICATIONS HOLDINGS, INC.

                                 COMMON STOCK

   All of the shares of Common Stock, par value $.01 per share (the "Common Stock"), of L-3 Communications Holdings, Inc. ("Holdings") offered hereby are
being sold by Holdings. Of the         shares of Common Stock offered hereby,
        shares are initially being offered outside the United States and Canada by the International Managers (the "International Offering") and
    shares are initially being offered in the United States and Canada by the U.S. Underwriters (the "U.S. Offering" and together with the International Offering, the "Common Stock Offering"). See "Underwriting". The initial public offering price and underwriting discounts and commissions are identical for both the International Offering and the U.S. Offering. The closing of the U.S. Offering is a condition to the closing of the International Offering. Prior to the Offering, there has been no public market for the Common Stock of Holdings. It is currently estimated that the
initial public offering price will be between $        and $        per
share. See "Underwriting" for a discussion of factors to be considered in determining the initial public offering price. Application will be made to have the Common Stock listed on the New York Stock Exchange (the "NYSE") under the symbol "LLL".

   Concurrently with the Common Stock Offering, L-3 Communications Corporation, a wholly-owned subsidiary of Holdings, is publicly offering (the "Notes Offering" and, together with the Common Stock Offering, the
"Offerings") $150.0 million aggregate principal amount of its    % Senior
Subordinated Notes due 2008 (the "Notes"). Prior to the consummation of the Common Stock Offering, affiliates of Lehman Brothers Inc. own 50.1% of the Common Stock of Holdings. See "Ownership of Capital Stock".

   SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN RISK
                                 FACTORS THAT
     SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------

                  PRICE TO      UNDERWRITING DISCOUNTS     PROCEEDS TO
                   PUBLIC         AND COMMISSIONS(1)        COMPANY(2)
--------------  ------------ --------------------------  ---------------
Per Share .....       $                   $
--------------  ------------ --------------------------  ---------------
Total(3) ......       $                   $                     $
--------------  ------------ --------------------------  ---------------

-----------------------------------------------------------------------------
(1) The Company has agreed to indemnify the International Managers and the U.S. Underwriters (together, the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2)    Before deducting expenses payable by the Company estimated at $       .
(3)    The Company has granted to the U.S. Underwriters a 30-day option to
       purchase up to an additional     shares of Common Stock, solely to
       cover over-allotments, if any. If the U.S. Underwriters exercise the
       option in full, the Price to Public will total $       , the
       Underwriting Discounts and Commissions will total $        and the
       Proceeds to Company will total $       . See "Underwriting".

   The shares of Common Stock offered by this Prospectus are offered by the International Managers named herein subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the International Managers and to certain other conditions. It is expected that delivery of the certificates for the shares of Common Stock will be made at the offices of Lehman Brothers Inc., New York, New York on or
about            , 1998.

LEHMAN BROTHERS
BEAR, STEARNS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY DEAN WITTER
C.E. UNTERBERG, TOWBIN

           , 1998

                                                           (Int'l Back Cover)

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              TABLE OF CONTENTS

                                                      PAGE
                                                    --------
Prospectus Summary.................................      3
Risk Factors.......................................     11
Use of Proceeds....................................     19
Dilution...........................................     19
Dividend Policy....................................     20
Capitalization.....................................     20
Unaudited Pro Forma Condensed Consolidated
 Financial Information.............................     21
Selected Financial Information.....................     28
Management's Discussion and Analysis of
 Financial Condition and Results of Operations ....     29
Business...........................................     38
Certain Relationships and Related Transactions ....     56
Management.........................................     58
Ownership of Capital Stock.........................     65
Description of Certain Indebtedness................     66
Description of Capital Stock.......................     70
Shares Eligible for Future Sale....................     71
Certain United States Federal Tax Considerations  .     72
Underwriting.......................................     74
Available Information .............................     77
Legal Matters......................................     78
Experts ...........................................     78
Index to Financial Statements .....................    F-1

   UNTIL    , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE COMMON STOCK
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                       SHARES

                          [L-3 COMMUNICATIONS LOGO]

                              L-3 COMMUNICATIONS
                                HOLDINGS, INC.

                                 COMMON STOCK

                                  PROSPECTUS
                                      , 1998

                               LEHMAN BROTHERS
                     BEAR, STEARNS INTERNATIONAL LIMITED
                          CREDIT SUISSE FIRST BOSTON
                          MORGAN STANLEY DEAN WITTER
                            C.E. UNTERBERG, TOWBIN

                [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

PROSPECTUS

                                         SHARES

                                    [LOGO]

                      L-3 COMMUNICATIONS HOLDINGS, INC.

                                 COMMON STOCK

   All of the shares of Common Stock, par value $.01 per share (the "Common Stock"), of L-3 Communications Holdings, Inc. ("Holdings") were originally issued by Holdings. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "LLL".

     THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                   SEE "RISK FACTORS" BEGINNING ON PAGE   .

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared for and is to be used by Lehman Brothers Inc. in connection with offers and sales in market-making transactions of the Common Stock. The Company will not receive any of the proceeds of such sales. Lehman Brothers Inc. may act as a principal or agent in such transactions. The Common Stock may be offered in negotiated transactions or otherwise.
                               LEHMAN BROTHERS

                 THE DATE OF THIS PROSPECTUS IS        , 1998

                [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                          THE COMMON STOCK OFFERING

 Common Stock offered.........................  This Prospectus is delivered in connection with the sale of
                                                Common Stock by Lehman Brothers Inc.

Common Stock outstanding after the Common
 Stock Offering..............................           shares(1)

Use of proceeds .............................   This Prospectus is delivered in connection with the sale of
                                                Common Stock by Lehman Brothers Inc. in market-making
                                                transactions. The Company will receive no proceeds from
                                                such transactions.

Proposed NYSE Symbol ........................   LLL

------------
(1)    Excludes an aggregate of     shares of Common Stock reserved for
       issuance under the 1997 Stock Option Plan (as defined). See "Management--Executive Compensation" and "--Stock Option Plan".

                                 RISK FACTORS

   See "Risk Factors" beginning on Page 13 for a discussion of certain factors that should be considered by prospective purchasers of Common Stock.

                                Alt-2

                [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                               USE OF PROCEEDS

   This Prospectus is delivered in connection with the sale of the Common Stock by Lehman Brothers Inc. in market-making transactions. The Company will not receive any of the proceeds from such transactions.

                              Alt-3

                [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                                 UNDERWRITING

   This Prospectus is to be used by Lehman Brothers Inc. in connection with offers and sales of the Common Stock in market-making transactions effected from time to time. Lehman Brothers Inc. may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

   Affiliates of Lehman Brothers Inc. currently own   % of the Common Stock
and will be able to significantly influence the business and the affairs of the Company. See "Ownership of Capital Stock". Lehman Brothers Inc. has informed the Company that it does not intend to confirm sales of the Common Stock to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

   The Company has been advised by Lehman Brothers Inc. that, subject to applicable laws and regulations, Lehman Brothers Inc. currently intends to make a market in the Common Stock following completion of the Common Stock Offering. However, Lehman Brothers Inc. is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors -- Lack of Public Market; Possible Volatility of Stock Price".

   Lehman Brothers Inc. has provided investment banking, financial advisory and other services to the Company, for which services Lehman Brothers Inc. has received fees. In addition, Lehman Brothers Inc. acted as the lead underwriter in connection with the initial sale of the Common Stock and
received an underwriting discount of approximately $   million in connection
therewith. Lehman Brothers Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is the Arranger and Syndication Agent under the Senior Credit Facilities. See "Certain Relationships and Related Transactions".

                              Alt-4

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                            AVAILABLE INFORMATION

   Holdings has filed with the Commission a Registration Statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Holdings' public filings are also available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                              Alt-5

               [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY U.S. UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              TABLE OF CONTENTS

                                                      PAGE
                                                    --------
Prospectus Summary.................................      3
Risk Factors.......................................     11
Use of Proceeds....................................     19
Dilution ..........................................     19
Dividend Policy ...................................     20
Capitalization.....................................     20
Unaudited Pro Forma Condensed Consolidated
 Financial Information.............................     21
Selected Financial Information.....................     28
Management's Discussion and Analysis of
 Financial Condition and Results of Operations ....     29
Business...........................................     38
Certain Relationships and Related Transactions ....     56
Management.........................................     58
Ownership of Capital Stock.........................     65
Description of Certain Indebtedness................     66
Description of Capital Stock.......................     70
Shares Eligible for Future Sale ...................     71
Certain United States Federal Tax Considerations  .     72
Underwriting.......................................     74
Available Information .............................     77
Legal Matters......................................     78
Experts ...........................................     78
Index to Financial Statements .....................    F-1

UNTIL    , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THE COMMON STOCK
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                      Shares

                          [L-3 COMMUNICATIONS LOGO]

                              L-3 COMMUNICATIONS
                                HOLDINGS, INC.

                                 COMMON STOCK

                                  PROSPECTUS
                                      , 1998

                               LEHMAN BROTHERS

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 DESCRIPTION                                                   AMOUNT
-----------------------------------------------------------  ---------
Securities and Exchange Commission registration fee  .......  $29,500
National Association of Securities Dealers, Inc. filing fee    10,500
New York Stock Exchange listing application fee  ...........     *
Legal fees and expenses ....................................     *
Accounting fees and expenses ...............................     *
Printing and engraving fees and expenses ...................     *
Blue Sky fees and expenses .................................     *
Transfer Agent fees and expenses............................     *
Miscellaneous expenses......................................     *
                                                             ---------
 Total......................................................     *
                                                             =========


------------
* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

     (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

     (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

     (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by
    (i) and (ii) above; and

     (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

   In addition to the indemnification provisions of the DGCL described above, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall, to the fullest extent permitted by the DGCL, (i) indemnify its officers and directors and (ii) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

   The Registrant's Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case-by-case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

    The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.

   The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction for which the director derived an improper personal benefit.

   The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   Since April 30, 1997, Holdings has sold unregistered securities in the amounts, at the times and for the aggregate amounts of consideration listed below. The securities were sold directly by Holdings and did not involve any underwriter. Holdings considers these securities to have been offered and sold in transactions not involving any public offering and, therefore, to be exempted from registration under Section 4(2) of the Securities Act. The following assumes the conversion of Class B Common Stock into Common Stock which will occur upon the consummation of the Common Stock Offering.

   On April 30, 1997, Holdings issued 10,020,000 shares of Common Stock to the Lehman Partnership and 6,980,000 shares of Common Stock to Lockheed Martin for aggregate consideration of $109,990,000. On April 30, 1997, Holdings issued 1,500,000 shares of Common Stock to each of Messrs. Lanza and LaPenta for aggregate consideration of $15,000,000. Of such shares, 226,000 shares have been repurchased by Holdings.

   On December 19, 1997, Holdings issued 226,000 shares of Common Stock to 21 management investors for aggregate consideration of $1,462,220.

 ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits:

   The following exhibits are filed pursuant to Item 601 of Regulation S-K.

  EXHIBIT NO.                                       DESCRIPTION OF EXHIBIT
---------------  --------------------------------------------------------------------------------------------
      *1.1       Form of U.S. Underwriting Agreement among L-3 Communications Holdings, Inc. and the U.S.
                 Underwriters named therein.
      *1.2       Form of International Underwriting Agreement among Holdings and the International Managers named therein.
      *3.1       Certificate of Incorporation.
      *3.2       By-Laws.
      *4.1       Form of Common Stock Certificate.
      *5         Opinion of Simpson Thacher & Bartlett.
     *10.1       Credit Agreement, dated as of April 30, 1997 among L-3 Communications Corporation and lenders named therein, as amended.
     *10.2       Indenture dated as of April 30, 1997 between L-3 Communications Corporation and The Bank of
                 New York, as Trustee.
     *10.3       Stockholders' Agreement between L-3 Communications Holdings, Inc. and the stockholders parties thereto.
     *10.4       Transaction Agreement dated as of March 28, 1997, as amended, among Lockheed Martin
                 Corporation, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert V. LaPenta
                 and L-3 Communications Holdings, Inc.
     *10.5       Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3 Communications
                 Holdings, Inc.
     *10.51      Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3 Communications
                 Holdings, Inc.
     *10.6       Lease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., L-3
                 Communications Corporation and KSL, Division of Bonneville International.
     *10.61      Lease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, L-3 Communications
                 Corporation and Unisys Corporation.
     *10.62      Sublease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., L-3
                 Communications Corporation and Unisys Corporation.
     *10.7       Limited Noncompetition Agreement dated April 30, 1997 between Lockheed Martin Corporation and L-3 Communications Corporation.
     *10.8       Asset Purchase Agreement dated as of December 19, 1997 between L-3 Communications
                 Corporation and California Microwave, Inc.
     *10.9       Form of Stock Option Agreement for Employee Options.
     *10.10      L-3 Communications Corporation Pension Plan.
     *23.1       Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5 hereto).
      23.2       Consent of Coopers & Lybrand L.L.P., independent certified public accountants.
      23.3       Consent of Ernst & Young LLP, independent certified public accountants.
      23.31      Consent of Ernst & Young LLP, independent certified public accountants.
      23.4       Consent of KPMG Peat Marwick LLP, independent certified public accountants.
      24         Powers of Attorney.

------------
* To be provided by amendment.

    (b) Financial Statement Schedules

     Not applicable.

ITEM 17. UNDERTAKINGS.

   (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused the Registration Statement or amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, on February 27, 1998.

                                          L-3 COMMUNICATIONS HOLDINGS, INC.
                                          By:         *
                                              -------------------------------
                                              Chief Executive Officer and
                                              Chairman of the Board of
                                              Directors

   Pursuant to the requirements of the Securities Act, the Registration Statement has been signed on the 27th day of February, 1998 by the following persons in the capacities indicated:

             SIGNATURE                                          TITLE
----------------------------------   ----------------------------------------------------------

                 *
 ----------------------------------  Chairman, Chief Executive Officer and Director (Principal
           Frank C. Lanza            Executive Officer)

                 *
 ----------------------------------  President, Chief Financial Officer (Principal Financial
          Robert V. LaPenta          Officer) and Director

                 *
 ----------------------------------  Vice President--Finance and Controller (Principal
        Michael T. Strianese         Accounting Officer)

                 *
 ----------------------------------
           David J. Brand            Director

                 *
 ----------------------------------
         Thomas A. Corcoran          Director

                 *
 ----------------------------------
          Alberto M. Finali          Director

                 *
 ----------------------------------
           Eliot M. Fried            Director

                 *
 ----------------------------------
        Frank H. Menaker, Jr.        Director

                 *
 ----------------------------------
          Robert B. Millard          Director

                 *
 ----------------------------------
          John E. Montague           Director

                 *
 ----------------------------------
         Alan H. Washkowitz          Director

By: /s/ Christopher C. Cambria
 ----------------------------------
          Attorney-in-Fact


                              POWER OF ATTORNEY

   We, the undersigned directors and officers of L-3 Communications Holdings Inc., do hereby constitute and appoint Michael T. Strianese, Christopher C. Cambria and David J. Brand, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 27th day of February, 1998 by the following persons in the capacities indicated:

           SIGNATURE                                       TITLE
-----------------------------   ----------------------------------------------------------

      /s/ Frank C. Lanza
 -----------------------------  Chairman, Chief Executive Officer and Director (Principal
         Frank C. Lanza         Executive Officer)

     /s/ Robert V. LaPenta
 -----------------------------  President, Chief Financial Officer (Principal Financial
       Robert V. LaPenta        Officer) and Director

   /s/ Michael T. Strianese
 -----------------------------  Vice President--Finance and Controller (Principal
      Michael T. Strianese      Accounting Officer)

      /s/ David J. Brand
 -----------------------------
         David J. Brand         Director

    /s/ Thomas A. Corcoran
 -----------------------------
       Thomas A. Corcoran       Director

     /s/ Albert M. Finali
 -----------------------------
        Albert M. Finali        Director

      /s/ Eliot M. Fried
 -----------------------------
         Eliot M. Fried         Director

  /s/ Frank H. Menaker, Jr.
 -----------------------------
     Frank H. Menaker, Jr.      Director

     /s/ Robert B. Millard
 -----------------------------
       Robert B. Millard        Director

     /s/ John E. Montague
 -----------------------------
        John E. Montague        Director

    /s/ Alan H. Washkowitz
 -----------------------------
       Alan H. Washkowitz       Director

                                EXHIBIT INDEX

  EXHIBIT NO.                                       DESCRIPTION OF EXHIBIT
---------------  --------------------------------------------------------------------------------------------
      *1.1       Form of U.S. Underwriting Agreement among L-3 Communications Holdings, Inc. and the U.S.
                 Underwriters named therein.
      *1.2       Form of International Underwriting Agreement among Holdings and the International Managers named therein.
      *3.1       Certificate of Incorporation.
      *3.2       By-Laws.
      *4.1       Form of Common Stock Certificate.
      *5         Opinion of Simpson Thacher & Bartlett.
     *10.1       Credit Agreement, dated as of April 30, 1997 among L-3 Communications Corporation and lenders named therein, as amended.
     *10.2       Indenture dated as of April 30, 1997 between L-3 Communications Corporation and The Bank of
                 New York, as Trustee.
     *10.3       Stockholders' Agreement between L-3 Communications Holdings, Inc. and the stockholders parties thereto.
     *10.4       Transaction Agreement dated as of March 28, 1997, as amended, among Lockheed Martin
                 Corporation, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert V. LaPenta
                 and L-3 Communications Holdings, Inc.
     *10.5       Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3 Communications
                 Holdings, Inc.
     *10.51      Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3 Communications
                 Holdings, Inc.
     *10.6       Lease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., L-3
                 Communications Corporation and KSL, Division of Bonneville International.
     *10.61      Lease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, L-3 Communications
                 Corporation and Unisys Corporation.
     *10.62      Sublease dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., L-3
                 Communications Corporation and Unisys Corporation.
     *10.7       Limited Noncompetition Agreement dated April 30, 1997 between Lockheed Martin Corporation and L-3 Communications Corporation.
     *10.8       Asset Purchase Agreement dated as of December 19, 1997 between L-3 Communications
                 Corporation and California Microwave, Inc.
     *10.9       Form of Stock Option Agreement for Employee Options.
     *10.10      L-3 Communications Corporation Pension Plan.
     *23.1       Consent of Simpson Thacher & Bartlett (included as part of its opinion filed as Exhibit 5 hereto).
      23.2       Consent of Coopers & Lybrand L.L.P., independent certified public accountants.
      23.3       Consent of Ernst & Young LLP, independent certified public accountants.
      23.31      Consent of Ernst & Young LLP, independent certified public accountants.
      23.4       Consent of KPMG Peat Marwick LLP, independent certified public accountants.
      24         Powers of Attorney (included in signature page).

------------
* To be provided by amendment.